                            Free Writing Prospectus
                           Filed Pursuant to Rule 433
                    Registration Statement Number 333-127233



                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
-------------------------------------------------------------------------------

                               ABS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[708,717,000] (APPROXIMATE)
                                      OWNIT
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                  SERIES 2006-1


               CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC
                                     SPONSOR

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                          OWNIT MORTGAGE SOLUTIONS INC.
                                   ORIGINATOR


                            LITTON LOAN SERVICING LP
                                    SERVICER


                                JANUARY 10, 2006

-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
-------------------------------------------------------------------------------

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-127233) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
-------------------------------------------------------------------------------

                                   TERM SHEET
                                JANUARY 10, 2006
                                      OWNIT
             MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2006-1
                        $[708,717,000] (APPROXIMATE) (1)
                               SUBJECT TO REVISION

-----------------------------------------------------------------------------------------------------------------------------
                                                                          PAYMENT                                  EXPECTED
                        APPROX                            WAL (YRS)       WINDOW           PAYMENT    INTEREST      FINAL
        CLASS          SIZE (1)             COUPON        (CALL (5)/    (CALL (5)/          DELAY    ACCRUAL(2)    MATURITY
                                                          MATURITY)      MATURITY)                                   (5)
-----------------------------------------------------------------------------------------------------------------------------
     CLASS AV        $225,230,000     LIBOR + [ ]                                  Information Not Provided Hereby
                                       (3), (4)
-----------------------------------------------------------------------------------------------------------------------------
     CLASS AF-1      $182,501,000    Fixed (3), (4)     1.00 / 1.00     1 - 21 / 1 - 21       24     30/360         Oct-07
-----------------------------------------------------------------------------------------------------------------------------
     CLASS AF-2      $112,569,000    Fixed (3), (4)     2.28 / 2.28     21 - 36 / 21 - 36     24     30/360         Jan-09
-----------------------------------------------------------------------------------------------------------------------------
     CLASS AF-3      $  8,521,000    Fixed (3), (4)     4.84 / 4.84     36 - 69 / 36 - 69     24     30/360         Oct-11
-----------------------------------------------------------------------------------------------------------------------------
     CLASS AF-4      $ 33,732,000    Fixed (3), (4)     5.80 / 6.85     53 - 74 / 53 - 143    24     30/360         Mar-12
-----------------------------------------------------------------------------------------------------------------------------
      CLASS M-1      $ 23,938,000    LIBOR + [ ]        4.75 / 5.23     48 - 74 / 48 - 148     0     Actual/360     Mar-12
                                           (3), (4)
-----------------------------------------------------------------------------------------------------------------------------
      CLASS M-2      $ 23,213,000    LIBOR + [ ]        4.58 / 5.04     45 - 74 / 45 - 142     0     Actual/360     Mar-12
                                           (3), (4)
-----------------------------------------------------------------------------------------------------------------------------
      CLASS M-3      $ 14,145,000    LIBOR + [ ]        4.48 / 4.93     43 - 74 / 43 - 136     0     Actual/360     Mar-12
                                           (3), (4)
-----------------------------------------------------------------------------------------------------------------------------
      CLASS M-4      $ 12,694,000    LIBOR + [ ]        4.43 / 4.86     42 - 74 / 42 - 131     0     Actual/360     Mar-12
                                           (3), (4)
-----------------------------------------------------------------------------------------------------------------------------
      CLASS M-5      $ 12,694,000    LIBOR + [ ]        4.39 / 4.81     41 - 74 / 41 - 126     0     Actual/360     Mar-12
                                           (3), (4)
-----------------------------------------------------------------------------------------------------------------------------
      CLASS M-6      $ 12,331,000    LIBOR + [ ]        4.35 / 4.75     40 - 74 / 40 - 121     0     Actual/360     Mar-12
                                           (3), (4)
-----------------------------------------------------------------------------------------------------------------------------
      CLASS B-1      $ 13,782,000    Fixed (3), (4)     4.32 / 4.68     39 - 74 / 39 - 115    24     30/360         Mar-12
-----------------------------------------------------------------------------------------------------------------------------
    CLASS B-2 (7)    $ 11,606,000    Fixed (3), (4)                     Information Not Provided Hereby
-----------------------------------------------------------------------------------------------------------------------------
    CLASS B-3 (7)    $  7,616,000    Fixed (3), (4)                     Information Not Provided Hereby
-----------------------------------------------------------------------------------------------------------------------------
    CLASS B-4 (7)    $  6,891,000    Fixed (3), (4)                     Information Not Provided Hereby
-----------------------------------------------------------------------------------------------------------------------------
    CLASS B-5 (7)    $  7,254,000    Fixed (3), (4)                     Information Not Provided Hereby
-----------------------------------------------------------------------------------------------------------------------------
       TOTAL:        $708,717,000
-----------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------
                     STATED          EXPECTED
                     FINAL           RATINGS
        CLASS        MATURITY       (MOODY'S /
                       (6)             S&P)
---------------------------------------------------
     CLASS AV         Dec-36        Aaa / [AAA]

----------------------------------------------------
     CLASS AF-1       Dec-36        Aaa / [AAA]
----------------------------------------------------
     CLASS AF-2       Dec-36        Aaa / [AAA]
----------------------------------------------------
     CLASS AF-3       Dec-36        Aaa / [AAA]
----------------------------------------------------
     CLASS AF-4       Dec-36        Aaa / [AAA]
----------------------------------------------------
      CLASS M-1       Dec-36        Aa1 / [AA+]

----------------------------------------------------
      CLASS M-2       Dec-36        Aa2 / [AA+]

----------------------------------------------------
      CLASS M-3       Dec-36        Aa3 / [AA+]

----------------------------------------------------
      CLASS M-4       Dec-36        A1 / [AA+]

----------------------------------------------------
      CLASS M-5       Dec-36        A2 / [AA+]

----------------------------------------------------
      CLASS M-6       Dec-36        A3 / [AA+]

----------------------------------------------------
      CLASS B-1       Dec-36        Baa1 / [AA]
----------------------------------------------------
    CLASS B-2 (7)     Dec-36        Baa2 / [AA-]
----------------------------------------------------
    CLASS B-3 (7)     Dec-36        Baa3/ [A]
----------------------------------------------------
    CLASS B-4 (7)     Dec-36        Ba1/ [BBB+]
----------------------------------------------------
    CLASS B-5 (7)     Dec-36        Ba2 / [BBB-]
----------------------------------------------------
       TOTAL:
----------------------------------------------------


(1) The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The Offered Certificates will be priced to the Optional Termination Date. The Class AV Certificates and the Mezzanine Certificates will settle flat. The Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates and the Subordinate Certificates will settle with accrued interest, beginning on January 1, 2006.

(3) The pass-through rate on the Class AF-1, Class AF-2, Class AF-3, Class AF-4 and Subordinate Certificates will increase by 0.50% on the first Distribution Date after the first possible Optional Termination Date. The certificate margin on the Class AV Certificates will equal 2.0 times its original certificate margin on the first Distribution Date after the first possible Optional Termination Date. The certificate margin on each class of the Mezzanine Certificates will equal 1.5 times its original certificate margin on the first Distribution Date after the first possible Optional Termination Date.

(4) The Certificates will be subject to the applicable rate cap as described herein.

(5) The Certificates will be priced at 20% HEP for the fixed rate collateral and 100% PPC for the adjustable rate collateral, which assumes 2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR, from month 23 to month 27, and 35% CPR in month 28 and thereafter). Assumes 10% optional termination occurs.

(6)      Latest maturity date for any mortgage loan plus one year.

(7) The Subordinate Certificates (other than the Class B-1 Certificates) will be privately placed and will not be offered pursuant to the prospectus. Information presented herein for the Subordinate Certificates (other than the Class B-1 Certificates) is solely to assist purchasers of the Offered Certificates.

-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
-------------------------------------------------------------------------------

                                    CONTACTS


MERRILL LYNCH
-------------
MBS/ABS TRADING/SYNDICATE
-------------------------
Scott Soltas                            212-449-3659           scott_soltas@ml.com
Charles Sorrentino                      212-449-3659           charles_sorrentino@ml.com
Colin Sheen                             212-449-3659           colin_sheen@ml.com
Charles Macintosh                       212-449-3659           charles_macintosh@ml.com
Gregory Ikhilov                         212-449-3659           gregory_ikhilov@ml.com
Roger Ashworth                          212-449-3659           roger_ashworth@ml.com
Edgar Seah                              +81 3 6225 7803        edgar_seah@ml.com

GLOBAL ASSET BACKED FINANCE
---------------------------
Matt Whalen                             212-449-0752           matthew_whalen@ml.com
Paul Park                               212-449-6380           paul_park@ml.com
Tim Loughlin                            212-449-1646           timothy_loughlin@ml.com
Tom Saywell                             212-449-2122           tom_saywell@ml.com
Alan Chan                               212-449-8140           alan_chan@ml.com
Fred Hubert                             212-449-5071           fred_hubert@ml.com
Alice Chu                               212-449-1701           alice_chu@ml.com
Sonia Lee                               212-449-5067           sonia_lee@ml.com
Keith Singletary                        212-449-9431           keith_singletary@ml.com
Calvin Look                             212-449-5029           calvin_look@ml.com
Yimin Ge                                212-449-9401           yimin_ge@ml.com
Hoi Yee Leung                           212-449-1901           hoiyee_leung@ml.com
Mark Dereska                            212-449-1008           mark_dereska@ml.com


RATING AGENCIES
---------------

MOODYS
Jason Shi                               201-915-8795           shuisheng.shi@moodys.com

STANDARD & POORS
Rasool Alizadeh                         212-438-3136           rasool_alizadeh@standardandpoors.com


-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
-------------------------------------------------------------------------------

TITLE OF CERTIFICATES       Ownit Mortgage Loan Asset-Backed Certificates Series
                            2006-1, consisting of:

                            - the Class AV Certificates (the "Group I Senior Certificates"), the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates (the "Group II Senior Certificates").

                            - the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (the "Mezzanine Certificates")

                            - the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (the "Subordinate Certificates")

                            The Group I Senior Certificates and the Group II Senior Certificates are collectively known as the "Senior Certificates" or the "Class A
                            Certificates".

                            The Class A Certificates, the Mezzanine
                            Certificates and the Class B-1 Certificates are collectively known as the "Offered Certificates".

                            The Group I Senior Certificates are backed by the Group I Mortgage Loans (as defined herein).

                            The Group II Senior Certificates are backed by the Group II Mortgage Loans (as defined herein).

LEAD MANAGER                Merrill Lynch, Pierce, Fenner & Smith Incorporated

DEPOSITOR                   Merrill Lynch Mortgage Investors, Inc.

SPONSOR                     Credit-Based Asset Servicing and Securitization LLC
                            ("C-BASS")

ORIGINATOR                  OwnIt Mortgage Solutions Inc.

SERVICER Litton Loan Servicing LP, an indirect subsidiary of the Sponsor.

TRUSTEE                     JPMorgan Chase Bank, N.A.

CUSTODIAN:                  The Bank of New York

CUT-OFF DATE                January 1, 2006

PRICING DATE                On or about January 12, 2006

CLOSING DATE                On or about January 30, 2006

DISTRIBUTION DATES          Distribution of principal and interest on the
                            Certificates will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in February 2006.

PAYMENT DELAY               With respect to the Senior Certificates (other than
                            the Class AV Certificates) and the Subordinate
                            Certificates, 24 days. With respect to the Class AV
                            Certificates and the Mezzanine Certificates, 0 days.

-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
-------------------------------------------------------------------------------

DAY COUNT                   With respect to the Group II Senior Certificates and
                            the Subordinate Certificates, 30/360. With respect to the Class AV Certificates and the Mezzanine
                            Certificates, Actual/360.

ERISA CONSIDERATIONS        The Senior Certificates will be ERISA eligible as of
                            the Closing Date. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan's acquisition and ownership of such Certificates.

LEGAL INVESTMENT            The Offered Certificates will not constitute
                            "mortgage-related securities" for the purposes of SMMEA.

TAX STATUS                  For federal income tax purposes, the Trust Fund will
                            include two or more segregated asset pools, with respect to which elections will be made to treat each as a "real estate mortgage investment conduit"
                            ("REMIC").

OPTIONAL                    Any Distribution Date on which the aggregate
TERMINATION DATE            principal balance of the Mortgage Loans is 10% or
                            less than the aggregate Cut-off Date principal balance of the Mortgage Loans.

MONTHLY SERVICER            The Servicer is required to advance at least one
ADVANCES                    business day prior to each Distribution Date
                            scheduled principal and interest (net of the Servicing Fee) that were due during the related collection period that are not received by the related determination date until it deems such advance to be non-recoverable. The Servicer will not make any principal advances on REO properties and is not required to make any principal advances with respect to second lien mortgage loans. The Servicer is not obligated to make any advance with respect to a reduction in the monthly payment due to bankruptcy proceedings or the application of the Servicemembers
                            Civil Relief Act (the "Relief Act") or similar state laws. With respect to balloon loans as to which the balloon payment is not made when due, the Servicer will be required to advance an amount equal to the assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for such balloon loan.


-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
-------------------------------------------------------------------------------

MORTGAGE LOANS              The Mortgage Loans consist of 3,178 conforming and
                            non-conforming, fixed rate and adjustable rate, conventional closed-end Mortgage Loans with an aggregate principal balance of approximately
                            $725,406,950, secured by 1st and 2nd lien, level pay and balloon mortgages on primarily 1-4 family properties and will be serviced by Litton Loan
                            Servicing LP. The collateral information presented in this term sheet regarding the Mortgage Pool is as of January 1, 2006. The information regarding the mortgage loans is based on the principal balance of the mortgage loans as of the cut-off date assuming the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date. It is possible that principal prepayments in part or in full may occur between the cut-off date and the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may not be included in the final mortgage loan pool due to prepayments in full, or as a result of not meeting the eligibility requirements for the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented herein, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus
                            5.0% from the cut-off pool of mortgage loans described in this free writing prospectus. Please see collateral tables herein for additional information.

                            The Mortgage Pool will be divided into two groups:

                            o  Group I Mortgage Loans will consist of
                               approximately 1,744 fixed and adjustable rate Mortgage Loans with an aggregate principal balance of approximately $290,432,736 and with principal balances at origination that conform to principal balance limits of Freddie Mac.

                            o  Group II Mortgage Loans will consist of
                               approximately 1,434 fixed and adjustable rate Mortgage Loans with an aggregate principal balance of approximately $434,974,214 and with principal balances at origination that may or may not conform to principal balance limits of Freddie Mac.

TOTAL DEAL SIZE             Approximately $708,717,000.

ADMINISTRATIVE FEES         The Servicer will be paid a servicing fee
                            aggregating 0.50% per annum (payable monthly) on the stated principal balance of the Mortgage Loans. The
                            Trustee will be paid fees aggregating approximately
                            0.0025% per annum (payable monthly) on the stated principal balance of the Mortgage Loans.

CREDIT ENHANCEMENTS         1.  Excess interest
                            2.  Over-Collateralization
                            3.  Subordination

EXCESS INTEREST             Excess interest cashflow will be available as credit
                            enhancement.


-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
-------------------------------------------------------------------------------

OVER-                       On any Distribution Date, the over-collateralization
COLLATERALIZATION           amount (the "O/C Amount") will equal the excess, if
AMOUNT                      any, of (x) the aggregate principal balance of the
                            Mortgage Loans as of the last day of the related collection period over (y) the aggregate certificate principal balance of all classes of Senior
                            Certificates, Mezzanine Certificates and the
                            Subordinate Certificates (after taking into account all distributions of principal on such Distribution
                            Date). On the Cut-Off Date, the O/C Amount will equal approximately 2.30% of the aggregate principal balance of the Mortgage Loans. To the extent the O/C
                            Amount is reduced below the O/C Target Amount (i.e.,
                            2.30% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date), excess cashflow will be directed to build O/C until the O/C
                            Target Amount is restored.
                            Initial: Approximately 2.30% of Cut-Off Date balance
                            Target: 2.30% of Cut-Off Date balance before stepdown, 4.60% of current balance after stepdown
                            Floor: 0.50% of Cut-Off Date balance

                            (PRELIMINARY AND SUBJECT TO REVISION)



SUBORDINATION(1)             CLASSES     RATING (M/S)    SUBORDINATION
                             -------     ------------    -------------
                            Class A       Aaa / [AAA]        22.45%
                            Class M-1     Aa1 / [AA+]        19.15%
                            Class M-2     Aa2 / [AA+]        15.95%
                            Class M-3     Aa3 / [AA+]        14.00%
                            Class M-4     A1 / [AA+]         12.25%
                            Class M-5     A2 / [AA+]         10.50%
                            Class M-6     A3 / [AA+]          8.80%
                            Class B-1     Baa1 / [AA]         6.90%
                            Class B-2     Baa2 / [AA-]        5.30%
                            Class B-3     Baa3 / [A]          4.25%
                            Class B-4     Ba1 / [BBB+]        3.30%
                            Class B-5     Ba2 / [BBB-]        2.30%

(1) The subordination includes the initial O/C amount of 2.30%.

CLASS SIZES                  CLASSES      RATING (M/S)   CLASS SIZES
                             -------      ------------   -----------
                            Class A        Aaa / [AAA]      77.55%
                            Class M-1      Aa1 / [AA+]       3.30%
                            Class M-2      Aa2 / [AA+]       3.20%
                            Class M-3      Aa3 / [AA+]       1.95%
                            Class M-4      A1 / [AA+]        1.75%
                            Class M-5      A2 / [AA+]        1.75%
                            Class M-6      A3 / [AA+]        1.70%
                            Class B-1      Baa1 / [AA]       1.90%
                            Class B-2      Baa2 / [AA-]      1.60%
                            Class B-3      Baa3 / [A]        1.05%
                            Class B-4      Ba1 / [BBB+]      0.95%
                            Class B-5      Ba2 / [BBB-]      1.00%

-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
-------------------------------------------------------------------------------


INTEREST ACCRUAL            Interest will accrue on the Certificates at the
                            applicable Pass-Through Rate.

                            o The first accrual period for the Group II Senior Certificates and the Subordinate Certificates will begin on January 1, 2006 and end on January 30, 2006. Interest in respect of a Distribution Date will accrue on such Certificates from and including the first day of the calendar month preceding that Distribution Date up to and including the last day of such month, on a 30/360 basis.

                            o Interest on the Group I Senior Certificates and the Mezzanine Certificates, will accrue initially from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the applicable Distribution Date on an Actual/360 basis.

REALIZED LOSSES             Losses resulting from the liquidation of defaulted
                            mortgage loans will first be applied to excess interest, if any, and will then reduce the level of the O/C amount. If there is no excess interest and no O/C amount, such losses will be allocated to the Mezzanine Certificates and the Subordinate
                            Certificates in reverse order of seniority as follows: to Class B-5, Class B-4, Class B-3, Class
                            B-2, Class B-1, Class M-6, Class M-5, Class M-4,
                            Class M-3, Class M-2 and Class M-1. Realized Losses will not be allocated to the Senior Certificates.

SPECIAL HAZARD LOSSES       Special Hazard Losses are generally Realized Losses
                            that result from direct physical damage to mortgaged properties caused by natural disasters and other hazards (i) which are not covered by hazard insurance policies (such as earthquakes) and (ii) for which claims have been submitted and rejected by the related hazard insurer and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. Special Hazard Losses will be allocated as described above, except that if the aggregate amount of such losses, as of any date of determination, exceeds the greatest of (i)
                            [1.00%] of the principal balance of the Mortgage
                            Loans as of the Cut-off Date, (ii) two times the amount of the principal balance of the largest
                            Mortgage Loan and (iii) an amount equal to the aggregate principal balances of the Mortgage Loans in the largest zip-code concentration in the State of California, such excess losses will be allocated among all the outstanding classes (other than the Class A Certificates), pro rata, based on their respective Certificate Principal Balances.

PREPAYMENT INTEREST         For any Distribution Date, an amount equal to the
SHORTFALL                  interest at the mortgage interest rate for such
                            Mortgage Loan (the "Mortgage Interest Rate") (net of the related Servicing Fee) on the amount of such principal prepayment in full for the number of days commencing on the date on which the principal prepayment in full is applied and ending on the last day of the prior calendar month. The Servicer will cover Prepayment Interest Shortfalls on Mortgage
                            Loans to the extent that this amount does not exceed one-half of its servicing fee for such Distribution
                            Date. Notwithstanding the foregoing, the Servicer will not cover Prepayment Interest Shortfalls on second lien mortgage loans or shortfalls relating to principal prepayments in part.

-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
-------------------------------------------------------------------------------

PASS-THROUGH RATES          o  On each Distribution Date, for the Class AF-1
                               Class AF-2, Class AF-3 and Class AF-4
                               Certificates, interest will accrue at a fixed rate equal to the least of (x) for any Distribution Date which occurs prior to the first
                               Distribution Date after the first possible
                               Optional Termination Date, their respective fixed rate coupons and beginning on the first
                               Distribution Date after the first possible
                               Optional Termination Date, the respective fixed rate coupons plus 0.50%, (y) the Group II Net WAC
                               Cap and (z) the Group II Maximum Rate Cap.

                            o The Class AV Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the "Class AV Margin"), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus
                               2.0 times the Class AV Margin, (y) the Group I Net WAC Cap and (z) the Group I Maximum Rate Cap.

                            o The Class M-1 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the "Class M-1 Margin"), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus
                               1.5 times the Class M-1 Margin, (y) the
                               Subordinate Net WAC Cap and (z) the Subordinate Maximum Rate Cap.

                            o The Class M-2 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the "Class M-2 Margin"), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus
                               1.5 times the Class M-2 Margin, (y) the
                               Subordinate Net WAC Cap and (z) the Subordinate Maximum Rate Cap.

                            o The Class M-3 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the "Class M-3 Margin"), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus
                               1.5 times the Class M-3 Margin, (y) the
                               Subordinate Net WAC Cap and (z) the Subordinate Maximum Rate Cap.

-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
-------------------------------------------------------------------------------

                            o The Class M-4 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the "Class M-4 Margin"), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus
                               1.5 times the Class M-4 Margin, (y) the
                               Subordinate Net WAC Cap and (z) the Subordinate Maximum Rate Cap.

                            o The Class M-5 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the "Class M-5 Margin"), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus
                               1.5 times the Class M-5 Margin, (y) the
                               Subordinate Net WAC Cap and (z) the Subordinate Maximum Rate Cap.

                            o The Class M-6 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the "Class M-6 Margin"), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus
                               1.5 times the Class M-6 Margin, (y) the
                               Subordinate Net WAC Cap and (z) the Subordinate Maximum Rate Cap.

                            o On each Distribution Date for the Class B-1 Certificates, interest will accrue at a fixed rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, its fixed rate coupon and beginning on the first Distribution Date after the first possible Optional Termination Date, its fixed rate coupon plus 0.50%, (y) the Subordinate Net WAC Cap and (z) the Subordinate Maximum Rate Cap.

                            o On each Distribution Date for the Class B-2 Certificates, interest will accrue at a fixed rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, its fixed rate coupon and beginning on the first Distribution Date after the first possible Optional Termination Date, its fixed rate coupon plus 0.50%, (y) the Subordinate Net WAC Cap and (z) the Subordinate Maximum Rate Cap.

                            o On each Distribution Date for the Class B-3 Certificates, interest will accrue at a fixed rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, its fixed rate coupon and beginning on the first Distribution Date after the first possible Optional Termination Date, its fixed rate coupon plus 0.50%, (y) the Subordinate Net WAC Cap and (z) the Subordinate Maximum Rate Cap.

                            o On each Distribution Date for the Class B-4 Certificates, interest will accrue at a fixed rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, its fixed rate coupon and beginning on the first Distribution Date after the first possible Optional Termination Date, its fixed rate coupon plus 0.50%, (y) the Subordinate Net WAC Cap and (z) the Subordinate Maximum Rate Cap.

-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
-------------------------------------------------------------------------------

                            o On each Distribution Date for the Class B-5 Certificates, interest will accrue at a fixed rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, its fixed rate coupon and beginning on the first Distribution Date after the first possible Optional Termination Date, its fixed rate coupon plus 0.50%, (y) the Subordinate Net WAC Cap and (z) the Subordinate Maximum Rate Cap.

GROUP I MAXIMUM RATE CAP    The Group I Maximum Rate Cap for any Distribution
                            Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest that would have accrued on the Group I Mortgage Loans at their maximum lifetime mortgage interest rates for the related accrual period, net of Administrative
                            Fees and (y) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the applicable accrual period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period. Any interest shortfall due to the Group I Maximum Rate
                            Cap will not be reimbursed.

GROUP I NET WAC CAP         The Group I Net WAC Cap for any Distribution Date
                            will be a per annum rate equal to 12 times the quotient of (x) the total interest accrued on the Group I Mortgage Loans for the related accrual period, net of Administrative Fees and (y) the aggregate principal balance of the Group I Mortgage
                            Loans as of the first day of the applicable accrual period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

GROUP II MAXIMUM RATE CAP   The Group II Maximum Rate Cap for any Distribution
                            Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest that would have accrued on the Group II Mortgage Loans at their maximum lifetime mortgage interest rates for the related accrual period, net of Administrative
                            Fees and (y) the aggregate principal balance of the Group II Mortgage Loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and twelve 30-day months.
                            Any interest shortfall due to the Group II Maximum
                            Rate Cap will not be reimbursed.

GROUP II NET WAC CAP        The Group II Net WAC Cap for any Distribution Date
                            will be a per annum rate equal to 12 times the quotient of (x) the total interest accrued on the Group II Mortgage Loans for the related accrual period, net of Administrative Fees and (y) the aggregate principal balance of the Group II Mortgage
                            Loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and twelve 30-day months.

SUBORDINATE                 The Subordinate Maximum Rate Cap for any
MAXIMUM RATE CAP            Distribution Date with respect to the Mezzanine
                            Certificates, will equal the weighted average of the Group I Maximum Rate Cap and the Group II Maximum
                            Rate Cap (expressed on the basis of an assumed
                            360-day year and the actual number of days elapsed during the related accrual period), weighted on the basis of the Group I Subordinate Amount and the Group II Subordinate Amount, respectively. The
                            Subordinate Maximum Rate Cap for any Distribution
                            Date with respect to the Subordinate Certificates, will equal the weighted average of the Group I
                            Maximum Rate Cap (expressed on the basis of an assumed 360-day year and twelve 30-day months) and the Group II Maximum Rate Cap, weighted on the basis of the Group I Subordinate Amount and the Group II
                            Subordinate Amount, respectively. Any interest shortfall due to the Subordinate Maximum Rate Cap will not be reimbursed.

-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
-------------------------------------------------------------------------------

SUBORDINATE NET WAC CAP     The Subordinate Net WAC Cap for any Distribution
                            Date with respect to the Mezzanine Certificates, will equal the weighted average of the Group I Net
                            WAC Cap and the Group II Net WAC Cap (expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period), weighted on the basis of the Group I
                            Subordinate Amount and the Group II Subordinate
                            Amount, respectively. The Subordinate Net WAC Cap for any Distribution Date with respect to the Subordinate Certificates, will equal the weighted average of the Group I Net WAC Cap (expressed on the basis of an assumed 360-day year and twelve 30-day months) and the Group II Net WAC Cap, weighted on the basis of the Group I Subordinate Amount and the Group II Subordinate Amount, respectively. Any interest shortfall due to the Subordinate Net WAC
                            Cap will not be reimbursed.

MAXIMUM RATE CAP            For the Group I Senior Certificates, the Group I
                            Maximum Rate Cap. For the Group II Senior
                            Certificates, the Group II Maximum Rate Cap. For each of the Mezzanine Certificates and the Subordinate Certificates, the Subordinate Maximum
                            Rate Cap.

NET WAC CAP                 For the Group I Senior Certificates, the Group I Net
                            WAC Cap. For the Group II Senior Certificates, the
                            Group II Net WAC Cap. For each of the Mezzanine
                            Certificates and the Subordinate Certificates, the Subordinate Net WAC Cap.

GROUP I SUBORDINATE AMOUNT  The excess of the aggregate principal amount of the
                            Group I Mortgage Loans over the principal balance of the Group I Senior Certificates.

GROUP II SUBORDINATE AMOUNT The excess of the aggregate principal amount of the
                            Group II Mortgage Loans over the principal balance of the Group II Senior Certificates.

SHORTFALL REIMBURSEMENT     If on any Distribution Date the pass-through rate on
                            any class or classes of Certificates is limited by the applicable Net WAC Cap, the amount of such interest that would have been distributed if the pass-through rate on the related class or classes of Certificates had not been so limited by the Net WAC
                            Cap, up to but not exceeding the applicable Maximum
                            Rate Cap, and the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the related pass-through rate (without regard to the Net WAC Cap) will be carried over to the next Distribution Date until paid (herein referred to as "Carryover"). Such reimbursement will be paid only on a subordinated basis. No Carryover will be paid with respect to a class of Certificates once the principal balance has been reduced to zero.

-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
-------------------------------------------------------------------------------


CAP CONTRACTS               The trust fund will own two one-month LIBOR cap
                            contracts. The first, the "Group I Senior Cap" will benefit the Group I Senior Certificates. The second, the "Mezzanine Cap" will benefit the Mezzanine
                            Certificates. The trust fund will receive a payment under each cap contract with respect to any Distribution Date on which one-month LIBOR (subject to a cap on the relevant cap contract) exceeds the applicable lower collar with respect to such Distribution Date shown in the applicable Cap
                            Contract Schedule appearing herein. Payments received on each cap contract will be available to pay interest to the holders of the respective
                            Certificates, up to the amount of interest shortfalls on such Certificates to the extent attributable to rates in excess of the applicable
                            Net WAC Cap, as described herein.

                            With respect to any Distribution Date, the notional balance of the cap contract will equal the lesser of
                            (i) the notional balance shown in the Cap Contract Schedule appearing herein and (ii) the aggregate outstanding certificate principal balance of the relevant Certificates.


-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
-------------------------------------------------------------------------------

CASHFLOW PRIORITY           1. Repayment of any unreimbursed Servicer advances.
(Preliminary and
Subject to Revision)        2. Administrative Fees.

                            3. Available interest funds from Group I Mortgage
                               Loans, as follows: monthly interest, including any unpaid monthly interest from prior months to the Class AV Certificates, then monthly interest, including any unpaid monthly interest from prior months on a pro rata basis to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates (to the extent not paid from available interest funds from Group II Mortgage Loans). Available interest funds from Group II Mortgage Loans, as follows: monthly interest, including any unpaid monthly interest from prior months on a pro rata basis to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates, then monthly interest, including any unpaid monthly interest from prior months to the Class AV Certificates (to the extent not paid from available interest funds from Group I Mortgage Loans). Then from available interest funds remaining from the Group I Mortgage Loans and Group II Mortgage Loans after interest payments to the Class A Certificates, monthly interest, including any unpaid monthly interest from prior months, to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class B-1 Certificates, then to the Class B-2 Certificates, then to the Class B-3 Certificates, then to the Class B-4 Certificates and then to the Class B-5 Certificates.

                            4. Available principal funds as described under
                               "PRINCIPAL PAYDOWN", as follows: monthly principal to the Class A Certificates, then monthly principal to the Class M-1 Certificates, then monthly principal to the Class M-2 Certificates, then monthly principal to the Class M-3 Certificates, then monthly principal to the Class M-4 Certificates, then monthly principal to the Class M-5 Certificates, then monthly principal to the Class M-6 Certificates, then monthly principal to the Class B-1 Certificates, then monthly principal to the Class B-2 Certificates, then monthly principal to the Class B-3 Certificates, then monthly principal to the Class B-4 Certificates, and then monthly principal to the Class B-5 Certificates.

                            5. Excess interest in the order as described under
                               "PRINCIPAL PAYDOWN" if necessary to restore O/C to the required level.

                            6. Remaining excess interest to pay subordinate
                               principal shortfalls.

                            7. Remaining excess interest to pay Carryover
                               resulting from the imposition of the applicable Net WAC Cap.

                            8. Any remaining amount will be paid in accordance
                               with the Pooling and Servicing Agreement and will not be available for payment to holders of the Senior Certificates, the Mezzanine Certificates or the Subordinate Certificates.


-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
-------------------------------------------------------------------------------


PRINCIPAL PAYDOWN

THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET IF:
i)    The Stepdown Date has occured; and
ii)   A Trigger Event does not exist.

IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS NOT MET:

      (1) The Group I Principal Distribution Percentage of (i) scheduled and unscheduled principal received from the Mortgage Loans and (ii) excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Group I Senior Certificates.
      (2) The Group II Principal Distribution Percentage of (i) scheduled and unscheduled principal received from the Mortgage Loans and (ii) excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Group II Senior Certificates.

      Group I Principal Distribution Percentage means with respect to any Distribution Date, the fraction expressed as a percentage, the numerator of which is the amount of scheduled and unscheduled principal received with respect to Group I Mortgage Loans and distributable on such Distribution Date, and the denominator of which is the amount of scheduled and unscheduled principal received from all of the Mortgage Loans and distributable on such Distribution Date.

      Group II Principal Distribution Percentage means with respect to any Distribution Date, the fraction expressed as a percentage, the numerator of which is the amount of scheduled and unscheduled principal received with respect to Group II Mortgage Loans and distributable on such Distribution Date, and the denominator of which is the amount of scheduled and unscheduled principal received from all of the Mortgage Loans and distributable on such Distribution Date.

      Amounts allocated to the Group II Senior Certificates shall be paid as follows: (i) to the Class AF-4 Certificates in an amount equal to the Class AF-4 Lockout Distribution Amount for that Distribution Date, and then (ii) sequentially to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates, with all amounts paid to the Class AF-1 Certificates until their respective certificate principal balances have each been reduced to zero, thereafter to the Class AF-2 Certificates until its Certificate principal balance has been reduced to zero, thereafter to the Class AF-3 Certificates until its Certificate principal balance has been reduced to zero and thereafter to the Class AF-4 Certificates until its Certificate principal balance has been reduced to zero; provided however, in the event that certificate principal balance of the Mezzanine Certificates and the Subordinate Certificates have been reduced to zero, amounts allocated to the Group II Senior Certificates will be distributed pro-rata by reference to the certificate principal balance of the respective classes of Group II Senior Certificates.

      "Class AF-4 Lockout Distribution Amount" means, for any Distribution Date, the product of (x) the Class AF-4 Lockout Distribution Percentage (as set forth in the underlying table) for that Distribution Date and (y) the Class AF-4 Pro Rata Distribution Amount for that Distribution Date. In no event shall the Class AF-4 Lockout Distribution Amount for a Distribution Date exceed the principal distribution amount for that Distribution Date or the certificate principal balance of the Class AF-4 Certificates immediately prior to that Distribution Date.

      "Class AF-4 Pro Rata Distribution Amount" means, for any Distribution Date, an amount equal to the product of (x) a fraction, the numerator of which is the certificate principal balance of the Class AF-4 Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate certificate principal balance of the Group II Senior Certificates immediately prior to that Distribution Date and (y) the principal distribution amount for that Distribution Date.

      "Class AF-4 Lockout Distribution Percentage" means, for a Distribution Date in any period listed in the table below, the applicable percentage listed opposite such period:

-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
-------------------------------------------------------------------------------

     DISTRIBUTION DATES                                     LOCKOUT PERCENTAGE

     February 2006 through and including January 2009                 0%
     February 2009 through and including January 2011                45%
     February 2011 through and including January 2012                80%
     February 2012 through and including January 2013               100%
     February 2013 and thereafter                                   300%

     After the Certificate principal balance of either the Group I Senior Certificates or the Group II Senior Certificates has been reduced to zero, the amounts remaining referred to in (1) or (2) above, as applicable, will be distributed to the Group I Senior Certificates or the Group II Senior Certificates (i.e., whichever such class or classes remain outstanding), as the case may be. After the aggregate Certificate principal balance of each of the Group I Senior Certificates and the Group II Senior Certificates has been reduced to zero, the amounts remaining referred to in (1) and (2) above will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates in each case, until reduced to zero.

IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET:

     All Certificates will be entitled to receive payments of principal, in the following order of priority: first to the Class A Certificates (allocated between the Senior Certificates as described immediately above), second to the Class M-1 Certificates, third to the Class M-2 Certificates, fourth to the Class M-3 Certificates, fifth to the Class M-4 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-6 Certificates, eighth to the Class B-1 Certificates, ninth to the Class B-2 Certificates, tenth to the Class B-3 Certificates, eleventh to the Class B-4 Certificates and twelfth to the Class B-5 Certificates, in each case up to amounts necessary to maintain the subordination for each class at its required level. Such required levels of subordination are as follows:

             CLASS A                                    44.90%*
             CLASS M-1                                  38.30%*
             CLASS M-2                                  31.90%*
             CLASS M-3                                  28.00%*
             CLASS M-4                                  24.50%*
             CLASS M-5                                  21.00%*
             CLASS M-6                                  17.60%*
             CLASS B-1                                  13.80%*
             CLASS B-2                                  10.60%*
             CLASS B-3                                   8.50%*
             CLASS B-4                                   6.60%*
             CLASS B-5                                   4.60%*
             *includes overcollateralization

STEP DOWN DATE              The later to occur of (x) the earlier to occur of
                            (a) the Distribution Date in February 2009 and (b) the Distribution Date on which the aggregate certificate principal balance of the Class A
                            Certificates is reduced to zero, and (y) the first
                            Distribution Date on which the Senior Enhancement
                            Percentage is greater than or equal to 44.90%.


SENIOR ENHANCEMENT          On any Distribution Date, is the percentage obtained
PERCENTAGE                  by dividing (x) the sum of (i) the aggregate
                            certificate principal balance of the Mezzanine and Subordinate Certificates and (ii) the O/C Amount, in each case before taking into account principal distributions on such Distribution Date by (y) the principal balance of the Mortgage Loans as of the last day of the related collection period.


-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
-------------------------------------------------------------------------------

TRIGGER EVENT               Is in effect on a Distribution Date if any one of
(Preliminary and            the following conditions exist as of the last day of
Subject to Revision         the immediately preceding collection period:

                            i. The "Rolling Six Month 60+ Day Delinquency
                               Percentage" equals or exceeds [35.60]% of the Senior Enhancement Percentage; or

                            ii. The aggregate amount of realized losses incurred
                               since the Cut-Off Date through the last day of such preceding collection period divided by the initial pool balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

                            DISTRIBUTION DATE OCCURRING       LOSS PERCENTAGE
                            ---------------------------       ---------------
                            February 2007 - January 2008      [1.20]%
                            February 2008 - January 2009      [2.65]%
                            February 2009 - January 2010      [4.15]%
                            February 2010 - January 2011      [5.35]%
                            February 2011 and thereafter      [6.00]%

60+ DAY DELINQUENT          Each Mortgage Loan with respect to which any portion
LOAN                        of a monthly payment is, as of the last day of the
                            prior collection period, two months or more past due, each Mortgage Loan in foreclosure, all REO
                            Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing
                            Date.

ROLLING SIX MONTH           With respect to any Distribution Date, the average
60+ DAY DELINQUENCY         of the percentage equivalents of the fractions
PERCENTAGE                  determined for each of the six immediately preceding
                            collection periods, the numerator of each of which is equal to the aggregate principal balance of Mortgage Loans that are 60+ Day Delinquent Loans as of the end of the day immediately preceding such collection period, and the denominator of which is the aggregate Mortgage Loan balance as of the end of the related collection period.

PROSPECTUS                  The Offered Certificates will be offered pursuant to
                            a Prospectus which includes a Prospectus Supplement
                            (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the Mortgage Loans is contained in the Prospectus. The forgoing is qualified in its entirety by the information appearing in the Prospectus. To the extent that the foregoing is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

MORTGAGE LOAN TABLES        The following tables describe the mortgage loans and
                            the related mortgaged properties as of the close of business on the Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.


-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                       TOTAL COLLATERAL SUMMARY
-------------------------------------------------------------------------------


Aggregate Outstanding Principal Balance                                          $725,406,950
Aggregate Original Principal Balance                                             $725,916,547
Number of Mortgage Loans                                                            3,178

                                                      MINIMUM                       MAXIMUM                AVERAGE (1)
                                                      -------                       -------                -----------
Original Principal Balance                            $17,400                      $995,000                 $228,419
Outstanding Principal Balance                         $17,388                      $995,000                 $228,259

                                                      MINIMUM                       MAXIMUM             EIGHTED AVERAGE (2)
                                                      -------                       -------             -------------------
Original Term (mos)                                     180                          360                       359
Stated remaining Term (mos)(4)                          175                          359                       357
Loan Age (mos)(4)                                        1                            6                         2
Current Interest Rate                                 5.000%                       12.000%                   6.605%
Initial Interest Rate Cap (3)                         3.000%                        3.000%                   3.000%
Periodic Rate Cap (3)                                 1.000%                        1.000%                   1.000%
Gross Margin (3)                                      4.000%                        9.750%                   5.539%
Maximum Mortgage Rate (3)                             11.000%                      16.750%                   12.493%
Minimum Mortgage Rate (3)                             5.000%                       10.750%                   6.492%
Months to Roll (3)(4)                                   18                            83                       25
Original Loan-to-Value                                17.54%                       100.00%                   78.25%
Credit Score                                            503                          821                       668

                                                      EARLIEST                      LATEST
                                                      --------                      ------
Maturity Date                                       08/01/2020                    12/01/2035

LIEN POSITION                                PERCENT OF MORTGAGE POOL         YEAR OF ORIGINATION         PERCENT OF MORTGAGE POOL
                                             ------------------------                                     ------------------------
1st Lien                                               98.29%                 2005                                  100.00%
2nd Lien                                                1.71%

OCCUPANCY                                    PERCENT OF MORTGAGE POOL         LOAN PURPOSE                PERCENT OF MORTGAGE POOL
                                             ------------------------                                     ------------------------
Primary                                                97.78%                 Purchase                               72.60%
Second Home                                             0.46%                 Refinance - Rate/Term                   2.82%
Investment                                              1.76%                 Refinance - Cashout                    24.58%

LOAN TYPE                                    PERCENT OF MORTGAGE POOL         PROPERTY TYPE               PERCENT OF MORTGAGE POOL
                                             ------------------------                                     ------------------------
Fixed Rate                                             11.42%                 Single Family                          74.40%
ARM                                                    88.58%                 Planned Unit Development               17.04%
                                                                              Condominium                             6.75%
                                                                              Two- to Four-Family                     1.81%
AMORTIZATION TYPE                            PERCENT OF MORTGAGE POOL
                                             ------------------------
Fully Amortizing                                       22.15%
Interest-Only                                          74.01%
Balloon                                                 3.83%


(1) Sum of Principal Balance divided by total number of loans.
(2) Weighted by Outstanding Principal Balance.
(3) Adjustable Rate Mortgage Loans only.
(4) As of the Cut-Off Date.

-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                       TOTAL COLLATERAL SUMMARY
-------------------------------------------------------------------------------
MORTGAGE RATES


                       NUMBER        AGGREGATE                             WEIGHTED     AVERAGE    WEIGHTED
                         OF          PRINCIPAL    PERCENT OF    WEIGHTED    AVERAGE    PRINCIPAL    AVERAGE    PERCENT
RANGE OF              MORTGAGE        BALANCE      MORTGAGE      AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL       PERCENT
MORTGAGE RATES          LOANS       OUTSTANDING      POOL        COUPON      SCORE    OUTSTANDING     LTV        DOC          IO
-----------------------------------------------------------------------------------------------------------------------------------
5.000% or less             1      $    344,000       0.05%        5.000%      741      $344,000       80.00%      100.00%   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
5.001% to 5.500%         119        33,235,425       4.58         5.405       700       279,289       77.69        98.43     83.66
-----------------------------------------------------------------------------------------------------------------------------------
5.501% to 6.000%         609       168,168,137      23.18         5.871       683       276,138       78.27        94.17     89.08
-----------------------------------------------------------------------------------------------------------------------------------
6.001% to 6.500%         805       213,976,264      29.50         6.332       672       265,809       77.30        83.64     81.69
-----------------------------------------------------------------------------------------------------------------------------------
6.501% to 7.000%         717       164,828,531      22.72         6.801       665       229,886       77.66        70.78     70.60
-----------------------------------------------------------------------------------------------------------------------------------
7.001% to 7.500%         310        63,620,106       8.77         7.300       649       205,226       77.74        71.73     61.78
-----------------------------------------------------------------------------------------------------------------------------------
7.501% to 8.000%         224        43,446,403       5.99         7.790       636       193,957       78.68        64.02     44.65
-----------------------------------------------------------------------------------------------------------------------------------
8.001% to 8.500%          99        15,674,896       2.16         8.306       623       158,332       80.46        74.62     38.18
-----------------------------------------------------------------------------------------------------------------------------------
8.501% to 9.000%          59         8,555,369       1.18         8.855       619       145,006       85.66        78.34     31.47
-----------------------------------------------------------------------------------------------------------------------------------
9.001% to 9.500%          48         4,519,684       0.62         9.307       642        94,160       87.79        51.01      8.71
-----------------------------------------------------------------------------------------------------------------------------------
9.501% to 10.000%         62         3,244,553       0.45         9.906       645        52,332       97.96        71.12      0.00
-----------------------------------------------------------------------------------------------------------------------------------
10.001% to 10.500%        15           803,928       0.11        10.333       657        53,595      100.00        39.26      0.00
-----------------------------------------------------------------------------------------------------------------------------------
10.501% to 11.000%        44         2,445,707       0.34        10.895       626        55,584       99.27        82.30      0.00
-----------------------------------------------------------------------------------------------------------------------------------
11.001% to 11.500%        59         2,262,726       0.31        11.326       611        38,351       99.67        97.99      0.00
-----------------------------------------------------------------------------------------------------------------------------------
11.501% to 12.000%         7           281,220       0.04        11.862       600        40,174       98.35        63.41      0.00
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 3,178      $725,406,950     100.00%        6.605%      668      $228,259       78.25%       81.09%    74.01%
-----------------------------------------------------------------------------------------------------------------------------------

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.000% per annum to 12.000% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.605% per annum.


REMAINING MONTHS TO STATED MATURITY


RANGE OF                NUMBER        AGGREGATE                             WEIGHTED     AVERAGE    WEIGHTED
REMAINING                 OF          PRINCIPAL    PERCENT OF    WEIGHTED    AVERAGE    PRINCIPAL    AVERAGE    PERCENT
TERMS                  MORTGAGE        BALANCE      MORTGAGE      AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL       PERCENT
(MONTHS)                 LOANS       OUTSTANDING      POOL        COUPON      SCORE    OUTSTANDING     LTV        DOC          IO
------------------------------------------------------------------------------------------------------------------------------------
169 to 180                72        $3,963,594       0.55%        9.376%      650       $55,050       89.04%       85.40%     0.00%
------------------------------------------------------------------------------------------------------------------------------------
229 to 240                 3           245,964       0.03         7.047       635        81,988       63.46        85.41      0.00
------------------------------------------------------------------------------------------------------------------------------------
349 to 360             3,103       721,197,393      99.42         6.590       668       232,419       78.20        81.07     74.45
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 3,178      $725,406,950     100.00%        6.605%       668     $228,259       78.25%       81.09%    74.01%
------------------------------------------------------------------------------------------------------------------------------------


As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 175 months to 359 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 357 months.


-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                       TOTAL COLLATERAL SUMMARY
-------------------------------------------------------------------------------


ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES


                           NUMBER      AGGREGATE                               WEIGHTED    AVERAGE    WEIGHTED
RANGE OF                     OF        PRINCIPAL      PERCENT OF   WEIGHTED     AVERAGE   PRINCIPAL    AVERAGE    PERCENT
ORIGINAL MORTGAGE         MORTGAGE      BALANCE        MORTGAGE     AVERAGE     CREDIT     BALANCE    ORIGINAL      FULL    PERCENT
LOAN PRINCIPAL BALANCES     LOANS     OUTSTANDING        POOL       COUPON       SCORE   OUTSTANDING     LTV        DOC       IO
-----------------------------------------------------------------------------------------------------------------------------------
$50,000 or less              166      $5,745,460          0.79%    10.281%       643       $34,611     98.43%     83.67%    0.00%
-----------------------------------------------------------------------------------------------------------------------------------
$50,001 to $100,000          253      19,747,068          2.72      7.590        661        78,052     79.48      84.06    29.09
-----------------------------------------------------------------------------------------------------------------------------------
$100,001 to $150,000         631      80,008,502         11.03      6.916        652       126,796     78.27      89.27    48.98
-----------------------------------------------------------------------------------------------------------------------------------
$150,001 to $200,000         597     103,875,060         14.32      6.713        655       173,995     78.24      88.45    62.81
-----------------------------------------------------------------------------------------------------------------------------------
$200,001 to $250,000         420      94,300,924         13.00      6.656        666       224,526     78.33      78.38    72.11
-----------------------------------------------------------------------------------------------------------------------------------
$250,001 to $300,000         313      86,121,664         11.87      6.575        660       275,149     77.49      80.85    73.41
-----------------------------------------------------------------------------------------------------------------------------------
$300,001 to $350,000         229      74,356,844         10.25      6.450        671       324,702     77.97      75.99    86.30
-----------------------------------------------------------------------------------------------------------------------------------
$350,001 to $400,000         180      67,469,897          9.30      6.407        669       374,833     77.90      74.39    86.27
-----------------------------------------------------------------------------------------------------------------------------------
$400,001 to $450,000         151      64,340,675          8.87      6.428        684       426,097     78.32      72.76    86.13
-----------------------------------------------------------------------------------------------------------------------------------
$450,001 to $500,000          99      46,996,192          6.48      6.313        684       474,709     77.62      74.80    89.92
-----------------------------------------------------------------------------------------------------------------------------------
$500,001 to $550,000          54      28,261,077          3.90      6.304        685       523,353     78.49      81.45    96.27
-----------------------------------------------------------------------------------------------------------------------------------
$550,001 to $600,000          40      23,096,530          3.18      6.270        688       577,413     78.58      77.23    94.99
-----------------------------------------------------------------------------------------------------------------------------------
$600,001 to $650,000          24      15,048,663          2.07      6.078        681       627,028     78.76      95.96    83.26
-----------------------------------------------------------------------------------------------------------------------------------
$650,001 to $700,000           7       4,788,011          0.66      6.429        653       684,002     76.39     100.00    85.91
-----------------------------------------------------------------------------------------------------------------------------------
$700,001 to $750,000           6       4,359,358          0.60      6.497        688       726,560     75.90     100.00    82.88
-----------------------------------------------------------------------------------------------------------------------------------
$750,001 to $800,000           2       1,560,000          0.22      5.994        738       780,000     80.00     100.00   100.00
-----------------------------------------------------------------------------------------------------------------------------------
$800,001 to $850,000           1         829,631          0.11      6.375        694       829,631     80.00     100.00     0.00
-----------------------------------------------------------------------------------------------------------------------------------
$850,001 to $900,000           4       3,506,394          0.48      6.376        692       876,598     74.37     100.00   100.00
-----------------------------------------------------------------------------------------------------------------------------------
$950,001 to $1,000,000         1         995,000          0.14      5.500        757       995,000     71.84     100.00   100.00
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                     3,178    $725,406,950        100.00%     6.605%       668      $228,259     78.25%     81.09%   74.01%
-----------------------------------------------------------------------------------------------------------------------------------

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $17,388 to approximately $995,000 and the average outstanding principal balance of the Mortgage Loans was approximately $228,259.


-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                       TOTAL COLLATERAL SUMMARY
-------------------------------------------------------------------------------

PRODUCT TYPES


                            NUMBER    AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED
                              OF      PRINCIPAL      PERCENT OF  WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE  PERCENT
                           MORTGAGE    BALANCE        MORTGAGE    AVERAGE    CREDIT      BALANCE     ORIGINAL    FULL    PERCENT
PRODUCT TYPES                LOANS   OUTSTANDING        POOL      COUPON      SCORE    OUTSTANDING      LTV      DOC       IO
----------------------------------------------------------------------------------------------------------------------------------
15 Year Fixed
Loans                           9   $    958,274        0.13%     7.003         626   $    106,475      57.68%   100.00%     0.00%
----------------------------------------------------------------------------------------------------------------------------------
20 Year Fixed
Loans                           3        245,964        0.03      7.047         635         81,988      63.46     85.41      0.00
----------------------------------------------------------------------------------------------------------------------------------
30 Year Fixed
Loans                         505     73,558,659       10.14      7.379         644        145,661      76.40     93.54     22.17
----------------------------------------------------------------------------------------------------------------------------------
15/30 Balloon                  63      3,005,320        0.41     10.132         657         47,703      99.04     80.75      0.00
----------------------------------------------------------------------------------------------------------------------------------
30/40 Balloon                  10      2,159,216        0.30      7.279         653        215,922      75.55     84.90      0.00
----------------------------------------------------------------------------------------------------------------------------------
30/45 Balloon                  16      2,923,040        0.40      7.656         643        182,690      77.21     95.05      0.00
----------------------------------------------------------------------------------------------------------------------------------
2/28 LIBOR
Loans                       1,995    518,136,206       71.43      6.486         670        259,717      78.57     78.47     84.72
----------------------------------------------------------------------------------------------------------------------------------
3/27 LIBOR
Loans                         320     65,753,938        9.06      6.442         669        205,481      78.22     84.95     78.90
----------------------------------------------------------------------------------------------------------------------------------
3/27 LIBOR
Loans (40 Year Am)             22      5,212,853        0.72      7.192         664        236,948      77.43     44.90      0.00
----------------------------------------------------------------------------------------------------------------------------------
3/27 LIBOR
Loans (45 Year Am)             61     12,736,033        1.76      7.100         656        208,787      77.12     89.08      0.00
----------------------------------------------------------------------------------------------------------------------------------
4/26 LIBOR
Loans                          31      6,715,504        0.93      6.303         683        216,629      77.87     81.72     75.83
----------------------------------------------------------------------------------------------------------------------------------
5/25 LIBOR
Loans                         136     32,229,278        4.44      6.347         679        236,980      77.41     88.17     76.59
----------------------------------------------------------------------------------------------------------------------------------
5/25 LIBOR
Loans (40 Year Am)              3        879,556        0.12      6.500         700        293,185      74.56     72.27      0.00
----------------------------------------------------------------------------------------------------------------------------------
5/25 LIBOR
Loans (45 Year Am)              1        158,958        0.02      6.990         651        158,958      75.00    100.00      0.00
----------------------------------------------------------------------------------------------------------------------------------
7/23 LIBOR
Loans (45 Year Am)              3        734,151        0.10      7.989         689        244,717      69.63     58.05      0.00
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                      3,178   $725,406,950      100.00%     6.605         668   $    228,259      78.25%    81.09%    74.01%
----------------------------------------------------------------------------------------------------------------------------------

AMORTIZATION TYPE


                            NUMBER    AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED
                              OF      PRINCIPAL      PERCENT OF  WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE  PERCENT
                           MORTGAGE    BALANCE        MORTGAGE    AVERAGE    CREDIT      BALANCE     ORIGINAL    FULL    PERCENT
AMORTIZATION TYPE            LOANS   OUTSTANDING        POOL      COUPON      SCORE    OUTSTANDING      LTV      DOC       IO
----------------------------------------------------------------------------------------------------------------------------------
Fully Amortizing            1,027   $160,689,294       22.15%     7.094         651   $    156,465      77.75%    81.81%     0.00%
----------------------------------------------------------------------------------------------------------------------------------
Balloon                       179     27,809,128        3.83      7.521         658        155,358      79.15     78.91      0.00
----------------------------------------------------------------------------------------------------------------------------------
6 Month Interest-Only           1        438,000        0.06      7.250         687        438,000      75.00      0.00    100.00
----------------------------------------------------------------------------------------------------------------------------------
24 Month Interest-Only          1        270,450        0.04      6.740         739        270,450      79.99    100.00    100.00
----------------------------------------------------------------------------------------------------------------------------------
60 Month Interest-Only      1,900    520,189,919       71.71      6.394         674        273,784      78.44     80.54    100.00
----------------------------------------------------------------------------------------------------------------------------------
120 Month Interest-Only        70     16,010,160        2.21      6.946         647        228,717      75.43     97.46    100.00
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                      3,178   $725,406,950      100.00%     6.605         668   $    228,259      78.25%    81.09%    74.01%
----------------------------------------------------------------------------------------------------------------------------------

ADJUSTMENT TYPE


                            NUMBER    AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED
                              OF      PRINCIPAL      PERCENT OF  WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE  PERCENT
                           MORTGAGE    BALANCE        MORTGAGE    AVERAGE    CREDIT      BALANCE     ORIGINAL    FULL    PERCENT
ADJUSTMENT TYPE              LOANS   OUTSTANDING        POOL      COUPON      SCORE    OUTSTANDING      LTV      DOC       IO
----------------------------------------------------------------------------------------------------------------------------------
ARM                         2,572   $642,556,477       88.58%     6.493         671   $    249,828      78.41%    79.56%    81.02%
----------------------------------------------------------------------------------------------------------------------------------
Fixed Rate                    606     82,850,473       11.42      7.481         645        136,717      76.97     92.96     19.69
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                      3,178   $725,406,950      100.00%     6.605         668   $    228,259      78.25%    81.09%    74.01%
----------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                       TOTAL COLLATERAL SUMMARY
-------------------------------------------------------------------------------

STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES


                        NUMBER    AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED
                          OF      PRINCIPAL      PERCENT OF  WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE  PERCENT
GEOGRAPHIC             MORTGAGE    BALANCE        MORTGAGE    AVERAGE    CREDIT      BALANCE     ORIGINAL    FULL    PERCENT
DISTRIBUTION             LOANS   OUTSTANDING        POOL      COUPON      SCORE    OUTSTANDING      LTV      DOC       IO
------------------------------------------------------------------------------------------------------------------------------
Arizona                   135   $ 24,446,688        3.37%    6.942         646   $    181,087      78.38%    88.50%   59.88%
------------------------------------------------------------------------------------------------------------------------------
Arkansas                   10      1,210,035        0.17     7.342         637        121,004      78.62     92.44    21.30
------------------------------------------------------------------------------------------------------------------------------
California              1,340    428,198,817       59.03     6.433         675        319,551      77.42     77.09    85.95
------------------------------------------------------------------------------------------------------------------------------
Colorado                  315     51,489,017        7.10     6.562         651        163,457      79.65     94.60    71.70
------------------------------------------------------------------------------------------------------------------------------
Florida                   176     31,980,055        4.41     6.998         652        181,705      79.24     72.36    45.50
------------------------------------------------------------------------------------------------------------------------------
Georgia                    84     11,613,590        1.60     7.400         643        138,257      81.21     88.31    50.78
------------------------------------------------------------------------------------------------------------------------------
Idaho                      92     12,270,181        1.69     6.825         656        133,372      78.39     84.50    51.13
------------------------------------------------------------------------------------------------------------------------------
Illinois                    6      1,093,829        0.15     7.423         618        182,305      74.27    100.00    59.36
------------------------------------------------------------------------------------------------------------------------------
Indiana                     1         95,917        0.01     6.750         633         95,917      80.00    100.00     0.00
------------------------------------------------------------------------------------------------------------------------------
Iowa                        8        688,720        0.09     7.244         649         86,090      77.30     88.00     0.00
------------------------------------------------------------------------------------------------------------------------------
Kansas                     36      5,335,548        0.74     6.764         671        148,210      80.73     89.27    33.60
------------------------------------------------------------------------------------------------------------------------------
Kentucky                   21      2,547,512        0.35     7.063         640        121,310      80.76     93.83    38.31
------------------------------------------------------------------------------------------------------------------------------
Maryland                    6      1,294,461        0.18     6.846         667        215,744      76.03    100.00    34.61
------------------------------------------------------------------------------------------------------------------------------
Michigan                   99     12,982,451        1.79     7.173         658        131,136      81.80     83.15    51.23
------------------------------------------------------------------------------------------------------------------------------
Minnesota                  48      7,956,635        1.10     6.592         657        165,763      78.80     87.63    81.56
------------------------------------------------------------------------------------------------------------------------------
Mississippi                 2        347,844        0.05     6.715         677        173,922      80.00    100.00    71.30
------------------------------------------------------------------------------------------------------------------------------
Missouri                   50      5,976,137        0.82     7.416         652        119,523      84.49     91.18    44.48
------------------------------------------------------------------------------------------------------------------------------
Montana                     1        144,380        0.02     8.875         681        144,380      95.00      0.00     0.00
------------------------------------------------------------------------------------------------------------------------------
Nebraska                   12      1,434,779        0.20     6.989         656        119,565      82.71     92.95    36.80
------------------------------------------------------------------------------------------------------------------------------
Nevada                     85     18,192,003        2.51     6.830         668        214,024      77.36     79.06    65.49
------------------------------------------------------------------------------------------------------------------------------
New Jersey                  3        558,135        0.08     7.347         632        186,045      45.54    100.00     0.00
------------------------------------------------------------------------------------------------------------------------------
North Carolina             14      2,228,320        0.31     7.156         632        159,166      81.40     92.21    38.82
------------------------------------------------------------------------------------------------------------------------------
Ohio                       99     11,902,142        1.64     7.237         655        120,224      83.92     94.08    43.01
------------------------------------------------------------------------------------------------------------------------------
Oklahoma                    2        211,263        0.03     6.625         677        105,632      78.73    100.00     0.00
------------------------------------------------------------------------------------------------------------------------------
Oregon                    148     25,472,551        3.51     6.796         669        172,112      77.93     83.23    55.01
------------------------------------------------------------------------------------------------------------------------------
Pennsylvania                1        111,883        0.02     5.750         764        111,883      80.00    100.00     0.00
------------------------------------------------------------------------------------------------------------------------------
South Carolina              4        481,187        0.07     8.426         639        120,297      77.13     48.49     0.00
------------------------------------------------------------------------------------------------------------------------------
Tennessee                  47      5,839,203        0.80     7.329         630        124,238      80.56     97.26    26.09
------------------------------------------------------------------------------------------------------------------------------
Utah                       89     14,254,468        1.97     6.589         655        160,163      79.07     88.51    61.16
------------------------------------------------------------------------------------------------------------------------------
Washington                222     42,309,734        5.83     6.586         674        190,584      78.89     88.00    63.95
------------------------------------------------------------------------------------------------------------------------------
Wisconsin                  20      2,527,147        0.35     8.134         637        126,357      84.61     83.75    22.43
------------------------------------------------------------------------------------------------------------------------------
Wyoming                     2        212,318        0.03     6.870         628        106,159      80.00    100.00    46.91
------------------------------------------------------------------------------------------------------------------------------
TOTAL:                  3,178   $725,406,950      100.00%    6.605         668   $    228,259      78.25%    81.09%   74.01%
------------------------------------------------------------------------------------------------------------------------------


No more than approximately 0.98% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.


-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                       TOTAL COLLATERAL SUMMARY
-------------------------------------------------------------------------------

ORIGINAL LOAN-TO-VALUE RATIOS


                           NUMBER    AGGREGATE                              WEIGHTED    AVERAGE     WEIGHTED
                             OF      PRINCIPAL     PERCENT OF  WEIGHTED     AVERAGE    PRINCIPAL     AVERAGE   PERCENT
RANGE OF ORIGINAL         MORTGAGE    BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
LOAN-TO-VALUE RATIOS        LOANS   OUTSTANDING       POOL      COUPON       SCORE    OUTSTANDING      LTV       DOC        IO
---------------------------------------------------------------------------------------------------------------------------------
10.01% to 20.00%               4   $    303,594        0.04%    7.108         622   $     75,898      18.06%   70.38%     23.06%
---------------------------------------------------------------------------------------------------------------------------------
20.01% to 30.00%               9      1,049,682        0.14     7.206         593        116,631      26.66    80.02      16.96
---------------------------------------------------------------------------------------------------------------------------------
30.01% to 40.00%              21      2,670,371        0.37     7.115         597        127,161      36.86    91.95      35.73
---------------------------------------------------------------------------------------------------------------------------------
40.01% to 50.00%              33      5,679,509        0.78     6.675         617        172,106      46.47    87.70      46.05
---------------------------------------------------------------------------------------------------------------------------------
50.01% to 60.00%              58     11,909,166        1.64     6.805         633        205,330      56.08    87.13      42.21
---------------------------------------------------------------------------------------------------------------------------------
60.01% to 70.00%             159     38,909,720        5.36     6.771         626        244,715      66.47    89.26      51.15
---------------------------------------------------------------------------------------------------------------------------------
70.01% to 75.00%             607    158,208,618       21.81     6.491         669        260,640      74.78    79.26      77.31
---------------------------------------------------------------------------------------------------------------------------------
75.01% to 80.00%           1,772    438,359,881       60.43     6.428         676        247,381      79.94    79.16      80.59
---------------------------------------------------------------------------------------------------------------------------------
80.01% to 85.00%              72     17,888,650        2.47     7.018         642        248,453      84.34    96.13      63.19
---------------------------------------------------------------------------------------------------------------------------------
85.01% to 90.00%             120     23,923,256        3.30     7.500         653        199,360      89.67    92.47      59.80
---------------------------------------------------------------------------------------------------------------------------------
90.01% to 95.00%              62     11,186,520        1.54     7.525         659        180,428      94.45    95.90      48.90
---------------------------------------------------------------------------------------------------------------------------------
95.01% to 100.00%            261     15,317,983        2.11     9.563         660         58,690      99.98    79.72       9.73
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                     3,178   $725,406,950      100.00%    6.605         668   $    228,259      78.25%   81.09%     74.01%
---------------------------------------------------------------------------------------------------------------------------------


As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 17.54% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 1.71% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.47%. The weighted average Second Lien ratio for the Mortgage Loans which are in a second lien position was approximately 21.41%.


LOAN PURPOSE


                           NUMBER    AGGREGATE                              WEIGHTED    AVERAGE     WEIGHTED
                             OF      PRINCIPAL     PERCENT OF  WEIGHTED     AVERAGE    PRINCIPAL     AVERAGE   PERCENT
                          MORTGAGE    BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
LOAN PURPOSE                LOANS   OUTSTANDING       POOL      COUPON       SCORE    OUTSTANDING      LTV       DOC        IO
---------------------------------------------------------------------------------------------------------------------------------
Purchase                   2,265   $526,622,300       72.60%    6.540         677   $    232,504      79.43%   77.58%   79.56%
---------------------------------------------------------------------------------------------------------------------------------
Refinance - Cashout          809    178,292,812       24.58     6.778         641        220,387      75.26    89.76    60.51
---------------------------------------------------------------------------------------------------------------------------------
Refinance - Rate Term        104     20,491,838        2.82     6.779         650        197,037      73.93    95.99    49.13
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                     3,178   $725,406,950      100.00%    6.605         668   $    228,259      78.25%   81.09%   74.01%
---------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                       TOTAL COLLATERAL SUMMARY
-------------------------------------------------------------------------------




PROPERTY TYPE


                           NUMBER    AGGREGATE                              WEIGHTED    AVERAGE     WEIGHTED
                             OF      PRINCIPAL     PERCENT OF  WEIGHTED     AVERAGE    PRINCIPAL     AVERAGE   PERCENT
                          MORTGAGE    BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
PROPERTY TYPE               LOANS   OUTSTANDING       POOL      COUPON       SCORE    OUTSTANDING      LTV       DOC        IO
---------------------------------------------------------------------------------------------------------------------------------
Single Family              2,340   $539,704,418       74.40%    6.595         666   $    230,643      77.98%    81.63%   74.10%
---------------------------------------------------------------------------------------------------------------------------------
Planned Unit
Development                  549    123,574,754       17.04     6.622         666        225,091      79.05     82.88    71.28
---------------------------------------------------------------------------------------------------------------------------------
Condominium                  250     48,999,331        6.75     6.642         678        195,997      79.09     78.00    80.38
---------------------------------------------------------------------------------------------------------------------------------
Two- to
Four-Family                   39     13,128,447        1.81     6.750         693        336,627      78.60     53.85    72.72
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                     3,178   $725,406,950      100.00%    6.605         668   $    228,259      78.25%    81.09%   74.01%
---------------------------------------------------------------------------------------------------------------------------------

DOCUMENTATION


                           NUMBER    AGGREGATE                              WEIGHTED    AVERAGE     WEIGHTED
                             OF      PRINCIPAL     PERCENT OF  WEIGHTED     AVERAGE    PRINCIPAL     AVERAGE   PERCENT
                          MORTGAGE    BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
DOCUMENTATION               LOANS   OUTSTANDING       POOL      COUPON       SCORE    OUTSTANDING      LTV       DOC        IO
---------------------------------------------------------------------------------------------------------------------------------
Full Documentation         2,126   $449,025,202       61.90%    6.516         660   $    211,207      78.19%   100.00%   73.73%
---------------------------------------------------------------------------------------------------------------------------------
Full Documentation -
Bank Statements              512    139,231,957       19.19     6.531         662        271,937      78.29    100.00    74.54
---------------------------------------------------------------------------------------------------------------------------------
No Income
Verification                 445    111,860,368       15.42     7.082         703        251,372      78.23      0.00    72.04
---------------------------------------------------------------------------------------------------------------------------------
Limited Income
Verification                  95     25,289,423        3.49     6.493         682        266,204      79.19      0.00    84.87
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                     3,178   $725,406,950      100.00%    6.605         668   $    228,259      78.25%    81.09%   74.01%
---------------------------------------------------------------------------------------------------------------------------------

OCCUPANCY


                           NUMBER    AGGREGATE                              WEIGHTED    AVERAGE     WEIGHTED
                             OF      PRINCIPAL     PERCENT OF  WEIGHTED     AVERAGE    PRINCIPAL     AVERAGE   PERCENT
                          MORTGAGE    BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
OCCUPANCY                   LOANS   OUTSTANDING       POOL      COUPON       SCORE    OUTSTANDING      LTV       DOC        IO
---------------------------------------------------------------------------------------------------------------------------------
Primary                    3,112   $709,271,691       97.78%    6.587         667   $    227,915      78.18%    81.15%   74.24%
---------------------------------------------------------------------------------------------------------------------------------
Investment                    53     12,788,818        1.76     7.582         694        241,298      81.86     77.98    65.20
---------------------------------------------------------------------------------------------------------------------------------
Second Home                   13      3,346,442        0.46     6.729         680        257,419      78.14     80.83    59.49
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                     3,178   $725,406,950      100.00%    6.605         668   $    228,259      78.25%    81.09%   74.01%
---------------------------------------------------------------------------------------------------------------------------------

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.


-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                       TOTAL COLLATERAL SUMMARY
-------------------------------------------------------------------------------



MORTGAGE LOANS AGE SUMMARY


                         NUMBER     AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED
                           OF       PRINCIPAL     PERCENT OF  WEIGHTED     AVERAGE    PRINCIPAL     AVERAGE  PERCENT
MORTGAGE LOANS AGE      MORTGAGE     BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL    FULL   PERCENT
(MONTHS)                  LOANS    OUTSTANDING       POOL      COUPON       SCORE    OUTSTANDING      LTV      DOC      IO
--------------------------------------------------------------------------------------------------------------------------------
1                           965   $217,044,247       29.92%    7.062         664   $    224,916      76.14%   70.00%    56.43%
--------------------------------------------------------------------------------------------------------------------------------
2                         1,180    246,740,843       34.01     6.747         664        209,102      78.69    79.93     72.62
--------------------------------------------------------------------------------------------------------------------------------
3                           691    172,202,032       23.74     6.260         671        249,207      79.86    89.81     91.04
--------------------------------------------------------------------------------------------------------------------------------
4                            10      3,543,219        0.49     5.944         707        354,322      77.11    87.30    100.00
--------------------------------------------------------------------------------------------------------------------------------
5                           308     80,114,474       11.04     5.773         678        260,112      79.18    94.54     87.74
--------------------------------------------------------------------------------------------------------------------------------
6                            24      5,762,136        0.79     5.634         689        240,089      78.37    97.31     80.39
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                    3,178   $725,406,950      100.00%    6.605         668   $    228,259      78.25%   81.09%    74.01%
--------------------------------------------------------------------------------------------------------------------------------

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 2 months.


ORIGINAL PREPAYMENT PENALTY TERM


                         NUMBER        AGGREGATE                              WEIGHTED      AVERAGE      WEIGHTED
                           OF          PRINCIPAL     PERCENT OF   WEIGHTED     AVERAGE     PRINCIPAL      AVERAGE  PERCENT
ORIGINAL PREPAYMENT     MORTGAGE        BALANCE       MORTGAGE     AVERAGE     CREDIT       BALANCE      ORIGINAL    FULL   PERCENT
PENALTY TERM              LOANS       OUTSTANDING       POOL       COUPON       SCORE     OUTSTANDING       LTV      DOC      IO
-----------------------------------------------------------------------------------------------------------------------------------
None                        243     $ 37,340,924        5.15%      7.504         657       $  153,666      80.66%   82.55%   50.75%
-----------------------------------------------------------------------------------------------------------------------------------
6 Months                     33        5,022,840        0.69       6.703         672          152,207      80.20    89.32    35.69
-----------------------------------------------------------------------------------------------------------------------------------
12 Months                   237       68,160,456        9.40       6.635         669          287,597      77.11    82.86    79.94
-----------------------------------------------------------------------------------------------------------------------------------
24 Months                 1,630      392,603,698       54.12       6.513         670          240,861      78.86    78.70    83.21
-----------------------------------------------------------------------------------------------------------------------------------
36 Months                 1,035      222,279,032       30.64       6.607         664          214,762      77.07    84.34    60.74
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                    3,178     $725,406,950      100.00%      6.605         668       $  228,259      78.25%   81.09%   74.01%
-----------------------------------------------------------------------------------------------------------------------------------

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 27 months.


-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                       TOTAL COLLATERAL SUMMARY
-------------------------------------------------------------------------------

CREDIT SCORES


                     NUMBER       AGGREGATE                             WEIGHTED    AVERAGE     WEIGHTED
                       OF         PRINCIPAL    PERCENT OF   WEIGHTED     AVERAGE   PRINCIPAL     AVERAGE  PERCENT
RANGE OF            MORTGAGE       BALANCE      MORTGAGE     AVERAGE     CREDIT     BALANCE     ORIGINAL    FULL   PERCENT
CREDIT SCORES         LOANS      OUTSTANDING      POOL       COUPON       SCORE   OUTSTANDING      LTV      DOC      IO
---------------------------------------------------------------------------------------------------------------------------
503 to 525              5      $  1,602,708        0.22%      7.652       518      $ 320,542      67.22%   65.48%   37.81%
---------------------------------------------------------------------------------------------------------------------------
526 to 550             22         4,374,708        0.60       7.530       544        198,850      70.48    94.59    37.63
---------------------------------------------------------------------------------------------------------------------------
551 to 575            109        21,603,810        2.98       7.642       565        198,200      71.07    91.26    46.66
---------------------------------------------------------------------------------------------------------------------------
576 to 600            190        34,462,258        4.75       7.389       590        181,380      75.23    97.13    50.70
---------------------------------------------------------------------------------------------------------------------------
601 to 625            483        87,181,925       12.02       6.947       613        180,501      78.10    96.61    64.30
---------------------------------------------------------------------------------------------------------------------------
626 to 650            585       130,079,107       17.93       6.558       640        222,357      78.22    93.99    75.16
---------------------------------------------------------------------------------------------------------------------------
651 to 675            601       139,320,074       19.21       6.510       662        231,814      78.54    84.21    75.61
---------------------------------------------------------------------------------------------------------------------------
676 to 700            487       119,729,500       16.51       6.435       688        245,851      79.18    72.37    78.80
---------------------------------------------------------------------------------------------------------------------------
701 to 725            318        87,130,329       12.01       6.342       711        273,995      78.96    64.53    83.39
---------------------------------------------------------------------------------------------------------------------------
726 to 750            183        48,402,852        6.67       6.438       737        264,496      79.80    63.65    85.55
---------------------------------------------------------------------------------------------------------------------------
751 to 775            130        32,027,830        4.42       6.335       760        246,368      79.46    63.25    75.90
---------------------------------------------------------------------------------------------------------------------------
776 to 800             59        18,053,219        2.49       6.332       785        305,987      78.30    60.17    77.97
---------------------------------------------------------------------------------------------------------------------------
801 to 821              6         1,438,630        0.20       6.313       807        239,772      77.84    88.89    79.16
---------------------------------------------------------------------------------------------------------------------------
TOTAL:              3,178      $725,406,950      100.00%      6.605       668      $ 228,259      78.25%   81.09%   74.01%
---------------------------------------------------------------------------------------------------------------------------


The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 503 to 821 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 668.


GROSS MARGINS
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                          NUMBER      AGGREGATE                            WEIGHTED      AVERAGE       WEIGHTED
                            OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE     PRINCIPAL       AVERAGE  PERCENT
RANGE OF                 MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT       BALANCE       ORIGINAL    FULL     PERCENT
GROSS MARGINS              LOANS     OUTSTANDING      POOL       COUPON      SCORE     OUTSTANDING        LTV      DOC        IO
-----------------------------------------------------------------------------------------------------------------------------------
3.501% to 4.000%               1   $    344,000        0.05%     5.000         741   $    344,000       80.00%   100.00%   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
4.001% to 4.500%             109     29,951,367        4.66      5.401         698        274,783       77.91     98.25     84.61
-----------------------------------------------------------------------------------------------------------------------------------
4.501% to 5.000%             567    151,596,500       23.59      5.862         682        267,366       78.21     94.52     87.41
-----------------------------------------------------------------------------------------------------------------------------------
5.001% to 5.500%             719    193,168,002       30.06      6.283         674        268,662       77.97     85.16     87.82
-----------------------------------------------------------------------------------------------------------------------------------
5.501% to 6.000%             594    144,084,106       22.42      6.727         667        242,566       78.41     71.04     79.05
-----------------------------------------------------------------------------------------------------------------------------------
6.001% to 6.500%             276     63,605,520        9.90      7.194         661        230,455       78.67     58.17     73.13
-----------------------------------------------------------------------------------------------------------------------------------
6.501% to 7.000%             185     37,671,136        5.86      7.700         645        203,628       79.81     54.92     62.13
-----------------------------------------------------------------------------------------------------------------------------------
7.001% to 7.500%              70     13,092,320        2.04      8.174         631        187,033       80.28     57.55     48.10
-----------------------------------------------------------------------------------------------------------------------------------
7.501% to 8.000%              33      6,172,127        0.96      8.863         605        187,034       82.63     79.43     36.63
-----------------------------------------------------------------------------------------------------------------------------------
8.001% to 8.500%              15      2,327,394        0.36      9.318         610        155,160       80.91     44.70     16.91
-----------------------------------------------------------------------------------------------------------------------------------
8.501% to 9.000%               2        388,963        0.06      9.826         599        194,481       86.95     39.09      0.00
-----------------------------------------------------------------------------------------------------------------------------------
9.501% to 10.000%              1        155,042        0.02     10.750         720        155,042      100.00      0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                     2,572   $642,556,477      100.00%     6.493         671   $    249,828       78.41%    79.56%    81.02%
-----------------------------------------------------------------------------------------------------------------------------------


As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 4.000% per annum to 9.750% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 5.539% per annum.


-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                       TOTAL COLLATERAL SUMMARY
-------------------------------------------------------------------------------



MAXIMUM MORTGAGE RATES
(EXCLUDES FIXED RATE MORTGAGE LOANS)


                         NUMBER      AGGREGATE                              WEIGHTED      AVERAGE      WEIGHTED
                           OF        PRINCIPAL       PERCENT OF  WEIGHTED    AVERAGE     PRINCIPAL      AVERAGE   PERCENT
RANGE OF MAXIMUM        MORTGAGE      BALANCE         MORTGAGE    AVERAGE    CREDIT       BALANCE      ORIGINAL     FULL    PERCENT
MORTGAGE RATES            LOANS     OUTSTANDING         POOL      COUPON      SCORE     OUTSTANDING       LTV       DOC       IO
-----------------------------------------------------------------------------------------------------------------------------------
11.000% or less             1       $    344,000        0.05%     5.000         741   $    344,000       80.00%   100.00%   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
11.001% to 11.500%        119         33,235,425        5.17      5.405         700        279,289       77.69     98.43     83.66
-----------------------------------------------------------------------------------------------------------------------------------
11.501% to 12.000%        605        167,461,304       26.06      5.871         683        276,796       78.31     94.33     89.10
-----------------------------------------------------------------------------------------------------------------------------------
12.001% to 12.500%        723        195,252,896       30.39      6.328         673        270,059       77.94     81.99     87.59
-----------------------------------------------------------------------------------------------------------------------------------
12.501% to 13.000%        589        138,260,671       21.52      6.798         669        234,738       78.56     66.27     78.40
-----------------------------------------------------------------------------------------------------------------------------------
13.001% to 13.500%        245         52,870,769        8.23      7.295         653        215,799       78.43     65.28     71.11
-----------------------------------------------------------------------------------------------------------------------------------
13.501% to 14.000%        173         34,985,911        5.44      7.779         638        202,231       79.77     58.96     52.67
-----------------------------------------------------------------------------------------------------------------------------------
14.001% to 14.500%         66         11,101,975        1.73      8.306         625        168,212       80.88     65.47     46.37
-----------------------------------------------------------------------------------------------------------------------------------
14.501% to 15.000%         33          6,172,127        0.96      8.863         605        187,034       82.63     79.43     36.63
-----------------------------------------------------------------------------------------------------------------------------------
15.001% to 15.500%         15          2,327,394        0.36      9.318         610        155,160       80.91     44.70     16.91
-----------------------------------------------------------------------------------------------------------------------------------
15.501% to 16.000%          2            388,963        0.06      9.826         599        194,481       86.95     39.09      0.00
-----------------------------------------------------------------------------------------------------------------------------------
16.501% to 17.000%          1            155,042        0.02     10.750         720        155,042      100.00      0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                  2,572       $642,556,477      100.00%     6.493         671   $    249,828       78.41%    79.56%    81.02%
-----------------------------------------------------------------------------------------------------------------------------------

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 11.000% per annum to 16.750% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 12.493% per annum.



-------------------------------------------------------------------------------
    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                       TOTAL COLLATERAL SUMMARY
-------------------------------------------------------------------------------

NEXT RATE ADJUSTMENT DATE
(EXCLUDES FIXED RATE MORTGAGE LOANS)

------------------------------------------------  --------------  -------------------  -----------------  --------------
                                                     NUMBER           AGGREGATE
                                                       OF             PRINCIPAL           PERCENT OF        WEIGHTED
NEXT RATE                                           MORTGAGE           BALANCE             MORTGAGE          AVERAGE
ADJUSTMENT DATE                                       LOANS          OUTSTANDING             POOL            COUPON
------------------------------------------------  --------------  -------------------  -----------------  --------------
July 2007                                                    19           $4,352,874              0.68%          5.618%
------------------------------------------------  --------------  -------------------  -----------------  --------------
August 2007                                                 233           63,770,162               9.92           5.766
------------------------------------------------  --------------  -------------------  -----------------  --------------
September 2007                                                9            3,425,719               0.53           5.942
------------------------------------------------  --------------  -------------------  -----------------  --------------
October 2007                                                489          136,355,904              21.22           6.191
------------------------------------------------  --------------  -------------------  -----------------  --------------
November 2007                                               661          168,095,486              26.16           6.593
------------------------------------------------  --------------  -------------------  -----------------  --------------
December 2007                                               584          142,136,061              22.12           7.006
------------------------------------------------  --------------  -------------------  -----------------  --------------
July 2008                                                     1              242,382               0.04           5.875
------------------------------------------------  --------------  -------------------  -----------------  --------------
August 2008                                                  52           11,654,058               1.81           5.723
------------------------------------------------  --------------  -------------------  -----------------  --------------
September 2008                                                1              117,500               0.02           5.990
------------------------------------------------  --------------  -------------------  -----------------  --------------
October 2008                                                 87           19,532,011               3.04           6.202
------------------------------------------------  --------------  -------------------  -----------------  --------------
November 2008                                               105           21,146,573               3.29           6.592
------------------------------------------------  --------------  -------------------  -----------------  --------------
December 2008                                               157           31,010,300               4.83           7.163
------------------------------------------------  --------------  -------------------  -----------------  --------------
July 2009                                                     1              635,152               0.10           5.375
------------------------------------------------  --------------  -------------------  -----------------  --------------
August 2009                                                   4              693,820               0.11           5.939
------------------------------------------------  --------------  -------------------  -----------------  --------------
October 2009                                                 11            2,171,101               0.34           6.249
------------------------------------------------  --------------  -------------------  -----------------  --------------
November 2009                                                 8            1,661,952               0.26           6.537
------------------------------------------------  --------------  -------------------  -----------------  --------------
December 2009                                                 7            1,553,478               0.24           6.672
------------------------------------------------  --------------  -------------------  -----------------  --------------
July 2010                                                     2              477,726               0.07           5.546
------------------------------------------------  --------------  -------------------  -----------------  --------------
August 2010                                                  15            3,755,834               0.58           5.772
------------------------------------------------  --------------  -------------------  -----------------  --------------
October 2010                                                 40           10,670,978               1.66           6.180
------------------------------------------------  --------------  -------------------  -----------------  --------------
November 2010                                                57           12,793,277               1.99           6.466
------------------------------------------------  --------------  -------------------  -----------------  --------------
December 2010                                                26            5,569,976               0.87           6.892
------------------------------------------------  --------------  -------------------  -----------------  --------------
December 2012                                                 3              734,151               0.11           7.989
------------------------------------------------  --------------  -------------------  -----------------  --------------
TOTAL:                                                    2,572         $642,556,477            100.00%          6.493%
------------------------------------------------  --------------  -------------------  -----------------  --------------

------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
                                                      WEIGHTED           AVERAGE          WEIGHTED
                                                       AVERAGE          PRINCIPAL          AVERAGE        PERCENT
NEXT RATE                                              CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
ADJUSTMENT DATE                                         SCORE          OUTSTANDING           LTV            DOC            IO
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
July 2007                                                673                 $229,099          77.60%         97.68%        94.34%
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
August 2007                                              676                  273,692           79.34          93.61         89.89
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
September 2007                                           710                  380,635           78.21          86.86        100.00
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
October 2007                                             671                  278,846           79.86          90.30         94.09
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
November 2007                                            666                  254,305           78.32          76.42         83.80
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
December 2007                                            671                  243,384           77.33          61.96         73.83
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
July 2008                                                643                  242,382           80.00         100.00        100.00
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
August 2008                                              685                  224,117           79.25          98.83         86.28
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
September 2008                                           617                  117,500           45.19         100.00        100.00
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
October 2008                                             680                  224,506           78.45          84.46         90.62
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
November 2008                                            658                  201,396           78.23          85.89         77.93
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
December 2008                                            658                  197,518           77.20          74.18         23.49
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
July 2009                                                789                  635,152           80.00         100.00          0.00
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
August 2009                                              701                  173,455           80.00         100.00         57.94
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
October 2009                                             663                  197,373           76.74          58.29        100.00
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
November 2009                                            656                  207,744           78.24         100.00         89.14
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
December 2009                                            689                  221,925           77.25          79.29         66.81
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
July 2010                                                721                  238,863           80.00         100.00         59.27
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
August 2010                                              682                  250,389           74.66         100.00         66.88
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
October 2010                                             675                  266,774           79.64          97.92         73.81
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
November 2010                                            684                  224,443           77.97          80.08         77.22
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
December 2010                                            672                  214,230           72.94          76.92         74.22
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
December 2012                                            689                  244,717           69.63          58.05          0.00
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------
TOTAL:                                                   671                 $249,828          78.41%         79.56%        81.02%
------------------------------------------------    --------------  ------------------  --------------  -------------  ------------

--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 1 COLLATERAL SUMMARY
-------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Aggregate Outstanding Principal Balance                      $290,432,736
Aggregate Original Principal Balance                         $290,768,132
Number of Mortgage Loans                                        1,744
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                              MINIMUM           MAXIMUM           AVERAGE (1)
                                              -------           -------           -----------
Original Principal Balance                    $17,400          $675,000            $166,725
Outstanding Principal Balance                 $17,388          $674,511            $166,533
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                              MINIMUM           MAXIMUM       WEIGHTED AVERAGE (2)
                                              -------           -------       --------------------
Original Term (mos)                             180              360                  358
Stated remaining Term (mos)(4)                  175              359                  356
Loan Age (mos)(4)                                1                6                    2
Current Interest Rate                         5.125%           12.000%              6.785%
Initial Interest Rate Cap (3)                 3.000%            3.000%              3.000%
Periodic Rate Cap (3)                         1.000%            1.000%              1.000%
Gross Margin (3)                              4.125%            9.750%              5.663%
Maximum Mortgage Rate (3)                     11.125%          16.750%              12.645%
Minimum Mortgage Rate (3)                     5.125%           10.750%              6.644%
Months to Roll (3)(4)                           18                83                  27
Original Loan-to-Value                        17.54%           100.00%              77.25%
Credit Score                                    503              821                  652
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                              EARLIEST          LATEST
                                              --------          ------
Maturity Date                               08/01/2020        12/01/2035
---------------------------------------------------------------------------------------------------

-----------------------------------------------------------       ----------------------------------------------------------------
LIEN POSITION                PERCENT OF MORTGAGE POOL              YEAR OF ORIGINATION                  PERCENT OF MORTGAGE POOL
                             ------------------------                                                   ------------------------
1st Lien                                             98.02%        2005                                                  100.00%
                                                                   --------------------------------------------------------------
2nd Lien                                              1.98%
------------------------------------------------------------

------------------------------------------------------------       --------------------------------------------------------------
OCCUPANCY                    PERCENT OF MORTGAGE POOL              LOAN PURPOSE                   PERCENT OF MORTGAGE POOL
                             ------------------------                                             ------------------------
Primary                                              95.27%        Purchase                                               44.79%
Second Home                                           0.90%        Refinance - Rate/Term                                   5.37%
Investment                                            3.83%        Refinance - Cashout                                    49.84%
------------------------------------------------------------       --------------------------------------------------------------

------------------------------------------------------------       --------------------------------------------------------------
LOAN TYPE                    PERCENT OF MORTGAGE POOL              PROPERTY TYPE                  PERCENT OF MORTGAGE POOL
                             ------------------------                                             ------------------------
Fixed Rate                                           19.00%        Single Family                                          76.05%
ARM                                                  81.00%        Planned Unit Development                               16.69%
------------------------------------------------------------
                                                                   Condominium                                             5.90%
------------------------------------------------------------
AMORTIZATION TYPE                  PERCENT OF MORTGAGE POOL        Two- to Four-Family                                     1.36%
                                   ------------------------
                                                                   --------------------------------------------------------------
Fully Amortizing                                     34.24%
Interest-Only                                        61.67%
Balloon                                               4.09%
------------------------------------------------------------


(1) Sum of Principal Balance divided by total number of loans.
(2) Weighted by Outstanding Principal Balance.
(3) Adjustable Rate Mortgage Loans only.
(4) As of the Cut-Off Date.


--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 1 COLLATERAL SUMMARY
-------------------------------------------------------------------------------


MORTGAGE RATES

-----------------------------------------------  --------------  ---------------------  ----------------  --------------
                                                    NUMBER            AGGREGATE
                                                      OF              PRINCIPAL           PERCENT OF        WEIGHTED
RANGE OF                                           MORTGAGE            BALANCE             MORTGAGE          AVERAGE
MORTGAGE RATES                                       LOANS           OUTSTANDING             POOL            COUPON
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
5.001% to 5.500%                                            57            $11,157,472             3.84%          5.407%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
5.501% to 6.000%                                           287             54,637,811             18.81           5.873
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
6.001% to 6.500%                                           390             72,687,953             25.03           6.332
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
6.501% to 7.000%                                           406             70,799,139             24.38           6.810
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
7.001% to 7.500%                                           193             31,755,164             10.93           7.306
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
7.501% to 8.000%                                           150             24,645,832              8.49           7.791
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
8.001% to 8.500%                                            70             10,600,131              3.65           8.320
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
8.501% to 9.000%                                            43              6,274,393              2.16           8.854
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
9.001% to 9.500%                                            35              3,306,467              1.14           9.308
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
9.501% to 10.000%                                           40              1,728,604              0.60           9.919
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
10.001% to 10.500%                                           7                331,698              0.11          10.332
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
10.501% to 11.000%                                          22                971,114              0.33          10.881
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
11.001% to 11.500%                                          41              1,453,721              0.50          11.322
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
11.501% to 12.000%                                           3                 83,237              0.03          11.910
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
TOTAL:                                                   1,744           $290,432,736           100.00%          6.785%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------

-----------------------------------------------    --------------  ------------------  --------------  -------------  -------------
                                                     WEIGHTED           AVERAGE          WEIGHTED
                                                      AVERAGE          PRINCIPAL          AVERAGE        PERCENT
RANGE OF                                              CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
MORTGAGE RATES                                         SCORE          OUTSTANDING           LTV            DOC             IO
-----------------------------------------------    --------------  ------------------  --------------  -------------  -------------
5.001% to 5.500%                                        678                 $195,745          76.04%         97.55%         73.18%
-----------------------------------------------    --------------  ------------------  --------------  -------------  -------------
5.501% to 6.000%                                        669                  190,376           76.76          97.59          80.16
-----------------------------------------------    --------------  ------------------  --------------  -------------  -------------
6.001% to 6.500%                                        662                  186,379           75.35          91.07          73.13
-----------------------------------------------    --------------  ------------------  --------------  -------------  -------------
6.501% to 7.000%                                        652                  174,382           76.79          88.86          57.44
-----------------------------------------------    --------------  ------------------  --------------  -------------  -------------
7.001% to 7.500%                                        633                  164,535           76.42          89.29          51.12
-----------------------------------------------    --------------  ------------------  --------------  -------------  -------------
7.501% to 8.000%                                        629                  164,306           78.64          73.66          41.27
-----------------------------------------------    --------------  ------------------  --------------  -------------  -------------
8.001% to 8.500%                                        613                  151,430           80.39          84.00          39.27
-----------------------------------------------    --------------  ------------------  --------------  -------------  -------------
8.501% to 9.000%                                        613                  145,916           84.24          83.07          37.60
-----------------------------------------------    --------------  ------------------  --------------  -------------  -------------
9.001% to 9.500%                                        621                   94,470           84.81          57.46          11.90
-----------------------------------------------    --------------  ------------------  --------------  -------------  -------------
9.501% to 10.000%                                       642                   43,215           98.65          85.12           0.00
-----------------------------------------------    --------------  ------------------  --------------  -------------  -------------
10.001% to 10.500%                                      649                   47,385          100.00          49.90           0.00
-----------------------------------------------    --------------  ------------------  --------------  -------------  -------------
10.501% to 11.000%                                      634                   44,142           99.46          75.38           0.00
-----------------------------------------------    --------------  ------------------  --------------  -------------  -------------
11.001% to 11.500%                                      613                   35,457          100.00         100.00           0.00
-----------------------------------------------    --------------  ------------------  --------------  -------------  -------------
11.501% to 12.000%                                      602                   27,746           94.45         100.00           0.00
-----------------------------------------------    --------------  ------------------  --------------  -------------  -------------
TOTAL:                                                  652                 $166,533          77.25%         89.43%         61.67%
-----------------------------------------------    --------------  ------------------  --------------  -------------  -------------


As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.125% per annum to 12.000% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.785% per annum.


REMAINING MONTHS TO STATED MATURITY

-----------------------------------------------  --------------  ---------------------  ----------------  --------------
                                                    NUMBER            AGGREGATE
                                                      OF              PRINCIPAL           PERCENT OF        WEIGHTED
RANGE OF                                           MORTGAGE            BALANCE             MORTGAGE          AVERAGE
REMAINING TERMS (MONTHS)                             LOANS           OUTSTANDING             POOL            COUPON
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
169 to 180                                                  51             $2,527,101             0.87%          8.997%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
229 to 240                                                   3                245,964              0.08           7.047
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
349 to 360                                               1,690            287,659,671             99.05           6.766
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
TOTAL:                                                   1,744           $290,432,736           100.00%          6.785%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------

-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
                                                   WEIGHTED           AVERAGE          WEIGHTED
                                                    AVERAGE          PRINCIPAL          AVERAGE        PERCENT
RANGE OF                                            CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
REMAINING TERMS (MONTHS)                             SCORE          OUTSTANDING           LTV            DOC             IO
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
169 to 180                                            639                  $49,551          83.54%         89.35%          0.00%
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
229 to 240                                            635                   81,988           63.46          85.41           0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
349 to 360                                            652                  170,213           77.21          89.44          62.26
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
TOTAL:                                                652                 $166,533          77.25%         89.43%         61.67%
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------


As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 175 months to 359 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 356 months.


--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 1 COLLATERAL SUMMARY
-------------------------------------------------------------------------------

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

-----------------------------------------------  --------------  ---------------------  ----------------  --------------
                                                    NUMBER            AGGREGATE
                                                      OF              PRINCIPAL           PERCENT OF        WEIGHTED
RANGE OF ORIGINAL MORTGAGE                         MORTGAGE            BALANCE             MORTGAGE          AVERAGE
LOAN PRINCIPAL BALANCES                              LOANS           OUTSTANDING             POOL            COUPON
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
$50,000 or less                                            121             $4,099,761             1.41%         10.189%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
$50,001 to $100,000                                        199             15,897,945              5.47           7.239
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
$100,001 to $150,000                                       533             67,534,361             23.25           6.843
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
$150,001 to $200,000                                       420             72,764,879             25.05           6.711
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
$200,001 to $250,000                                       191             42,568,399             14.66           6.667
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
$250,001 to $300,000                                       142             38,983,914             13.42           6.706
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
$300,001 to $350,000                                        71             22,747,554              7.83           6.529
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
$350,001 to $400,000                                        55             20,639,464              7.11           6.540
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
$400,001 to $450,000                                        11              4,521,948              1.56           6.543
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
$650,001 to $700,000                                         1                674,511              0.23           7.625
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
TOTAL:                                                   1,744           $290,432,736           100.00%          6.785%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------

-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
                                                   WEIGHTED           AVERAGE          WEIGHTED
                                                    AVERAGE          PRINCIPAL          AVERAGE        PERCENT
RANGE OF ORIGINAL MORTGAGE                          CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
LOAN PRINCIPAL BALANCES                              SCORE          OUTSTANDING           LTV            DOC             IO
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
$50,000 or less                                       644                  $33,882          97.81%         85.51%          0.00%
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
$50,001 to $100,000                                   658                   79,889           76.11          89.61          34.20
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
$100,001 to $150,000                                  652                  126,706           77.57          91.12          51.18
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
$150,001 to $200,000                                  653                  173,250           77.54          90.70          64.43
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
$200,001 to $250,000                                  655                  222,871           77.08          88.47          69.35
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
$250,001 to $300,000                                  650                  274,535           75.77          83.89          66.14
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
$300,001 to $350,000                                  645                  320,388           76.60          90.28          78.18
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
$350,001 to $400,000                                  648                  375,263           76.06          88.95          72.82
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
$400,001 to $450,000                                  657                  411,086           76.58         100.00          90.84
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
$650,001 to $700,000                                  646                  674,511           75.00         100.00           0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
TOTAL:                                                652                 $166,533          77.25%         89.43%         61.67%
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------


As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $17,388 to approximately $674,511 and the average outstanding principal balance of the Mortgage Loans was approximately $166,533.


PRODUCT TYPES

-----------------------------------------------  --------------  ---------------------  ----------------  --------------
                                                    NUMBER            AGGREGATE
                                                      OF              PRINCIPAL           PERCENT OF        WEIGHTED
                                                   MORTGAGE            BALANCE             MORTGAGE          AVERAGE
PRODUCT TYPES                                        LOANS           OUTSTANDING             POOL            COUPON
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
15 Year Fixed Loans                                          9               $958,274             0.33%          7.003%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
20 Year Fixed Loans                                          3                245,964              0.08           7.047
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
30 Year Fixed Loans                                        362             49,349,941             16.99           7.304
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
15/30 Balloon                                               42              1,568,827              0.54          10.215
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
30/40 Balloon                                                7              1,347,114              0.46           7.359
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
30/45 Balloon                                               11              1,721,617              0.59           7.396
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
2/28 LIBOR Loans                                           956            174,209,833             59.98           6.659
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
3/27 LIBOR Loans                                           208             35,215,983             12.13           6.544
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
3/27 LIBOR Loans (40 Year Am)                                8                911,842              0.31           7.515
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
3/27 LIBOR Loans (45 Year Am)                               36              5,725,910              1.97           7.316
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
4/26 LIBOR Loans                                            19              3,223,363              1.11           6.309
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
5/25 LIBOR Loans                                            80             15,347,177              5.28           6.417
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
5/25 LIBOR Loans (45 Year Am)                                1                158,958              0.05           6.990
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
7/23 LIBOR Loans (45 Year Am)                                2                447,933              0.15           8.781
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
TOTAL:                                                   1,744           $290,432,736           100.00%          6.785%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------

-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
                                                   WEIGHTED           AVERAGE          WEIGHTED
                                                    AVERAGE          PRINCIPAL          AVERAGE        PERCENT
                                                    CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
PRODUCT TYPES                                        SCORE          OUTSTANDING           LTV            DOC             IO
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
15 Year Fixed Loans                                   626                 $106,475          57.68%        100.00%          0.00%
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
20 Year Fixed Loans                                   635                   81,988           63.46          85.41           0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
30 Year Fixed Loans                                   637                  136,326           73.85          96.30          22.79
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
15/30 Balloon                                         647                   37,353           99.33          82.85           0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
30/40 Balloon                                         637                  192,445           75.12         100.00           0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
30/45 Balloon                                         647                  156,511           75.26         100.00           0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
2/28 LIBOR Loans                                      654                  182,228           78.21          87.25          73.70
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
3/27 LIBOR Loans                                      661                  169,308           78.12          91.22          73.20
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
3/27 LIBOR Loans (40 Year Am)                         638                  113,980           78.60          72.36           0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
3/27 LIBOR Loans (45 Year Am)                         640                  159,053           77.98          89.46           0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
4/26 LIBOR Loans                                      663                  169,651           77.24          85.81          73.52
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
5/25 LIBOR Loans                                      662                  191,840           74.88          89.39          73.75
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
5/25 LIBOR Loans (45 Year Am)                         651                  158,958           75.00         100.00           0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
7/23 LIBOR Loans (45 Year Am)                         644                  223,966           66.20          31.25           0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
TOTAL:                                                652                 $166,533          77.25%         89.43%         61.67%
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------



--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 1 COLLATERAL SUMMARY
-------------------------------------------------------------------------------


AMORTIZATION TYPE

-----------------------------------------------  --------------  ---------------------  ----------------  --------------
                                                    NUMBER            AGGREGATE
                                                      OF              PRINCIPAL           PERCENT OF        WEIGHTED
                                                   MORTGAGE            BALANCE             MORTGAGE          AVERAGE
AMORTIZATION TYPE                                    LOANS           OUTSTANDING             POOL            COUPON
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Fully Amortizing                                           708            $99,444,692            34.24%          7.114%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Balloon                                                    107             11,882,200              4.09           7.781
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
60 Month Interest-Only                                     872            168,157,684             57.90           6.504
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
120 Month Interest-Only                                     57             10,948,160              3.77           7.050
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
TOTAL:                                                   1,744           $290,432,736           100.00%          6.785%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------

-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
                                                   WEIGHTED           AVERAGE          WEIGHTED
                                                    AVERAGE          PRINCIPAL          AVERAGE        PERCENT
                                                    CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
AMORTIZATION TYPE                                    SCORE          OUTSTANDING           LTV            DOC             IO
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Fully Amortizing                                      643                 $140,459          76.05%         86.69%          0.00%
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Balloon                                               642                  111,049           79.64          87.94           0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
60 Month Interest-Only                                658                  192,841           77.95          90.47         100.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
120 Month Interest-Only                               644                  192,073           74.83         100.00         100.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
TOTAL:                                                652                 $166,533          77.25%         89.43%         61.67%
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------


ADJUSTMENT TYPE

--------------------------------------  --------------  ---------------------  ----------------  --------------  --------------
                                           NUMBER            AGGREGATE                                             WEIGHTED
                                             OF              PRINCIPAL           PERCENT OF        WEIGHTED         AVERAGE
                                          MORTGAGE            BALANCE             MORTGAGE          AVERAGE         CREDIT
ADJUSTMENT TYPE                             LOANS           OUTSTANDING             POOL            COUPON           SCORE
--------------------------------------  --------------  ---------------------  ----------------  --------------  --------------
ARM                                             1,310           $235,240,999            81.00%          6.645%        655
--------------------------------------  --------------  ---------------------  ----------------  --------------  --------------
Fixed Rate                                        434             55,191,737             19.00           7.385        638
--------------------------------------  --------------  ---------------------  ----------------  --------------  --------------
TOTAL:                                          1,744           $290,432,736           100.00%          6.785%        652
--------------------------------------  --------------  ---------------------  ----------------  --------------  --------------

--------------------------------------   ------------------  --------------  -------------  -------------
                                              AVERAGE          WEIGHTED
                                             PRINCIPAL          AVERAGE        PERCENT
                                              BALANCE          ORIGINAL          FULL         PERCENT
ADJUSTMENT TYPE                             OUTSTANDING           LTV            DOC             IO
--------------------------------------   ------------------  --------------  -------------  -------------
ARM                                               $179,573          77.94%         87.86%         71.36%
--------------------------------------   ------------------  --------------  -------------  -------------
Fixed Rate                                         127,170           74.32          96.14          20.38
--------------------------------------   ------------------  --------------  -------------  -------------
TOTAL:                                            $166,533          77.25%         89.43%         61.67%
--------------------------------------   ------------------  --------------  -------------  -------------


--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 1 COLLATERAL SUMMARY
-------------------------------------------------------------------------------

STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

-----------------------------------------------  --------------  ---------------------  ----------------  --------------
                                                    NUMBER            AGGREGATE
                                                      OF              PRINCIPAL           PERCENT OF        WEIGHTED
GEOGRAPHIC                                         MORTGAGE            BALANCE             MORTGAGE          AVERAGE
DISTRIBUTION                                         LOANS           OUTSTANDING             POOL            COUPON
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Arizona                                                     89            $13,792,046             4.75%          6.968%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Arkansas                                                     6                726,872              0.25           7.288
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
California                                                 417             98,308,094             33.85           6.550
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Colorado                                                   260             39,774,724             13.69           6.588
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Florida                                                     95             14,228,622              4.90           7.184
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Georgia                                                     66              8,770,608              3.02           7.463
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Idaho                                                       65              8,049,376              2.77           6.764
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Illinois                                                     6              1,093,829              0.38           7.423
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Indiana                                                      1                 95,917              0.03           6.750
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Iowa                                                         6                532,759              0.18           7.072
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Kansas                                                      28              3,978,027              1.37           6.924
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Kentucky                                                    18              2,192,930              0.76           7.225
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Maryland                                                     5              1,006,983              0.35           6.944
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Michigan                                                    84             10,309,138              3.55           7.264
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Minnesota                                                   39              6,258,126              2.15           6.510
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Missouri                                                    47              5,270,107              1.81           7.458
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Montana                                                      1                144,380              0.05           8.875
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Nebraska                                                    10              1,305,986              0.45           6.934
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Nevada                                                      51             10,062,798              3.46           6.914
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
New Jersey                                                   3                558,135              0.19           7.347
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
North Carolina                                               6                746,128              0.26           6.850
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Ohio                                                        72              8,293,314              2.86           7.203
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Oregon                                                     106             16,622,387              5.72           6.925
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Pennsylvania                                                 1                111,883              0.04           5.750
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
South Carolina                                               3                233,315              0.08           7.550
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Tennessee                                                   30              3,438,856              1.18           7.405
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Utah                                                        65              8,941,926              3.08           6.661
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Washington                                                 147             23,498,712              8.09           6.592
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Wisconsin                                                   15              1,874,441              0.65           8.353
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Wyoming                                                      2                212,318              0.07           6.870
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
TOTAL:                                                   1,744           $290,432,736           100.00%          6.785%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------

-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
                                                   WEIGHTED           AVERAGE          WEIGHTED
                                                    AVERAGE          PRINCIPAL          AVERAGE        PERCENT
GEOGRAPHIC                                          CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
DISTRIBUTION                                         SCORE          OUTSTANDING           LTV            DOC             IO
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Arizona                                               644                 $154,967          77.27%         89.88%         61.75%
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Arkansas                                              649                  121,145           78.48          87.42          20.27
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
California                                            649                  235,751           73.49          87.88          72.65
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Colorado                                              651                  152,980           79.63          97.09          71.70
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Florida                                               633                  149,775           77.52          87.30          35.40
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Georgia                                               644                  132,888           80.78          88.29          51.48
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Idaho                                                 656                  123,837           78.96          88.20          53.78
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Illinois                                              618                  182,305           74.27         100.00          59.36
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Indiana                                               633                   95,917           80.00         100.00           0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Iowa                                                  652                   88,793           77.62          84.49           0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Kansas                                                659                  142,072           81.19          93.17          30.75
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Kentucky                                              637                  121,829           80.65          92.83          34.07
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Maryland                                              652                  201,397           74.90         100.00          44.49
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Michigan                                              656                  122,728           82.55          82.05          49.85
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Minnesota                                             653                  160,465           78.76          91.43          84.30
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Missouri                                              653                  112,130           84.01          90.00          46.05
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Montana                                               681                  144,380           95.00           0.00           0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Nebraska                                              653                  130,599           82.62          92.26          40.43
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Nevada                                                663                  197,310           76.41          82.01          60.90
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
New Jersey                                            632                  186,045           45.54         100.00           0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
North Carolina                                        652                  124,355           80.66         100.00           0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Ohio                                                  655                  115,185           83.71          95.39          37.09
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Oregon                                                663                  156,815           77.24          85.58          51.50
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Pennsylvania                                          764                  111,883           80.00         100.00           0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
South Carolina                                        622                   77,772           74.07         100.00           0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Tennessee                                             632                  114,629           79.57          95.35          24.35
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Utah                                                  653                  137,568           78.71          87.93          60.76
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Washington                                            669                  159,855           78.56          88.82          67.75
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Wisconsin                                             638                  124,963           85.80          88.48           7.06
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Wyoming                                               628                  106,159           80.00         100.00          46.91
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
TOTAL:                                                652                 $166,533          77.25%         89.43%         61.67%
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------

No more than approximately 0.83% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 1 COLLATERAL SUMMARY
-------------------------------------------------------------------------------

ORIGINAL LOAN-TO-VALUE RATIOS

-----------------------------------------------  --------------  ---------------------  ----------------  --------------
                                                    NUMBER            AGGREGATE
                                                      OF              PRINCIPAL           PERCENT OF        WEIGHTED
RANGE OF ORIGINAL                                  MORTGAGE            BALANCE             MORTGAGE          AVERAGE
LOAN-TO-VALUE RATIOS                                 LOANS           OUTSTANDING             POOL            COUPON
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
10.01% to 20.00%                                             4               $303,594             0.10%          7.108%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
20.01% to 30.00%                                             9              1,049,682              0.36           7.206
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
30.01% to 40.00%                                            21              2,670,371              0.92           7.115
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
40.01% to 50.00%                                            33              5,679,509              1.96           6.675
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
50.01% to 60.00%                                            53              9,689,841              3.34           6.816
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
60.01% to 70.00%                                           134             27,903,472              9.61           6.798
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
70.01% to 75.00%                                           292             51,960,144             17.89           6.592
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
75.01% to 80.00%                                           833            145,387,116             50.06           6.504
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
80.01% to 85.00%                                            56             11,482,244              3.95           7.145
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
85.01% to 90.00%                                           102             18,118,597              6.24           7.697
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
90.01% to 95.00%                                            48              7,781,606              2.68           7.622
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
95.01% to 100.00%                                          159              8,406,560              2.89           9.444
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
TOTAL:                                                   1,744           $290,432,736           100.00%          6.785%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------

-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
                                                   WEIGHTED           AVERAGE          WEIGHTED
                                                    AVERAGE          PRINCIPAL          AVERAGE        PERCENT
RANGE OF ORIGINAL                                   CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
LOAN-TO-VALUE RATIOS                                 SCORE          OUTSTANDING           LTV            DOC             IO
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
10.01% to 20.00%                                      622                  $75,898          18.06%         70.38%         23.06%
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
20.01% to 30.00%                                      593                  116,631           26.66          80.02          16.96
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
30.01% to 40.00%                                      597                  127,161           36.86          91.95          35.73
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
40.01% to 50.00%                                      617                  172,106           46.47          87.70          46.05
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
50.01% to 60.00%                                      631                  182,827           55.73          89.15          43.61
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
60.01% to 70.00%                                      619                  208,235           66.15          89.00          46.61
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
70.01% to 75.00%                                      650                  177,946           74.59          89.33          63.83
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
75.01% to 80.00%                                      665                  174,534           79.86          88.83          70.52
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
80.01% to 85.00%                                      625                  205,040           84.21          96.04          62.94
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
85.01% to 90.00%                                      649                  177,633           89.76          90.96          58.06
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
90.01% to 95.00%                                      657                  162,117           94.35          94.10          43.74
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
95.01% to 100.00%                                     656                   52,871           99.97          87.91          14.56
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
TOTAL:                                                652                 $166,533          77.25%         89.43%         61.67%
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 17.54% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 1.98% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.43%. The weighted average Second Lien ratio for the Mortgage Loans which are in a second lien position was approximately 20.86%.

LOAN PURPOSE

-----------------------------------------------  --------------  ---------------------  ----------------  --------------
                                                    NUMBER            AGGREGATE
                                                      OF              PRINCIPAL           PERCENT OF        WEIGHTED
                                                   MORTGAGE            BALANCE             MORTGAGE          AVERAGE
LOAN PURPOSE                                         LOANS           OUTSTANDING             POOL            COUPON
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Refinance - Cashout                                        738           $144,751,075            49.84%          6.828%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Pruchase                                                   913            130,083,001             44.79           6.722
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Refinance - Rate Term                                       93             15,598,661              5.37           6.923
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
TOTAL:                                                   1,744           $290,432,736           100.00%          6.785%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------

-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
                                                   WEIGHTED           AVERAGE          WEIGHTED
                                                    AVERAGE          PRINCIPAL          AVERAGE        PERCENT
                                                    CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
LOAN PURPOSE                                         SCORE          OUTSTANDING           LTV            DOC             IO
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Refinance - Cashout                                   638                 $196,140          74.93%         89.56%         56.62%
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Pruchase                                              668                  142,479           80.26          88.66          69.16
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
Refinance - Rate Term                                 641                  167,728           73.66          94.73          46.08
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------
TOTAL:                                                652                 $166,533          77.25%         89.43%         61.67%
-----------------------------------------------  --------------  ------------------  --------------  -------------  -------------


--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 1 COLLATERAL SUMMARY
-------------------------------------------------------------------------------

PROPERTY TYPE

------------------------------------------------  --------------  ---------------------  ----------------  --------------
                                                     NUMBER            AGGREGATE
                                                       OF              PRINCIPAL           PERCENT OF        WEIGHTED
                                                    MORTGAGE            BALANCE             MORTGAGE          AVERAGE
PROPERTY TYPE                                         LOANS           OUTSTANDING             POOL            COUPON
------------------------------------------------  --------------  ---------------------  ----------------  --------------
Single Family                                             1,314           $220,878,805            76.05%          6.792%
------------------------------------------------  --------------  ---------------------  ----------------  --------------
Planned Unit Development                                    288             48,471,168             16.69           6.743
------------------------------------------------  --------------  ---------------------  ----------------  --------------
Condominium                                                 127             17,123,105              5.90           6.713
------------------------------------------------  --------------  ---------------------  ----------------  --------------
Two- to Four-Family                                          15              3,959,658              1.36           7.226
------------------------------------------------  --------------  ---------------------  ----------------  --------------
TOTAL:                                                    1,744           $290,432,736           100.00%          6.785%
------------------------------------------------  --------------  ---------------------  ----------------  --------------

------------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
                                                     WEIGHTED          AVERAGE           WEIGHTED
                                                     AVERAGE          PRINCIPAL          AVERAGE         PERCENT
                                                      CREDIT           BALANCE           ORIGINAL         FULL         PERCENT
PROPERTY TYPE                                         SCORE          OUTSTANDING           LTV             DOC            IO
------------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
Single Family                                          649                 $168,097           76.70%        90.03%         60.58%
------------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
Planned Unit Development                               654                  168,303            79.12         89.47          63.98
------------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
Condominium                                            676                  134,828            79.47         88.74          73.34
------------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
Two- to Four-Family                                    662                  263,977            75.30         58.61          43.53
------------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
TOTAL:                                                 652                 $166,533           77.25%        89.43%         61.67%
------------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------

DOCUMENTATION

-----------------------------------------------  --------------  ---------------------  ----------------  --------------
                                                    NUMBER            AGGREGATE
                                                      OF              PRINCIPAL           PERCENT OF        WEIGHTED
                                                   MORTGAGE            BALANCE             MORTGAGE          AVERAGE
DOCUMENTATION                                        LOANS           OUTSTANDING             POOL            COUPON
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Full Documentation                                       1,324           $215,129,730            74.07%          6.695%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Full Documentation - Bank Statements                       238             44,614,452             15.36           6.881
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
No Income Verification                                     152             24,776,087              8.53           7.439
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
Limited Income Verification                                 30              5,912,467              2.04           6.638
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
TOTAL:                                                   1,744           $290,432,736           100.00%          6.785%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------

-----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
                                                    WEIGHTED          AVERAGE           WEIGHTED
                                                    AVERAGE          PRINCIPAL          AVERAGE         PERCENT
                                                     CREDIT           BALANCE           ORIGINAL         FULL         PERCENT
DOCUMENTATION                                        SCORE          OUTSTANDING           LTV             DOC            IO
-----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
Full Documentation                                    648                 $162,485           77.19%       100.00%         63.82%
-----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
Full Documentation - Bank Statements                  649                  187,456            77.93        100.00          57.79
-----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
No Income Verification                                682                  163,001            75.98          0.00          45.54
-----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
Limited Income Verification                           681                  197,082            79.66          0.00          80.17
-----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
TOTAL:                                                652                 $166,533           77.25%        89.43%         61.67%
-----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------

OCCUPANCY

----------------------------------------------  --------------  ---------------------  ----------------  --------------
                                                   NUMBER            AGGREGATE
                                                     OF              PRINCIPAL           PERCENT OF        WEIGHTED
                                                  MORTGAGE            BALANCE             MORTGAGE          AVERAGE
OCCUPANCY                                           LOANS           OUTSTANDING             POOL            COUPON
----------------------------------------------  --------------  ---------------------  ----------------  --------------
Primary                                                 1,682           $276,699,529            95.27%          6.753%
----------------------------------------------  --------------  ---------------------  ----------------  --------------
Investment                                                 50             11,133,123              3.83           7.564
----------------------------------------------  --------------  ---------------------  ----------------  --------------
Second Home                                                12              2,600,083              0.90           6.867
----------------------------------------------  --------------  ---------------------  ----------------  --------------
TOTAL:                                                  1,744           $290,432,736           100.00%          6.785%
----------------------------------------------  --------------  ---------------------  ----------------  --------------

----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
                                                   WEIGHTED          AVERAGE           WEIGHTED
                                                   AVERAGE          PRINCIPAL          AVERAGE         PERCENT
                                                    CREDIT           BALANCE           ORIGINAL         FULL         PERCENT
OCCUPANCY                                           SCORE          OUTSTANDING           LTV             DOC            IO
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
Primary                                              650                 $164,506           77.02%        90.00%         61.37%
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
Investment                                           692                  222,662            82.44         78.58          65.68
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
Second Home                                          678                  216,674            79.04         75.32          76.57
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
TOTAL:                                               652                 $166,533           77.25%        89.43%         61.67%
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 1 COLLATERAL SUMMARY
-------------------------------------------------------------------------------

MORTGAGE LOANS AGE SUMMARY

------------------------------------------------  --------------  ---------------------  ----------------  --------------
                                                     NUMBER            AGGREGATE
                                                       OF              PRINCIPAL           PERCENT OF        WEIGHTED
MORTGAGE LOANS AGE                                  MORTGAGE            BALANCE             MORTGAGE          AVERAGE
(MONTHS)                                              LOANS           OUTSTANDING             POOL            COUPON
------------------------------------------------  --------------  ---------------------  ----------------  --------------
1                                                           545            $91,729,879            31.58%          7.248%
------------------------------------------------  --------------  ---------------------  ----------------  --------------
2                                                           688            107,970,634             37.18           6.914
------------------------------------------------  --------------  ---------------------  ----------------  --------------
3                                                           331             57,176,911             19.69           6.385
------------------------------------------------  --------------  ---------------------  ----------------  --------------
4                                                             2                191,100              0.07           6.138
------------------------------------------------  --------------  ---------------------  ----------------  --------------
5                                                           168             31,711,428             10.92           5.795
------------------------------------------------  --------------  ---------------------  ----------------  --------------
6                                                            10              1,652,784              0.57           5.648
------------------------------------------------  --------------  ---------------------  ----------------  --------------
TOTAL:                                                    1,744           $290,432,736           100.00%          6.785%
------------------------------------------------  --------------  ---------------------  ----------------  --------------

------------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
                                                     WEIGHTED          AVERAGE           WEIGHTED
                                                     AVERAGE          PRINCIPAL          AVERAGE         PERCENT
MORTGAGE LOANS AGE                                    CREDIT           BALANCE           ORIGINAL         FULL         PERCENT
(MONTHS)                                              SCORE          OUTSTANDING           LTV             DOC            IO
------------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
1                                                      646                 $168,312           74.55%        84.09%         41.11%
------------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
2                                                      650                  156,934            78.08         88.97          60.95
------------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
3                                                      659                  172,740            79.58         93.35          85.87
------------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
4                                                      637                   95,550            58.60        100.00         100.00
------------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
5                                                      662                  188,758            78.32         99.28          78.69
------------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
6                                                      675                  165,278            74.32         90.63          81.83
------------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
TOTAL:                                                 652                 $166,533           77.25%        89.43%         61.67%
------------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 2 months.


ORIGINAL PREPAYMENT PENALTY TERM

-----------------------------------------------  --------------  ---------------------  ----------------  --------------
                                                    NUMBER            AGGREGATE
                                                      OF              PRINCIPAL           PERCENT OF        WEIGHTED
ORIGINAL PREPAYMENT                                MORTGAGE            BALANCE             MORTGAGE          AVERAGE
PENALTY TERM                                         LOANS           OUTSTANDING             POOL            COUPON
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
None                                                       169            $19,990,411             6.88%          7.822%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
6 Months                                                    26              3,793,153              1.31           6.844
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
12 Months                                                   97             19,207,639              6.61           6.883
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
24 Months                                                  771            133,482,225             45.96           6.676
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
36 Months                                                  681            113,959,309             39.24           6.713
-----------------------------------------------  --------------  ---------------------  ----------------  --------------
TOTAL:                                                   1,744           $290,432,736           100.00%          6.785%
-----------------------------------------------  --------------  ---------------------  ----------------  --------------

-----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
                                                    WEIGHTED          AVERAGE           WEIGHTED
                                                    AVERAGE          PRINCIPAL          AVERAGE         PERCENT
ORIGINAL PREPAYMENT                                  CREDIT           BALANCE           ORIGINAL         FULL         PERCENT
PENALTY TERM                                         SCORE          OUTSTANDING           LTV             DOC            IO
-----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
None                                                  651                 $118,286           81.65%        86.02%         37.26%
-----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
6 Months                                              661                  145,891            80.49         93.78          32.25
-----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
12 Months                                             646                  198,017            74.38         94.51          64.17
-----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
24 Months                                             652                  173,129            78.21         87.63          73.71
-----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
36 Months                                             652                  167,341            75.73         91.14          52.41
-----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
TOTAL:                                                652                 $166,533           77.25%        89.43%         61.67%
-----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 28 months.


--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 1 COLLATERAL SUMMARY
-------------------------------------------------------------------------------

CREDIT SCORES

----------------------------------------------  --------------  ---------------------  ----------------  --------------
                                                   NUMBER            AGGREGATE
                                                     OF              PRINCIPAL           PERCENT OF        WEIGHTED
RANGE OF                                          MORTGAGE            BALANCE             MORTGAGE          AVERAGE
CREDIT SCORES                                       LOANS           OUTSTANDING             POOL            COUPON
----------------------------------------------  --------------  ---------------------  ----------------  --------------
503 to 525                                                  1               $270,000             0.09%          8.990%
----------------------------------------------  --------------  ---------------------  ----------------  --------------
526 to 550                                                 20              3,605,758              1.24           7.774
----------------------------------------------  --------------  ---------------------  ----------------  --------------
551 to 575                                                 95             17,379,827              5.98           7.686
----------------------------------------------  --------------  ---------------------  ----------------  --------------
576 to 600                                                116             17,273,351              5.95           7.430
----------------------------------------------  --------------  ---------------------  ----------------  --------------
601 to 625                                                330             51,192,510             17.63           7.025
----------------------------------------------  --------------  ---------------------  ----------------  --------------
626 to 650                                                351             61,798,902             21.28           6.592
----------------------------------------------  --------------  ---------------------  ----------------  --------------
651 to 675                                                318             54,099,375             18.63           6.601
----------------------------------------------  --------------  ---------------------  ----------------  --------------
676 to 700                                                235             40,836,096             14.06           6.499
----------------------------------------------  --------------  ---------------------  ----------------  --------------
701 to 725                                                124             19,468,535              6.70           6.591
----------------------------------------------  --------------  ---------------------  ----------------  --------------
726 to 750                                                 71             10,929,729              3.76           6.657
----------------------------------------------  --------------  ---------------------  ----------------  --------------
751 to 775                                                 60              8,709,072              3.00           6.558
----------------------------------------------  --------------  ---------------------  ----------------  --------------
776 to 800                                                 20              4,395,610              1.51           6.264
----------------------------------------------  --------------  ---------------------  ----------------  --------------
801 to 821                                                  3                473,971              0.16           6.577
----------------------------------------------  --------------  ---------------------  ----------------  --------------
TOTAL:                                                  1,744           $290,432,736           100.00%          6.785%
----------------------------------------------  --------------  ---------------------  ----------------  --------------

----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
                                                   WEIGHTED          AVERAGE           WEIGHTED
                                                   AVERAGE          PRINCIPAL          AVERAGE         PERCENT
RANGE OF                                            CREDIT           BALANCE           ORIGINAL         FULL         PERCENT
CREDIT SCORES                                       SCORE          OUTSTANDING           LTV             DOC            IO
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
503 to 525                                           503                 $270,000           55.10%       100.00%        100.00%
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
526 to 550                                           543                  180,288            68.45         93.44          24.33
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
551 to 575                                           565                  182,946            69.73         92.43          44.21
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
576 to 600                                           590                  148,908            70.85         95.48          41.22
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
601 to 625                                           612                  155,129            76.64         96.09          55.36
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
626 to 650                                           639                  176,065            77.80         95.63          67.32
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
651 to 675                                           663                  170,124            78.91         88.94          65.46
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
676 to 700                                           688                  173,771            79.29         83.67          70.68
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
701 to 725                                           712                  157,004            79.84         73.38          62.96
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
726 to 750                                           738                  153,940            80.67         76.53          71.64
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
751 to 775                                           761                  145,151            80.61         69.50          62.55
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
776 to 800                                           787                  219,780            74.43         86.53          69.74
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
801 to 821                                           814                  157,990            73.46        100.00          70.47
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
TOTAL:                                               652                 $166,533           77.25%        89.43%         61.67%
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 503 to 821 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 652.

GROSS MARGINS
(EXCLUDES FIXED RATE MORTGAGE LOANS)

---------------------------------------------  --------------  ---------------------  ----------------  --------------
                                                  NUMBER            AGGREGATE
                                                    OF              PRINCIPAL           PERCENT OF        WEIGHTED
RANGE OF                                         MORTGAGE            BALANCE             MORTGAGE          AVERAGE
GROSS MARGINS                                      LOANS           OUTSTANDING             POOL            COUPON
---------------------------------------------  --------------  ---------------------  ----------------  --------------
4.001% to 4.500%                                          53            $10,370,955             4.41%          5.404%
---------------------------------------------  --------------  ---------------------  ----------------  --------------
4.501% to 5.000%                                         278             52,616,032             22.37           5.875
---------------------------------------------  --------------  ---------------------  ----------------  --------------
5.001% to 5.500%                                         323             59,239,394             25.18           6.294
---------------------------------------------  --------------  ---------------------  ----------------  --------------
5.501% to 6.000%                                         312             54,921,880             23.35           6.776
---------------------------------------------  --------------  ---------------------  ----------------  --------------
6.001% to 6.500%                                         139             24,118,288             10.25           7.299
---------------------------------------------  --------------  ---------------------  ----------------  --------------
6.501% to 7.000%                                         113             18,818,689              8.00           7.739
---------------------------------------------  --------------  ---------------------  ----------------  --------------
7.001% to 7.500%                                          50              7,912,595              3.36           8.299
---------------------------------------------  --------------  ---------------------  ----------------  --------------
7.501% to 8.000%                                          26              4,856,572              2.06           8.869
---------------------------------------------  --------------  ---------------------  ----------------  --------------
8.001% to 8.500%                                          14              2,079,523              0.88           9.326
---------------------------------------------  --------------  ---------------------  ----------------  --------------
8.501% to 9.000%                                           1                152,029              0.06           9.750
---------------------------------------------  --------------  ---------------------  ----------------  --------------
9.501% to 10.000%                                          1                155,042              0.07          10.750
---------------------------------------------  --------------  ---------------------  ----------------  --------------
TOTAL:                                                 1,310           $235,240,999           100.00%          6.645%
---------------------------------------------  --------------  ---------------------  ----------------  --------------

---------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
                                                  WEIGHTED          AVERAGE           WEIGHTED
                                                  AVERAGE          PRINCIPAL          AVERAGE         PERCENT
RANGE OF                                           CREDIT           BALANCE           ORIGINAL         FULL         PERCENT
GROSS MARGINS                                      SCORE          OUTSTANDING           LTV             DOC            IO
---------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
4.001% to 4.500%                                    676                 $195,678           76.14%        97.36%         73.85%
---------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
4.501% to 5.000%                                    669                  189,266            76.83         97.50          79.55
---------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
5.001% to 5.500%                                    663                  183,404            76.79         90.43          82.88
---------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
5.501% to 6.000%                                    655                  176,032            78.41         85.89          69.75
---------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
6.001% to 6.500%                                    636                  173,513            78.20         85.76          61.59
---------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
6.501% to 7.000%                                    636                  166,537            80.62         69.34          55.45
---------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
7.001% to 7.500%                                    617                  158,252            81.34         71.57          42.04
---------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
7.501% to 8.000%                                    611                  186,791            82.82         81.43          39.70
---------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
8.001% to 8.500%                                    605                  148,537            81.02         50.03          18.93
---------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
8.501% to 9.000%                                    569                  152,029            90.00        100.00           0.00
---------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
9.501% to 10.000%                                   720                  155,042           100.00          0.00           0.00
---------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
TOTAL:                                              655                 $179,573           77.94%        87.86%         71.36%
---------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------

As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 4.125% per annum to 9.750% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 5.663% per annum.


--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 1 COLLATERAL SUMMARY
-------------------------------------------------------------------------------

MAXIMUM MORTGAGE RATES
(EXCLUDES FIXED RATE MORTGAGE LOANS)

----------------------------------------------  --------------  ---------------------  ----------------  --------------
                                                   NUMBER            AGGREGATE
                                                     OF              PRINCIPAL           PERCENT OF        WEIGHTED
RANGE OF MAXIMUM                                  MORTGAGE            BALANCE             MORTGAGE          AVERAGE
MORTGAGE RATES                                      LOANS           OUTSTANDING             POOL            COUPON
----------------------------------------------  --------------  ---------------------  ----------------  --------------
11.001% to 11.500%                                         57            $11,157,472             4.74%          5.407%
----------------------------------------------  --------------  ---------------------  ----------------  --------------
11.501% to 12.000%                                        284             54,230,977             23.05           5.872
----------------------------------------------  --------------  ---------------------  ----------------  --------------
12.001% to 12.500%                                        325             60,246,755             25.61           6.318
----------------------------------------------  --------------  ---------------------  ----------------  --------------
12.501% to 13.000%                                        307             53,362,699             22.68           6.804
----------------------------------------------  --------------  ---------------------  ----------------  --------------
13.001% to 13.500%                                        135             22,375,713              9.51           7.316
----------------------------------------------  --------------  ---------------------  ----------------  --------------
13.501% to 14.000%                                        111             19,112,074              8.12           7.784
----------------------------------------------  --------------  ---------------------  ----------------  --------------
14.001% to 14.500%                                         49              7,512,143              3.19           8.324
----------------------------------------------  --------------  ---------------------  ----------------  --------------
14.501% to 15.000%                                         26              4,856,572              2.06           8.869
----------------------------------------------  --------------  ---------------------  ----------------  --------------
15.001% to 15.500%                                         14              2,079,523              0.88           9.326
----------------------------------------------  --------------  ---------------------  ----------------  --------------
15.501% to 16.000%                                          1                152,029              0.06           9.750
----------------------------------------------  --------------  ---------------------  ----------------  --------------
16.501% to 17.000%                                          1                155,042              0.07          10.750
----------------------------------------------  --------------  ---------------------  ----------------  --------------
TOTAL:                                                  1,310           $235,240,999           100.00%          6.645%
----------------------------------------------  --------------  ---------------------  ----------------  --------------

----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
                                                   WEIGHTED          AVERAGE           WEIGHTED
                                                   AVERAGE          PRINCIPAL          AVERAGE         PERCENT
RANGE OF MAXIMUM                                    CREDIT           BALANCE           ORIGINAL         FULL         PERCENT
MORTGAGE RATES                                      SCORE          OUTSTANDING           LTV             DOC            IO
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
11.001% to 11.500%                                   678                 $195,745           76.04%        97.55%         73.18%
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
11.501% to 12.000%                                   669                  190,954            76.87         97.57          80.22
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
12.001% to 12.500%                                   664                  185,375            76.90         89.37          83.61
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
12.501% to 13.000%                                   653                  173,820            78.58         85.48          69.12
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
13.001% to 13.500%                                   636                  165,746            77.65         84.80          62.96
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
13.501% to 14.000%                                   633                  172,181            80.54         70.57          48.14
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
14.001% to 14.500%                                   617                  153,309            81.66         77.43          44.28
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
14.501% to 15.000%                                   611                  186,791            82.82         81.43          39.70
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
15.001% to 15.500%                                   605                  148,537            81.02         50.03          18.93
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
15.501% to 16.000%                                   569                  152,029            90.00        100.00           0.00
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
16.501% to 17.000%                                   720                  155,042           100.00          0.00           0.00
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
TOTAL:                                               655                 $179,573           77.94%        87.86%         71.36%
----------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 11.125% per annum to 16.750% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 12.645% per annum.

--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 1 COLLATERAL SUMMARY
-------------------------------------------------------------------------------

NEXT RATE ADJUSTMENT DATE
(EXCLUDES FIXED RATE MORTGAGE LOANS)

------------------------------------------  --------------  ---------------------  ----------------  --------------
                                               NUMBER            AGGREGATE
                                                 OF              PRINCIPAL           PERCENT OF        WEIGHTED
NEXT RATE                                     MORTGAGE            BALANCE             MORTGAGE          AVERAGE
ADJUSTMENT DATE                                 LOANS           OUTSTANDING             POOL            COUPON
------------------------------------------  --------------  ---------------------  ----------------  --------------
July 2007                                               8             $1,356,400             0.58%          5.449%
------------------------------------------  --------------  ---------------------  ----------------  --------------
August 2007                                           121             23,561,206             10.02           5.777
------------------------------------------  --------------  ---------------------  ----------------  --------------
September 2007                                          1                 73,600              0.03           6.375
------------------------------------------  --------------  ---------------------  ----------------  --------------
October 2007                                          211             40,268,421             17.12           6.299
------------------------------------------  --------------  ---------------------  ----------------  --------------
November 2007                                         340             61,592,851             26.18           6.817
------------------------------------------  --------------  ---------------------  ----------------  --------------
December 2007                                         275             47,357,356             20.13           7.233
------------------------------------------  --------------  ---------------------  ----------------  --------------
July 2008                                               1                242,382              0.10           5.875
------------------------------------------  --------------  ---------------------  ----------------  --------------
August 2008                                            31              5,325,338              2.26           5.781
------------------------------------------  --------------  ---------------------  ----------------  --------------
September 2008                                          1                117,500              0.05           5.990
------------------------------------------  --------------  ---------------------  ----------------  --------------
October 2008                                           53              9,375,924              3.99           6.199
------------------------------------------  --------------  ---------------------  ----------------  --------------
November 2008                                          71             12,535,876              5.33           6.619
------------------------------------------  --------------  ---------------------  ----------------  --------------
December 2008                                          95             14,256,715              6.06           7.379
------------------------------------------  --------------  ---------------------  ----------------  --------------
August 2009                                             4                693,820              0.29           5.939
------------------------------------------  --------------  ---------------------  ----------------  --------------
October 2009                                            8              1,205,638              0.51           6.263
------------------------------------------  --------------  ---------------------  ----------------  --------------
November 2009                                           5                770,202              0.33           6.922
------------------------------------------  --------------  ---------------------  ----------------  --------------
December 2009                                           2                553,702              0.24           6.023
------------------------------------------  --------------  ---------------------  ----------------  --------------
August 2010                                            10              2,049,246              0.87           5.822
------------------------------------------  --------------  ---------------------  ----------------  --------------
October 2010                                           20              4,566,197              1.94           6.218
------------------------------------------  --------------  ---------------------  ----------------  --------------
November 2010                                          36              6,358,031              2.70           6.556
------------------------------------------  --------------  ---------------------  ----------------  --------------
December 2010                                          15              2,532,661              1.08           6.944
------------------------------------------  --------------  ---------------------  ----------------  --------------
December 2012                                           2                447,933              0.19           8.781
------------------------------------------  --------------  ---------------------  ----------------  --------------
TOTAL:                                              1,310           $235,240,999           100.00%          6.645%
------------------------------------------  --------------  ---------------------  ----------------  --------------

------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
                                               WEIGHTED          AVERAGE           WEIGHTED
                                               AVERAGE          PRINCIPAL          AVERAGE         PERCENT
NEXT RATE                                       CREDIT           BALANCE           ORIGINAL         FULL         PERCENT
ADJUSTMENT DATE                                 SCORE          OUTSTANDING           LTV             DOC            IO
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
July 2007                                        680                 $169,550           72.30%        92.56%         81.84%
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
August 2007                                      659                  194,721            78.54         99.61          81.76
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
September 2007                                   669                   73,600            80.00        100.00         100.00
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
October 2007                                     659                  190,846            79.94         93.27          88.87
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
November 2007                                    648                  181,155            78.39         86.50          71.81
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
December 2007                                    653                  172,209            76.51         76.78          58.97
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
July 2008                                        643                  242,382            80.00        100.00         100.00
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
August 2008                                      670                  171,785            79.88         97.43          84.23
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
September 2008                                   617                  117,500            45.19        100.00         100.00
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
October 2008                                     671                  176,904            78.72         93.23          88.39
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
November 2008                                    659                  176,562            78.08         89.42          77.90
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
December 2008                                    643                  150,071            77.31         87.01          20.20
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
August 2009                                      701                  173,455            80.00        100.00          57.94
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
October 2009                                     658                  150,705            74.13         62.05         100.00
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
November 2009                                    614                  154,040            79.12        100.00          76.56
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
December 2009                                    695                  276,851            77.94        100.00          31.15
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
August 2010                                      658                  204,925            70.24        100.00          39.29
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
October 2010                                     653                  228,310            75.86        100.00          81.57
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
November 2010                                    673                  176,612            77.17         78.71          70.37
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
December 2010                                    655                  168,844            71.17         89.17          91.36
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
December 2012                                    644                  223,966            66.20         31.25           0.00
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------
TOTAL:                                           655                 $179,573           77.94%        87.86%         71.36%
------------------------------------------  ---------------  -----------------  ---------------  ------------  -------------


--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 2 COLLATERAL SUMMARY
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Aggregate Outstanding Principal Balance                  $434,974,214
Aggregate Original Principal Balance                     $435,148,415
Number of Mortgage Loans                                    1,434
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                              MINIMUM       MAXIMUM        AVERAGE (1)
                                              -------       -------        -----------
Original Principal Balance                    $21,800      $995,000         $303,451
Outstanding Principal Balance                 $21,778      $995,000         $303,329
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                              MINIMUM       MAXIMUM    WEIGHTED AVERAGE (2)
                                              -------       -------    --------------------
Original Term (mos)                             180          360               359
Stated remaining Term (mos)(4)                  177          359               357
Loan Age (mos)(4)                                1            6                 2
Current Interest Rate                         5.000%       12.000%           6.485%
Initial Interest Rate Cap (3)                 3.000%        3.000%           3.000%
Periodic Rate Cap (3)                         1.000%        1.000%           1.000%
Gross Margin (3)                              4.000%        8.875%           5.467%
Maximum Mortgage Rate (3)                     11.000%      15.875%           12.406%
Minimum Mortgage Rate (3)                     5.000%        9.875%           6.404%
Months to Roll (3)(4)                           18            83               25
Original Loan-to-Value                        55.93%       100.00%           78.92%
Credit Score                                    513          810               678
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                              EARLIEST      LATEST
                                              --------      ------
Maturity Date                               10/01/2020    12/01/2035
--------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
LIEN POSITION              PERCENT OF MORTGAGE POOL              YEAR OF ORIGINATION               PERCENT OF MORTGAGE POOL
                           ------------------------                                                ------------------------
1st Lien                                           98.46%        2005                                                     100.00%
                                                                 -----------------------------------------------------------------
2nd Lien                                            1.54%
----------------------------------------------------------

----------------------------------------------------------       -----------------------------------------------------------------
OCCUPANCY                  PERCENT OF MORTGAGE POOL              LOAN PURPOSE                      PERCENT OF MORTGAGE POOL
                           ------------------------                                                ------------------------
Primary                                            99.45%        Purchase                                                  91.16%
Second Home                                         0.17%        Refinance - Rate/Term                                      1.12%
Investment                                          0.38%        Refinance - Cashout                                        7.71%
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
LOAN TYPE                  PERCENT OF MORTGAGE POOL              PROPERTY TYPE                     PERCENT OF MORTGAGE POOL
                           ------------------------                                                ------------------------
Fixed Rate                                          6.36%        Single Family                                             73.30%
ARM                                                93.64%        Planned Unit Development                                  17.27%
----------------------------------------------------------
                                                                 Condominium                                                7.33%
----------------------------------------------------------
AMORTIZATION TYPE                PERCENT OF MORTGAGE POOL        Two- to Four-Family                                        2.11%
                                 ------------------------
                                                                 -----------------------------------------------------------------
Fully Amortizing                                   14.08%
Interest-Only                                      82.26%
Balloon                                             3.66%
----------------------------------------------------------

(1) Sum of Principal Balance divided by total number of loans.
(2) Weighted by Outstanding Principal Balance.
(3) Adjustable Rate Mortgage Loans only.
(4) As of the Cut-Off Date.

--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 2 COLLATERAL SUMMARY
-------------------------------------------------------------------------------

MORTGAGE RATES

------------------------------------------  --------------  -----------------------  -----------------  --------------
                                               NUMBER             AGGREGATE
                                                 OF               PRINCIPAL             PERCENT OF        WEIGHTED
RANGE OF                                      MORTGAGE             BALANCE               MORTGAGE          AVERAGE
MORTGAGE RATES                                  LOANS            OUTSTANDING               POOL            COUPON
------------------------------------------  --------------  -----------------------  -----------------  --------------
5.000% or less                                          1                 $344,000              0.08%          5.000%
------------------------------------------  --------------  -----------------------  -----------------  --------------
5.001% to 5.500%                                       62               22,077,953               5.08           5.403
------------------------------------------  --------------  -----------------------  -----------------  --------------
5.501% to 6.000%                                      322              113,530,327              26.10           5.870
------------------------------------------  --------------  -----------------------  -----------------  --------------
6.001% to 6.500%                                      415              141,288,310              32.48           6.332
------------------------------------------  --------------  -----------------------  -----------------  --------------
6.501% to 7.000%                                      311               94,029,392              21.62           6.795
------------------------------------------  --------------  -----------------------  -----------------  --------------
7.001% to 7.500%                                      117               31,864,942               7.33           7.294
------------------------------------------  --------------  -----------------------  -----------------  --------------
7.501% to 8.000%                                       74               18,800,571               4.32           7.789
------------------------------------------  --------------  -----------------------  -----------------  --------------
8.001% to 8.500%                                       29                5,074,764               1.17           8.279
------------------------------------------  --------------  -----------------------  -----------------  --------------
8.501% to 9.000%                                       16                2,280,976               0.52           8.858
------------------------------------------  --------------  -----------------------  -----------------  --------------
9.001% to 9.500%                                       13                1,213,217               0.28           9.305
------------------------------------------  --------------  -----------------------  -----------------  --------------
9.501% to 10.000%                                      22                1,515,949               0.35           9.891
------------------------------------------  --------------  -----------------------  -----------------  --------------
10.001% to 10.500%                                      8                  472,230               0.11          10.333
------------------------------------------  --------------  -----------------------  -----------------  --------------
10.501% to 11.000%                                     22                1,474,594               0.34          10.905
------------------------------------------  --------------  -----------------------  -----------------  --------------
11.001% to 11.500%                                     18                  809,005               0.19          11.334
------------------------------------------  --------------  -----------------------  -----------------  --------------
11.501% to 12.000%                                      4                  197,983               0.05          11.842
------------------------------------------  --------------  -----------------------  -----------------  --------------
TOTAL:                                              1,434             $434,974,214            100.00%          6.485%
------------------------------------------  --------------  -----------------------  -----------------  --------------

------------------------------------------  --------------  ------------------  --------------  -------------  ------------
                                              WEIGHTED           AVERAGE          WEIGHTED
                                               AVERAGE          PRINCIPAL          AVERAGE        PERCENT
RANGE OF                                       CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
MORTGAGE RATES                                  SCORE          OUTSTANDING           LTV            DOC            IO
------------------------------------------  --------------  ------------------  --------------  -------------  ------------
5.000% or less                                   741                 $344,000          80.00%        100.00%       100.00%
------------------------------------------  --------------  ------------------  --------------  -------------  ------------
5.001% to 5.500%                                 712                  356,096           78.52          98.87         88.96
------------------------------------------  --------------  ------------------  --------------  -------------  ------------
5.501% to 6.000%                                 689                  352,579           79.00          92.53         93.37
------------------------------------------  --------------  ------------------  --------------  -------------  ------------
6.001% to 6.500%                                 677                  340,454           78.31          79.82         86.10
------------------------------------------  --------------  ------------------  --------------  -------------  ------------
6.501% to 7.000%                                 675                  302,345           78.31          57.17         80.51
------------------------------------------  --------------  ------------------  --------------  -------------  ------------
7.001% to 7.500%                                 664                  272,350           79.04          54.22         72.42
------------------------------------------  --------------  ------------------  --------------  -------------  ------------
7.501% to 8.000%                                 645                  254,062           78.74          51.37         49.08
------------------------------------------  --------------  ------------------  --------------  -------------  ------------
8.001% to 8.500%                                 645                  174,992           80.62          55.03         35.91
------------------------------------------  --------------  ------------------  --------------  -------------  ------------
8.501% to 9.000%                                 634                  142,561           89.54          65.33         14.60
------------------------------------------  --------------  ------------------  --------------  -------------  ------------
9.001% to 9.500%                                 699                   93,324           95.91          33.44          0.00
------------------------------------------  --------------  ------------------  --------------  -------------  ------------
9.501% to 10.000%                                648                   68,907           97.19          55.17          0.00
------------------------------------------  --------------  ------------------  --------------  -------------  ------------
10.001% to 10.500%                               663                   59,029          100.00          31.78          0.00
------------------------------------------  --------------  ------------------  --------------  -------------  ------------
10.501% to 11.000%                               620                   67,027           99.15          86.85          0.00
------------------------------------------  --------------  ------------------  --------------  -------------  ------------
11.001% to 11.500%                               609                   44,945           99.10          94.37          0.00
------------------------------------------  --------------  ------------------  --------------  -------------  ------------
11.501% to 12.000%                               599                   49,496           99.99          48.02          0.00
------------------------------------------  --------------  ------------------  --------------  -------------  ------------
TOTAL:                                           678                 $303,329          78.92%         75.52%        82.26%
------------------------------------------  --------------  ------------------  --------------  -------------  ------------

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.000% per annum to 12.000% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.485% per annum.

REMAINING MONTHS TO STATED MATURITY

-------------------------------------------  --------------  -----------------------  -----------------  --------------
                                                NUMBER             AGGREGATE
                                                  OF               PRINCIPAL             PERCENT OF        WEIGHTED
RANGE OF                                       MORTGAGE             BALANCE               MORTGAGE          AVERAGE
REMAINING TERMS (MONTHS)                         LOANS            OUTSTANDING               POOL            COUPON
-------------------------------------------  --------------  -----------------------  -----------------  --------------
169 to 180                                              21               $1,436,493              0.33%         10.042%
-------------------------------------------  --------------  -----------------------  -----------------  --------------
349 to 360                                           1,413              433,537,721              99.67           6.473
-------------------------------------------  --------------  -----------------------  -----------------  --------------
TOTAL:                                               1,434             $434,974,214            100.00%          6.485%
-------------------------------------------  --------------  -----------------------  -----------------  --------------

-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
                                               WEIGHTED           AVERAGE          WEIGHTED
                                                AVERAGE          PRINCIPAL          AVERAGE        PERCENT
RANGE OF                                        CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
REMAINING TERMS (MONTHS)                         SCORE          OUTSTANDING           LTV            DOC            IO
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
169 to 180                                        668                  $68,404          98.74%         78.46%         0.00%
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
349 to 360                                        678                  306,821           78.85          75.51         82.53
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
TOTAL:                                            678                 $303,329          78.92%         75.52%        82.26%
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 177 months to 359 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 357 months.

--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 2 COLLATERAL SUMMARY
-------------------------------------------------------------------------------

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

-----------------------------------------  --------------  -----------------------  -----------------  --------------
                                              NUMBER             AGGREGATE
                                                OF               PRINCIPAL             PERCENT OF        WEIGHTED
RANGE OF ORIGINAL MORTGAGE                   MORTGAGE             BALANCE               MORTGAGE          AVERAGE
LOAN PRINCIPAL BALANCES                        LOANS            OUTSTANDING               POOL            COUPON
-----------------------------------------  --------------  -----------------------  -----------------  --------------
$50,000 or less                                       45               $1,645,699              0.38%         10.511%
-----------------------------------------  --------------  -----------------------  -----------------  --------------
$50,001 to $100,000                                   54                3,849,123               0.88           9.040
-----------------------------------------  --------------  -----------------------  -----------------  --------------
$100,001 to $150,000                                  98               12,474,141               2.87           7.312
-----------------------------------------  --------------  -----------------------  -----------------  --------------
$150,001 to $200,000                                 177               31,110,181               7.15           6.718
-----------------------------------------  --------------  -----------------------  -----------------  --------------
$200,001 to $250,000                                 229               51,732,525              11.89           6.646
-----------------------------------------  --------------  -----------------------  -----------------  --------------
$250,001 to $300,000                                 171               47,137,751              10.84           6.467
-----------------------------------------  --------------  -----------------------  -----------------  --------------
$300,001 to $350,000                                 158               51,609,290              11.86           6.415
-----------------------------------------  --------------  -----------------------  -----------------  --------------
$350,001 to $400,000                                 125               46,830,432              10.77           6.349
-----------------------------------------  --------------  -----------------------  -----------------  --------------
$400,001 to $450,000                                 140               59,818,727              13.75           6.419
-----------------------------------------  --------------  -----------------------  -----------------  --------------
$450,001 to $500,000                                  99               46,996,192              10.80           6.313
-----------------------------------------  --------------  -----------------------  -----------------  --------------
$500,001 to $550,000                                  54               28,261,077               6.50           6.304
-----------------------------------------  --------------  -----------------------  -----------------  --------------
$550,001 to $600,000                                  40               23,096,530               5.31           6.270
-----------------------------------------  --------------  -----------------------  -----------------  --------------
$600,001 to $650,000                                  24               15,048,663               3.46           6.078
-----------------------------------------  --------------  -----------------------  -----------------  --------------
$650,001 to $700,000                                   6                4,113,500               0.95           6.233
-----------------------------------------  --------------  -----------------------  -----------------  --------------
$700,001 to $750,000                                   6                4,359,358               1.00           6.497
-----------------------------------------  --------------  -----------------------  -----------------  --------------
$750,001 to $800,000                                   2                1,560,000               0.36           5.994
-----------------------------------------  --------------  -----------------------  -----------------  --------------
$800,001 to $850,000                                   1                  829,631               0.19           6.375
-----------------------------------------  --------------  -----------------------  -----------------  --------------
$850,001 to $900,000                                   4                3,506,394               0.81           6.376
-----------------------------------------  --------------  -----------------------  -----------------  --------------
$950,001 to $1,000,000                                 1                  995,000               0.23           5.500
-----------------------------------------  --------------  -----------------------  -----------------  --------------
TOTAL:                                             1,434             $434,974,214            100.00%          6.485%
-----------------------------------------  --------------  -----------------------  -----------------  --------------

-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
                                             WEIGHTED           AVERAGE          WEIGHTED
                                              AVERAGE          PRINCIPAL          AVERAGE        PERCENT
RANGE OF ORIGINAL MORTGAGE                    CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
LOAN PRINCIPAL BALANCES                        SCORE          OUTSTANDING           LTV            DOC            IO
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
$50,000 or less                                 640                  $36,571         100.00%         79.11%         0.00%
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
$50,001 to $100,000                             672                   71,280           93.38          61.15          7.96
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
$100,001 to $150,000                            657                  127,287           82.02          79.27         37.12
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
$150,001 to $200,000                            660                  175,764           79.87          83.18         59.02
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
$200,001 to $250,000                            675                  225,906           79.36          70.09         74.39
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
$250,001 to $300,000                            669                  275,659           78.91          78.33         79.41
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
$300,001 to $350,000                            682                  326,641           78.57          69.70         89.88
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
$350,001 to $400,000                            678                  374,643           78.71          67.98         92.19
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
$400,001 to $450,000                            686                  427,277           78.45          70.70         85.77
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
$450,001 to $500,000                            684                  474,709           77.62          74.80         89.92
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
$500,001 to $550,000                            685                  523,353           78.49          81.45         96.27
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
$550,001 to $600,000                            688                  577,413           78.58          77.23         94.99
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
$600,001 to $650,000                            681                  627,028           78.76          95.96         83.26
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
$650,001 to $700,000                            655                  685,583           76.62         100.00        100.00
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
$700,001 to $750,000                            688                  726,560           75.90         100.00         82.88
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
$750,001 to $800,000                            738                  780,000           80.00         100.00        100.00
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
$800,001 to $850,000                            694                  829,631           80.00         100.00          0.00
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
$850,001 to $900,000                            692                  876,598           74.37         100.00        100.00
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
$950,001 to $1,000,000                          757                  995,000           71.84         100.00        100.00
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------
TOTAL:                                          678                 $303,329          78.92%         75.52%        82.26%
-----------------------------------------  --------------  ------------------  --------------  -------------  ------------

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $21,778 to approximately $995,000 and the average outstanding principal balance of the Mortgage Loans was approximately $303,329.

--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 2 COLLATERAL SUMMARY
-------------------------------------------------------------------------------

PRODUCT TYPES

----------------------------------------  --------------  -----------------------  -----------------  --------------
                                             NUMBER             AGGREGATE
                                               OF               PRINCIPAL             PERCENT OF        WEIGHTED
                                            MORTGAGE             BALANCE               MORTGAGE          AVERAGE
PRODUCT TYPES                                 LOANS            OUTSTANDING               POOL            COUPON
----------------------------------------  --------------  -----------------------  -----------------  --------------
30 Year Fixed Loans                                 143              $24,208,718              5.57%          7.531%
----------------------------------------  --------------  -----------------------  -----------------  --------------
15/30 Balloon                                        21                1,436,493               0.33          10.042
----------------------------------------  --------------  -----------------------  -----------------  --------------
30/40 Balloon                                         3                  812,101               0.19           7.146
----------------------------------------  --------------  -----------------------  -----------------  --------------
30/45 Balloon                                         5                1,201,424               0.28           8.028
----------------------------------------  --------------  -----------------------  -----------------  --------------
2/28 LIBOR Loans                                  1,039              343,926,373              79.07           6.399
----------------------------------------  --------------  -----------------------  -----------------  --------------
3/27 LIBOR Loans                                    112               30,537,954               7.02           6.323
----------------------------------------  --------------  -----------------------  -----------------  --------------
3/27 LIBOR Loans (40 Year Am)                        14                4,301,011               0.99           7.123
----------------------------------------  --------------  -----------------------  -----------------  --------------
3/27 LIBOR Loans (45 Year Am)                        25                7,010,123               1.61           6.923
----------------------------------------  --------------  -----------------------  -----------------  --------------
4/26 LIBOR Loans                                     12                3,492,141               0.80           6.298
----------------------------------------  --------------  -----------------------  -----------------  --------------
5/25 LIBOR Loans                                     56               16,882,100               3.88           6.284
----------------------------------------  --------------  -----------------------  -----------------  --------------
5/25 LIBOR Loans (45 Year Am)                         3                  879,556               0.20           6.500
----------------------------------------  --------------  -----------------------  -----------------  --------------
7/23 LIBOR Loans (45 Year Am)                         1                  286,218               0.07           6.750
----------------------------------------  --------------  -----------------------  -----------------  --------------
TOTAL:                                            1,434             $434,974,214            100.00%          6.485%
----------------------------------------  --------------  -----------------------  -----------------  --------------

----------------------------------------  ---------------  ------------------  --------------  -------------  ------------
                                             WEIGHTED           AVERAGE          WEIGHTED
                                              AVERAGE          PRINCIPAL          AVERAGE        PERCENT
                                              CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
PRODUCT TYPES                                  SCORE          OUTSTANDING           LTV            DOC            IO
----------------------------------------  ---------------  ------------------  --------------  -------------  ------------
30 Year Fixed Loans                             659                 $169,292          81.60%         87.92%        20.91%
----------------------------------------  ---------------  ------------------  --------------  -------------  ------------
15/30 Balloon                                   668                   68,404           98.74          78.46          0.00
----------------------------------------  ---------------  ------------------  --------------  -------------  ------------
30/40 Balloon                                   678                  270,700           76.27          59.84          0.00
----------------------------------------  ---------------  ------------------  --------------  -------------  ------------
30/45 Balloon                                   637                  240,285           79.99          87.95          0.00
----------------------------------------  ---------------  ------------------  --------------  -------------  ------------
2/28 LIBOR Loans                                679                  331,017           78.75          74.02         90.30
----------------------------------------  ---------------  ------------------  --------------  -------------  ------------
3/27 LIBOR Loans                                679                  272,660           78.33          77.71         85.47
----------------------------------------  ---------------  ------------------  --------------  -------------  ------------
3/27 LIBOR Loans (40 Year Am)                   670                  307,215           77.19          39.08          0.00
----------------------------------------  ---------------  ------------------  --------------  -------------  ------------
3/27 LIBOR Loans (45 Year Am)                   670                  280,405           76.42          88.77          0.00
----------------------------------------  ---------------  ------------------  --------------  -------------  ------------
4/26 LIBOR Loans                                702                  291,012           78.46          77.96         77.97
----------------------------------------  ---------------  ------------------  --------------  -------------  ------------
5/25 LIBOR Loans                                695                  301,466           79.70          87.06         79.18
----------------------------------------  ---------------  ------------------  --------------  -------------  ------------
5/25 LIBOR Loans (45 Year Am)                   700                  293,185           74.56          72.27          0.00
----------------------------------------  ---------------  ------------------  --------------  -------------  ------------
7/23 LIBOR Loans (45 Year Am)                   761                  286,218           74.99         100.00          0.00
----------------------------------------  ---------------  ------------------  --------------  -------------  ------------
TOTAL:                                          678                 $303,329          78.92%         75.52%        82.26%
----------------------------------------  ---------------  ------------------  --------------  -------------  ------------

AMORTIZATION TYPE

-------------------------------------------  --------------  -----------------------  -----------------  --------------
                                                NUMBER             AGGREGATE
                                                  OF               PRINCIPAL             PERCENT OF        WEIGHTED
                                               MORTGAGE             BALANCE               MORTGAGE          AVERAGE
AMORTIZATION TYPE                                LOANS            OUTSTANDING               POOL            COUPON
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Fully Amortizing                                       319              $61,244,602             14.08%          7.063%
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Balloon                                                 72               15,926,927               3.66           7.327
-------------------------------------------  --------------  -----------------------  -----------------  --------------
6 Month Interest-Only                                    1                  438,000               0.10           7.250
-------------------------------------------  --------------  -----------------------  -----------------  --------------
24 Month Interest-Only                                   1                  270,450               0.06           6.740
-------------------------------------------  --------------  -----------------------  -----------------  --------------
60 Month Interest-Only                               1,028              352,032,235              80.93           6.342
-------------------------------------------  --------------  -----------------------  -----------------  --------------
120 Month Interest-Only                                 13                5,062,000               1.16           6.721
-------------------------------------------  --------------  -----------------------  -----------------  --------------
TOTAL:                                               1,434             $434,974,214            100.00%          6.485%
-------------------------------------------  --------------  -----------------------  -----------------  --------------

-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
                                               WEIGHTED           AVERAGE          WEIGHTED
                                                AVERAGE          PRINCIPAL          AVERAGE        PERCENT
                                                CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
AMORTIZATION TYPE                                SCORE          OUTSTANDING           LTV            DOC            IO
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Fully Amortizing                                  664                 $191,989          80.52%         73.87%         0.00%
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Balloon                                           671                  221,207           78.77          72.17          0.00
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
6 Month Interest-Only                             687                  438,000           75.00           0.00        100.00
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
24 Month Interest-Only                            739                  270,450           79.99         100.00        100.00
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
60 Month Interest-Only                            681                  342,444           78.68          75.80        100.00
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
120 Month Interest-Only                           654                  389,385           76.72          91.97        100.00
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
TOTAL:                                            678                 $303,329          78.92%         75.52%        82.26%
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------

ADJUSTMENT TYPE

----------------------------- --------- -------------- ----------- --------- -------- ----------- --------- -------- --------
                               NUMBER     AGGREGATE                          WEIGHTED  AVERAGE    WEIGHTED
                                 OF       PRINCIPAL    PERCENT OF  WEIGHTED  AVERAGE  PRINCIPAL   AVERAGE   PERCENT
                              MORTGAGE     BALANCE      MORTGAGE   AVERAGE   CREDIT    BALANCE    ORIGINAL   FULL    PERCENT
ADJUSTMENT TYPE                LOANS     OUTSTANDING      POOL      COUPON    SCORE   OUTSTANDING   LTV       DOC      IO
----------------------------- --------- -------------- ----------- --------- -------- ----------- --------- -------- --------
ARM                              1,262   $407,315,478      93.64%    6.405%    680      $322,754    78.69%   74.77%   86.60%
----------------------------- --------- -------------- ----------- --------- -------- ----------- --------- -------- --------

Fixed Rate                         172     27,658,736        6.36     7.671    659       160,807     82.27    86.61    18.30
----------------------------- --------- -------------- ----------- --------- -------- ----------- --------- -------- --------
TOTAL:                           1,434   $434,974,214     100.00%    6.485%    678      $303,329    78.92%   75.52%   82.26%
----------------------------- --------- -------------- ----------- --------- -------- ----------- --------- -------- --------



--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 2 COLLATERAL SUMMARY
-------------------------------------------------------------------------------


STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

-------------------------------------------  --------------  -----------------------  -----------------  --------------
                                                NUMBER             AGGREGATE
                                                  OF               PRINCIPAL             PERCENT OF        WEIGHTED
GEOGRAPHIC                                     MORTGAGE             BALANCE               MORTGAGE          AVERAGE
DISTRIBUTION                                     LOANS            OUTSTANDING               POOL            COUPON
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Arizona                                                 46              $10,654,643              2.45%          6.908%
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Arkansas                                                 4                  483,163               0.11           7.423
-------------------------------------------  --------------  -----------------------  -----------------  --------------
California                                             923              329,890,723              75.84           6.397
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Colorado                                                55               11,714,293               2.69           6.475
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Florida                                                 81               17,751,433               4.08           6.849
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Georgia                                                 18                2,842,982               0.65           7.205
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Idaho                                                   27                4,220,805               0.97           6.942
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Iowa                                                     2                  155,961               0.04           7.830
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Kansas                                                   8                1,357,521               0.31           6.293
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Kentucky                                                 3                  354,581               0.08           6.058
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Maryland                                                 1                  287,478               0.07           6.500
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Michigan                                                15                2,673,312               0.61           6.822
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Minnesota                                                9                1,698,509               0.39           6.893
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Mississippi                                              2                  347,844               0.08           6.715
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Missouri                                                 3                  706,030               0.16           7.107
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Nebraska                                                 2                  128,793               0.03           7.553
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Nevada                                                  34                8,129,205               1.87           6.726
-------------------------------------------  --------------  -----------------------  -----------------  --------------
North Carolina                                           8                1,482,192               0.34           7.310
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Ohio                                                    27                3,608,829               0.83           7.314
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Oklahoma                                                 2                  211,263               0.05           6.625
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Oregon                                                  42                8,850,164               2.03           6.554
-------------------------------------------  --------------  -----------------------  -----------------  --------------
South Carolina                                           1                  247,871               0.06           9.250
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Tennessee                                               17                2,400,347               0.55           7.220
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Utah                                                    24                5,312,542               1.22           6.467
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Washington                                              75               18,811,022               4.32           6.579
-------------------------------------------  --------------  -----------------------  -----------------  --------------
Wisconsin                                                5                  652,706               0.15           7.508
-------------------------------------------  --------------  -----------------------  -----------------  --------------
TOTAL:                                               1,434             $434,974,214            100.00%          6.485%
-------------------------------------------  --------------  -----------------------  -----------------  --------------

-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
                                               WEIGHTED           AVERAGE          WEIGHTED
                                                AVERAGE          PRINCIPAL          AVERAGE        PERCENT
GEOGRAPHIC                                      CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
DISTRIBUTION                                     SCORE          OUTSTANDING           LTV            DOC            IO
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Arizona                                           648                 $231,623          79.82%         86.72%        57.45%
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Arkansas                                          620                  120,791           78.83         100.00         22.85
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
California                                        683                  357,411           78.60          73.87         89.92
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Colorado                                          653                  212,987           79.75          86.13         71.68
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Florida                                           667                  219,153           80.62          60.38         53.60
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Georgia                                           638                  157,943           82.56          88.38         48.61
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Idaho                                             656                  156,326           77.31          77.44         46.09
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Iowa                                              638                   77,981           76.21         100.00          0.00
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Kansas                                            703                  169,690           79.37          77.86         41.97
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Kentucky                                          659                  118,194           81.43         100.00         64.54
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Maryland                                          721                  287,478           80.00         100.00          0.00
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Michigan                                          669                  178,221           78.91          87.40         56.53
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Minnesota                                         671                  188,723           78.93          73.63         71.48
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Mississippi                                       677                  173,922           80.00         100.00         71.30
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Missouri                                          652                  235,343           88.08         100.00         32.75
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Nebraska                                          682                   64,397           83.57         100.00          0.00
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Nevada                                            674                  239,094           78.53          75.42         71.18
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
North Carolina                                    621                  185,274           81.77          88.29         58.37
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Ohio                                              655                  133,660           84.39          91.08         56.63
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Oklahoma                                          677                  105,632           78.73         100.00          0.00
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Oregon                                            681                  210,718           79.23          78.80         61.62
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
South Carolina                                    655                  247,871           80.00           0.00          0.00
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Tennessee                                         628                  141,197           81.96         100.00         28.59
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Utah                                              657                  221,356           79.69          89.48         61.83
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Washington                                        681                  250,814           79.30          86.97         59.21
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Wisconsin                                         632                  130,541           81.19          70.14         66.59
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------
TOTAL:                                            678                 $303,329          78.92%         75.52%        82.26%
-------------------------------------------  --------------  ------------------  --------------  -------------  ------------

No more than approximately 1.64% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 2 COLLATERAL SUMMARY
-------------------------------------------------------------------------------

ORIGINAL LOAN-TO-VALUE RATIOS

-----------------------------------------------  --------------  -----------------------  -----------------  --------------
                                                    NUMBER             AGGREGATE
                                                      OF               PRINCIPAL             PERCENT OF        WEIGHTED
RANGE OF ORIGINAL                                  MORTGAGE             BALANCE               MORTGAGE          AVERAGE
LOAN-TO-VALUE RATIOS                                 LOANS            OUTSTANDING               POOL            COUPON
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
50.01% to 60.00%                                             5               $2,219,326              0.51%          6.758%
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
60.01% to 70.00%                                            25               11,006,247               2.53           6.700
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
70.01% to 75.00%                                           315              106,248,474              24.43           6.441
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
75.01% to 80.00%                                           939              292,972,765              67.35           6.391
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
80.01% to 85.00%                                            16                6,406,406               1.47           6.790
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
85.01% to 90.00%                                            18                5,804,659               1.33           6.886
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
90.01% to 95.00%                                            14                3,404,914               0.78           7.303
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
95.01% to 100.00%                                          102                6,911,423               1.59           9.707
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
TOTAL:                                                   1,434             $434,974,214            100.00%          6.485%
-----------------------------------------------  --------------  -----------------------  -----------------  --------------

-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
                                                   WEIGHTED           AVERAGE          WEIGHTED
                                                    AVERAGE          PRINCIPAL          AVERAGE        PERCENT
RANGE OF ORIGINAL                                   CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
LOAN-TO-VALUE RATIOS                                 SCORE          OUTSTANDING           LTV            DOC            IO
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
50.01% to 60.00%                                      640                 $443,865          57.61%         78.33%        36.09%
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
60.01% to 70.00%                                      644                  440,250           67.29          89.92         62.67
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
70.01% to 75.00%                                      678                  337,297           74.87          74.34         83.90
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
75.01% to 80.00%                                      681                  312,005           79.97          74.36         85.59
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
80.01% to 85.00%                                      672                  400,400           84.58          96.30         63.65
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
85.01% to 90.00%                                      663                  322,481           89.38          97.21         65.25
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
90.01% to 95.00%                                      665                  243,208           94.68         100.00         60.71
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
95.01% to 100.00%                                     664                   67,759           99.99          69.76          3.86
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
TOTAL:                                                678                 $303,329          78.92%         75.52%        82.26%
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------


As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 55.93% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 1.54% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.50%. The weighted average Second Lien ratio for the Mortgage Loans which are in a second lien position was approximately 21.87%.

LOAN PURPOSE

-----------------------------------------------  --------------  -----------------------  -----------------  --------------
                                                    NUMBER             AGGREGATE
                                                      OF               PRINCIPAL             PERCENT OF        WEIGHTED
                                                   MORTGAGE             BALANCE               MORTGAGE          AVERAGE
LOAN PURPOSE                                         LOANS            OUTSTANDING               POOL            COUPON
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
Purchase                                                 1,352             $396,539,299             91.16%          6.481%
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
Refinance - Cashout                                         71               33,541,738               7.71           6.561
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
Refinance - Rate Term                                       11                4,893,177               1.12           6.321
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
TOTAL:                                                   1,434             $434,974,214            100.00%          6.485%
-----------------------------------------------  --------------  -----------------------  -----------------  --------------

-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
                                                   WEIGHTED           AVERAGE          WEIGHTED
                                                    AVERAGE          PRINCIPAL          AVERAGE        PERCENT
                                                    CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
LOAN PURPOSE                                         SCORE          OUTSTANDING           LTV            DOC            IO
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Purchase                                              680                 $293,298          79.16%         73.95%        82.97%
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Refinance - Cashout                                   656                  472,419           76.68          90.62         77.29
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Refinance - Rate Term                                 675                  444,834           74.77         100.00         58.84
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
TOTAL:                                                678                 $303,329          78.92%         75.52%        82.26%
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------


PROPERTY TYPE

---------------------------------------------------  --------------  -----------------------  -----------------  --------------
                                                        NUMBER             AGGREGATE
                                                          OF               PRINCIPAL             PERCENT OF        WEIGHTED
                                                       MORTGAGE             BALANCE               MORTGAGE          AVERAGE
PROPERTY TYPE                                            LOANS            OUTSTANDING               POOL            COUPON
---------------------------------------------------  --------------  -----------------------  -----------------  --------------
Single Family                                                1,026             $318,825,613             73.30%          6.458%
---------------------------------------------------  --------------  -----------------------  -----------------  --------------
Planned Unit Development                                       261               75,103,586              17.27           6.543
---------------------------------------------------  --------------  -----------------------  -----------------  --------------
Condominium                                                    123               31,876,226               7.33           6.605
---------------------------------------------------  --------------  -----------------------  -----------------  --------------
Two- to Four-Family                                             24                9,168,789               2.11           6.544
---------------------------------------------------  --------------  -----------------------  -----------------  --------------
TOTAL:                                                       1,434             $434,974,214            100.00%          6.485%
---------------------------------------------------  --------------  -----------------------  -----------------  --------------

---------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
                                                       WEIGHTED           AVERAGE          WEIGHTED
                                                        AVERAGE          PRINCIPAL          AVERAGE        PERCENT
                                                        CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
PROPERTY TYPE                                            SCORE          OUTSTANDING           LTV            DOC            IO
---------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Single Family                                             678                 $310,746          78.87%         75.80%        83.46%
---------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Planned Unit Development                                  674                  287,753           79.00          78.63         75.98
---------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Condominium                                               679                  259,156           78.89          72.24         84.16
---------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Two- to Four-Family                                       706                  382,033           80.03          51.79         85.33
---------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
TOTAL:                                                    678                 $303,329          78.92%         75.52%        82.26%
---------------------------------------------------  --------------  ------------------  --------------  -------------  ------------

--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 2 COLLATERAL SUMMARY
-------------------------------------------------------------------------------

DOCUMENTATION

----------------------------------------------------  --------------  -----------------------  -----------------  --------------
                                                         NUMBER             AGGREGATE
                                                           OF               PRINCIPAL             PERCENT OF        WEIGHTED
                                                        MORTGAGE             BALANCE               MORTGAGE          AVERAGE
DOCUMENTATION                                             LOANS            OUTSTANDING               POOL            COUPON
----------------------------------------------------  --------------  -----------------------  -----------------  --------------
Full Documentation                                              802             $233,895,472             53.77%          6.352%
----------------------------------------------------  --------------  -----------------------  -----------------  --------------
Full Documentation - Bank Statements                            274               94,617,505              21.75           6.367
----------------------------------------------------  --------------  -----------------------  -----------------  --------------
No Income Verification                                          293               87,084,281              20.02           6.980
----------------------------------------------------  --------------  -----------------------  -----------------  --------------
Limited Income Verification                                      65               19,376,956               4.45           6.448
----------------------------------------------------  --------------  -----------------------  -----------------  --------------
TOTAL:                                                        1,434             $434,974,214            100.00%          6.485%
----------------------------------------------------  --------------  -----------------------  -----------------  --------------

-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
                                                   WEIGHTED           AVERAGE          WEIGHTED
                                                    AVERAGE          PRINCIPAL          AVERAGE        PERCENT
                                                    CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
DOCUMENTATION                                        SCORE          OUTSTANDING           LTV            DOC            IO
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Full Documentation                                    670                 $291,640          79.11%        100.00%        82.85%
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Full Documentation - Bank Statements                  669                  345,319           78.47         100.00         82.44
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
No Income Verification                                709                  297,216           78.87           0.00         79.58
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
Limited Income Verification                           682                  298,107           79.04           0.00         86.30
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
TOTAL:                                                678                 $303,329          78.92%         75.52%        82.26%
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------


OCCUPANCY

---------------------------------------  --------------  -----------------------  -----------------  --------------
                                            NUMBER             AGGREGATE
                                              OF               PRINCIPAL             PERCENT OF        WEIGHTED
                                           MORTGAGE             BALANCE               MORTGAGE          AVERAGE
OCCUPANCY                                    LOANS            OUTSTANDING               POOL            COUPON
---------------------------------------  --------------  -----------------------  -----------------  --------------
Primary                                          1,430             $432,572,162             99.45%          6.481%
---------------------------------------  --------------  -----------------------  -----------------  --------------
Investment                                           3                1,655,694               0.38           7.707
---------------------------------------  --------------  -----------------------  -----------------  --------------
Second Home                                          1                  746,358               0.17           6.250
---------------------------------------  --------------  -----------------------  -----------------  --------------
TOTAL:                                           1,434             $434,974,214            100.00%          6.485%
---------------------------------------  --------------  -----------------------  -----------------  --------------

---------------------------------------  --------------  ------------------  --------------  -------------  ------------
                                           WEIGHTED           AVERAGE          WEIGHTED
                                            AVERAGE          PRINCIPAL          AVERAGE        PERCENT
                                            CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
OCCUPANCY                                    SCORE          OUTSTANDING           LTV            DOC            IO
---------------------------------------  --------------  ------------------  --------------  -------------  ------------
Primary                                       678                 $302,498          78.93%         75.49%        82.48%
---------------------------------------  --------------  ------------------  --------------  -------------  ------------
Investment                                    705                  551,898           77.99          73.91         61.98
---------------------------------------  --------------  ------------------  --------------  -------------  ------------
Second Home                                   689                  746,358           75.00         100.00          0.00
---------------------------------------  --------------  ------------------  --------------  -------------  ------------
TOTAL:                                        678                 $303,329          78.92%         75.52%        82.26%
---------------------------------------  --------------  ------------------  --------------  -------------  ------------

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.


MORTGAGE LOANS AGE SUMMARY

----------------------------------------------  --------------  -----------------------  -----------------  --------------
                                                   NUMBER             AGGREGATE
                                                     OF               PRINCIPAL             PERCENT OF        WEIGHTED
MORTGAGE LOANS AGE                                MORTGAGE             BALANCE               MORTGAGE          AVERAGE
(MONTHS)                                            LOANS            OUTSTANDING               POOL            COUPON
----------------------------------------------  --------------  -----------------------  -----------------  --------------
1                                                         420             $125,314,368             28.81%          6.926%
----------------------------------------------  --------------  -----------------------  -----------------  --------------
2                                                         492              138,770,210              31.90           6.617
----------------------------------------------  --------------  -----------------------  -----------------  --------------
3                                                         360              115,025,120              26.44           6.198
----------------------------------------------  --------------  -----------------------  -----------------  --------------
4                                                           8                3,352,119               0.77           5.933
----------------------------------------------  --------------  -----------------------  -----------------  --------------
5                                                         140               48,403,046              11.13           5.758
----------------------------------------------  --------------  -----------------------  -----------------  --------------
6                                                          14                4,109,352               0.94           5.628
----------------------------------------------  --------------  -----------------------  -----------------  --------------
TOTAL:                                                  1,434             $434,974,214            100.00%          6.485%
----------------------------------------------  --------------  -----------------------  -----------------  --------------

----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
                                                  WEIGHTED           AVERAGE          WEIGHTED
                                                   AVERAGE          PRINCIPAL          AVERAGE        PERCENT
MORTGAGE LOANS AGE                                 CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
(MONTHS)                                            SCORE          OUTSTANDING           LTV            DOC            IO
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
1                                                    677                 $298,368          77.31%         59.69%        67.64%
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
2                                                    675                  282,053           79.17          72.89         81.71
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
3                                                    678                  319,514           79.99          88.05         93.62
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
4                                                    710                  419,015           78.17          86.58        100.00
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
5                                                    689                  345,736           79.74          91.44         93.67
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
6                                                    694                  293,525           80.00         100.00         79.81
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
TOTAL:                                               678                 $303,329          78.92%         75.52%        82.26%
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 2 months.


--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 2 COLLATERAL SUMMARY
-------------------------------------------------------------------------------

ORIGINAL PREPAYMENT PENALTY TERM

----------------------------------------------  --------------  -----------------------  -----------------  --------------
                                                   NUMBER             AGGREGATE
                                                     OF               PRINCIPAL             PERCENT OF        WEIGHTED
ORIGINAL PREPAYMENT                               MORTGAGE             BALANCE               MORTGAGE          AVERAGE
PENALTY TERM                                        LOANS            OUTSTANDING               POOL            COUPON
----------------------------------------------  --------------  -----------------------  -----------------  --------------
None                                                       74              $17,350,513              3.99%          7.137%
----------------------------------------------  --------------  -----------------------  -----------------  --------------
6 Months                                                    7                1,229,687               0.28           6.271
----------------------------------------------  --------------  -----------------------  -----------------  --------------
12 Months                                                 140               48,952,817              11.25           6.538
----------------------------------------------  --------------  -----------------------  -----------------  --------------
24 Months                                                 859              259,121,474              59.57           6.428
----------------------------------------------  --------------  -----------------------  -----------------  --------------
36 Months                                                 354              108,319,724              24.90           6.495
----------------------------------------------  --------------  -----------------------  -----------------  --------------
TOTAL:                                                  1,434             $434,974,214            100.00%          6.485%
----------------------------------------------  --------------  -----------------------  -----------------  --------------

----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
                                                  WEIGHTED           AVERAGE          WEIGHTED
                                                   AVERAGE          PRINCIPAL          AVERAGE        PERCENT
ORIGINAL PREPAYMENT                                CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
PENALTY TERM                                        SCORE          OUTSTANDING           LTV            DOC            IO
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
None                                                 665                 $234,466          79.52%         78.55%        66.30%
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
6 Months                                             705                  175,670           79.31          75.55         46.33
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
12 Months                                            678                  349,663           78.18          78.29         86.12
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
24 Months                                            679                  301,655           79.20          74.11         88.10
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
36 Months                                            678                  305,988           78.47          77.19         69.50
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
TOTAL:                                               678                 $303,329          78.92%         75.52%        82.26%
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------


The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 26 months.


CREDIT SCORES

------------------------------------------------  --------------  -----------------------  -----------------  --------------
                                                     NUMBER             AGGREGATE
                                                       OF               PRINCIPAL             PERCENT OF        WEIGHTED
RANGE OF                                            MORTGAGE             BALANCE               MORTGAGE          AVERAGE
CREDIT SCORES                                         LOANS            OUTSTANDING               POOL            COUPON
------------------------------------------------  --------------  -----------------------  -----------------  --------------
513 to 525                                                    4               $1,332,708              0.31%          7.381%
------------------------------------------------  --------------  -----------------------  -----------------  --------------
526 to 550                                                    2                  768,950               0.18           6.386
------------------------------------------------  --------------  -----------------------  -----------------  --------------
551 to 575                                                   14                4,223,983               0.97           7.459
------------------------------------------------  --------------  -----------------------  -----------------  --------------
576 to 600                                                   74               17,188,906               3.95           7.347
------------------------------------------------  --------------  -----------------------  -----------------  --------------
601 to 625                                                  153               35,989,415               8.27           6.836
------------------------------------------------  --------------  -----------------------  -----------------  --------------
626 to 650                                                  234               68,280,205              15.70           6.528
------------------------------------------------  --------------  -----------------------  -----------------  --------------
651 to 675                                                  283               85,220,699              19.59           6.453
------------------------------------------------  --------------  -----------------------  -----------------  --------------
676 to 700                                                  252               78,893,404              18.14           6.401
------------------------------------------------  --------------  -----------------------  -----------------  --------------
701 to 725                                                  194               67,661,794              15.56           6.270
------------------------------------------------  --------------  -----------------------  -----------------  --------------
726 to 750                                                  112               37,473,124               8.62           6.374
------------------------------------------------  --------------  -----------------------  -----------------  --------------
751 to 775                                                   70               23,318,758               5.36           6.252
------------------------------------------------  --------------  -----------------------  -----------------  --------------
776 to 800                                                   39               13,657,609               3.14           6.354
------------------------------------------------  --------------  -----------------------  -----------------  --------------
801 to 810                                                    3                  964,659               0.22           6.183
------------------------------------------------  --------------  -----------------------  -----------------  --------------
TOTAL:                                                    1,434             $434,974,214            100.00%          6.485%
------------------------------------------------  --------------  -----------------------  -----------------  --------------

------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
                                                    WEIGHTED           AVERAGE          WEIGHTED
                                                     AVERAGE          PRINCIPAL          AVERAGE        PERCENT
RANGE OF                                             CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
CREDIT SCORES                                         SCORE          OUTSTANDING           LTV            DOC            IO
------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
513 to 525                                             521                 $333,177          69.68%         58.48%        25.21%
------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
526 to 550                                             547                  384,475           80.00         100.00        100.00
------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
551 to 575                                             565                  301,713           76.58          86.46         56.71
------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
576 to 600                                             590                  232,283           79.64          98.80         60.21
------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
601 to 625                                             613                  235,225           80.19          97.36         77.02
------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
626 to 650                                             640                  291,796           78.59          92.50         82.26
------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
651 to 675                                             662                  301,133           78.31          81.21         82.06
------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
676 to 700                                             688                  313,069           79.12          66.52         83.00
------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
701 to 725                                             711                  348,772           78.70          61.98         89.26
------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
726 to 750                                             737                  334,581           79.54          59.90         89.60
------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
751 to 775                                             759                  333,125           79.03          60.91         80.89
------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
776 to 800                                             785                  350,195           79.55          51.68         80.63
------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
801 to 810                                             803                  321,553           80.00          83.43         83.43
------------------------------------------------  --------------  ------------------  --------------  -------------  ------------
TOTAL:                                                 678                 $303,329          78.92%         75.52%        82.26%
------------------------------------------------  --------------  ------------------  --------------  -------------  ------------

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 513 to 810 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 678.

--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 2 COLLATERAL SUMMARY
-------------------------------------------------------------------------------

GROSS MARGINS
(EXCLUDES FIXED RATE MORTGAGE LOANS)

-----------------------------------------------  --------------  -----------------------  -----------------  --------------
                                                    NUMBER             AGGREGATE
                                                      OF               PRINCIPAL             PERCENT OF        WEIGHTED
RANGE OF                                           MORTGAGE             BALANCE               MORTGAGE          AVERAGE
GROSS MARGINS                                        LOANS            OUTSTANDING               POOL            COUPON
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
3.501% to 4.000%                                             1                 $344,000              0.08%          5.000%
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
4.001% to 4.500%                                            56               19,580,412               4.81           5.400
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
4.501% to 5.000%                                           289               98,980,468              24.30           5.856
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
5.001% to 5.500%                                           396              133,928,608              32.88           6.279
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
5.501% to 6.000%                                           282               89,162,226              21.89           6.698
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
6.001% to 6.500%                                           137               39,487,232               9.69           7.130
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
6.501% to 7.000%                                            72               18,852,447               4.63           7.660
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
7.001% to 7.500%                                            20                5,179,726               1.27           7.983
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
7.501% to 8.000%                                             7                1,315,555               0.32           8.843
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
8.001% to 8.500%                                             1                  247,871               0.06           9.250
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
8.501% to 9.000%                                             1                  236,934               0.06           9.875
-----------------------------------------------  --------------  -----------------------  -----------------  --------------
TOTAL:                                                   1,262             $407,315,478            100.00%          6.405%
-----------------------------------------------  --------------  -----------------------  -----------------  --------------

-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
                                                   WEIGHTED           AVERAGE          WEIGHTED
                                                    AVERAGE          PRINCIPAL          AVERAGE        PERCENT
RANGE OF                                            CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
GROSS MARGINS                                        SCORE          OUTSTANDING           LTV            DOC            IO
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
3.501% to 4.000%                                      741                 $344,000          80.00%        100.00%       100.00%
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
4.001% to 4.500%                                      709                  349,650           78.85          98.72         90.30
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
4.501% to 5.000%                                      689                  342,493           78.94          92.94         91.59
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
5.001% to 5.500%                                      678                  338,204           78.49          82.82         90.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
5.501% to 6.000%                                      674                  316,178           78.41          61.90         84.78
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
6.001% to 6.500%                                      676                  288,228           78.96          41.33         80.18
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
6.501% to 7.000%                                      654                  261,840           79.01          40.52         68.80
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
7.001% to 7.500%                                      653                  258,986           78.68          36.13         57.35
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
7.501% to 8.000%                                      585                  187,936           81.91          72.05         25.31
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
8.001% to 8.500%                                      655                  247,871           80.00           0.00          0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
8.501% to 9.000%                                      618                  236,934           85.00           0.00          0.00
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
TOTAL:                                                680                 $322,754          78.69%         74.77%        86.60%
-----------------------------------------------  --------------  ------------------  --------------  -------------  ------------


As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 4.000% per annum to 8.875% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 5.467% per annum.

MAXIMUM MORTGAGE RATES
(EXCLUDES FIXED RATE MORTGAGE LOANS)

----------------------------------------------------  --------------  -----------------------  -----------------  --------------
                                                         NUMBER             AGGREGATE
                                                           OF               PRINCIPAL             PERCENT OF        WEIGHTED
RANGE OF MAXIMUM                                        MORTGAGE             BALANCE               MORTGAGE          AVERAGE
MORTGAGE RATES                                            LOANS            OUTSTANDING               POOL            COUPON
----------------------------------------------------  --------------  -----------------------  -----------------  --------------
11.000% or less                                                   1                 $344,000              0.08%          5.000%
----------------------------------------------------  --------------  -----------------------  -----------------  --------------
11.001% to 11.500%                                               62               22,077,953               5.42           5.403
----------------------------------------------------  --------------  -----------------------  -----------------  --------------
11.501% to 12.000%                                              321              113,230,327              27.80           5.870
----------------------------------------------------  --------------  -----------------------  -----------------  --------------
12.001% to 12.500%                                              398              135,006,141              33.15           6.333
----------------------------------------------------  --------------  -----------------------  -----------------  --------------
12.501% to 13.000%                                              282               84,897,972              20.84           6.794
----------------------------------------------------  --------------  -----------------------  -----------------  --------------
13.001% to 13.500%                                              110               30,495,056               7.49           7.280
----------------------------------------------------  --------------  -----------------------  -----------------  --------------
13.501% to 14.000%                                               62               15,873,837               3.90           7.773
----------------------------------------------------  --------------  -----------------------  -----------------  --------------
14.001% to 14.500%                                               17                3,589,832               0.88           8.270
----------------------------------------------------  --------------  -----------------------  -----------------  --------------
14.501% to 15.000%                                                7                1,315,555               0.32           8.843
----------------------------------------------------  --------------  -----------------------  -----------------  --------------
15.001% to 15.500%                                                1                  247,871               0.06           9.250
----------------------------------------------------  --------------  -----------------------  -----------------  --------------
15.501% to 16.000%                                                1                  236,934               0.06           9.875
----------------------------------------------------  --------------  -----------------------  -----------------  --------------
TOTAL:                                                        1,262             $407,315,478            100.00%          6.405%
----------------------------------------------------  --------------  -----------------------  -----------------  --------------

----------------------------------------------------  --------------  ------------------  --------------  -------------  -----------
                                                        WEIGHTED           AVERAGE          WEIGHTED
                                                         AVERAGE          PRINCIPAL          AVERAGE        PERCENT
RANGE OF MAXIMUM                                         CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
MORTGAGE RATES                                            SCORE          OUTSTANDING           LTV            DOC            IO
----------------------------------------------------  --------------  ------------------  --------------  -------------  -----------
11.000% or less                                            741                 $344,000          80.00%        100.00%       100.00%
----------------------------------------------------  --------------  ------------------  --------------  -------------  -----------
11.001% to 11.500%                                         712                  356,096           78.52          98.87         88.96
----------------------------------------------------  --------------  ------------------  --------------  -------------  -----------
11.501% to 12.000%                                         689                  352,742           79.00          92.78         93.36
----------------------------------------------------  --------------  ------------------  --------------  -------------  -----------
12.001% to 12.500%                                         677                  339,211           78.40          78.70         89.36
----------------------------------------------------  --------------  ------------------  --------------  -------------  -----------
12.501% to 13.000%                                         678                  301,057           78.54          54.20         84.23
----------------------------------------------------  --------------  ------------------  --------------  -------------  -----------
13.001% to 13.500%                                         665                  277,228           79.00          50.95         77.09
----------------------------------------------------  --------------  ------------------  --------------  -------------  -----------
13.501% to 14.000%                                         645                  256,030           78.84          44.98         58.12
----------------------------------------------------  --------------  ------------------  --------------  -------------  -----------
14.001% to 14.500%                                         641                  211,167           79.26          40.46         50.76
----------------------------------------------------  --------------  ------------------  --------------  -------------  -----------
14.501% to 15.000%                                         585                  187,936           81.91          72.05         25.31
----------------------------------------------------  --------------  ------------------  --------------  -------------  -----------
15.001% to 15.500%                                         655                  247,871           80.00           0.00          0.00
----------------------------------------------------  --------------  ------------------  --------------  -------------  -----------
15.501% to 16.000%                                         618                  236,934           85.00           0.00          0.00
----------------------------------------------------  --------------  ------------------  --------------  -------------  -----------
TOTAL:                                                     680                 $322,754          78.69%         74.77%        86.60%
----------------------------------------------------  --------------  ------------------  --------------  -------------  -----------


As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 11.000% per annum to 15.875% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 12.406% per annum.


--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                    FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                       OWNIT, SERIES 2006-1
                                                     GROUP 2 COLLATERAL SUMMARY
-------------------------------------------------------------------------------

NEXT RATE ADJUSTMENT DATE
(EXCLUDES FIXED RATE MORTGAGE LOANS)

----------------------------------------------  --------------  -----------------------  -----------------  --------------
                                                   NUMBER             AGGREGATE
                                                     OF               PRINCIPAL             PERCENT OF        WEIGHTED
NEXT RATE                                         MORTGAGE             BALANCE               MORTGAGE          AVERAGE
ADJUSTMENT DATE                                     LOANS            OUTSTANDING               POOL            COUPON
----------------------------------------------  --------------  -----------------------  -----------------  --------------
July 2007                                                  11               $2,996,474              0.74%          5.695%
----------------------------------------------  --------------  -----------------------  -----------------  --------------
August 2007                                               112               40,208,956               9.87           5.760
----------------------------------------------  --------------  -----------------------  -----------------  --------------
September 2007                                              8                3,352,119               0.82           5.933
----------------------------------------------  --------------  -----------------------  -----------------  --------------
October 2007                                              278               96,087,483              23.59           6.145
----------------------------------------------  --------------  -----------------------  -----------------  --------------
November 2007                                             321              106,502,635              26.15           6.463
----------------------------------------------  --------------  -----------------------  -----------------  --------------
December 2007                                             309               94,778,706              23.27           6.893
----------------------------------------------  --------------  -----------------------  -----------------  --------------
August 2008                                                21                6,328,720               1.55           5.674
----------------------------------------------  --------------  -----------------------  -----------------  --------------
October 2008                                               34               10,156,086               2.49           6.205
----------------------------------------------  --------------  -----------------------  -----------------  --------------
November 2008                                              34                8,610,697               2.11           6.553
----------------------------------------------  --------------  -----------------------  -----------------  --------------
December 2008                                              62               16,753,585               4.11           6.978
----------------------------------------------  --------------  -----------------------  -----------------  --------------
July 2009                                                   1                  635,152               0.16           5.375
----------------------------------------------  --------------  -----------------------  -----------------  --------------
October 2009                                                3                  965,463               0.24           6.231
----------------------------------------------  --------------  -----------------------  -----------------  --------------
November 2009                                               3                  891,750               0.22           6.203
----------------------------------------------  --------------  -----------------------  -----------------  --------------
December 2009                                               5                  999,777               0.25           7.032
----------------------------------------------  --------------  -----------------------  -----------------  --------------
July 2010                                                   2                  477,726               0.12           5.546
----------------------------------------------  --------------  -----------------------  -----------------  --------------
August 2010                                                 5                1,706,588               0.42           5.711
----------------------------------------------  --------------  -----------------------  -----------------  --------------
October 2010                                               20                6,104,781               1.50           6.152
----------------------------------------------  --------------  -----------------------  -----------------  --------------
November 2010                                              21                6,435,246               1.58           6.378
----------------------------------------------  --------------  -----------------------  -----------------  --------------
December 2010                                              11                3,037,315               0.75           6.849
----------------------------------------------  --------------  -----------------------  -----------------  --------------
December 2012                                               1                  286,218               0.07           6.750
----------------------------------------------  --------------  -----------------------  -----------------  --------------
TOTAL:                                                  1,262             $407,315,478            100.00%          6.405%
----------------------------------------------  --------------  -----------------------  -----------------  --------------

----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
                                                  WEIGHTED           AVERAGE          WEIGHTED
                                                   AVERAGE          PRINCIPAL          AVERAGE        PERCENT
NEXT RATE                                          CREDIT            BALANCE          ORIGINAL          FULL         PERCENT
ADJUSTMENT DATE                                     SCORE          OUTSTANDING           LTV            DOC            IO
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
July 2007                                            670                 $272,407          80.00%        100.00%       100.00%
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
August 2007                                          686                  359,009           79.81          90.09         94.66
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
September 2007                                       710                  419,015           78.17          86.58        100.00
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
October 2007                                         677                  345,638           79.82          89.05         96.27
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
November 2007                                        676                  331,784           78.28          70.60         90.73
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
December 2007                                        680                  306,727           77.73          54.55         81.25
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
August 2008                                          698                  301,368           78.72         100.00         88.01
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
October 2008                                         689                  298,708           78.20          76.37         92.68
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
November 2008                                        656                  253,256           78.45          80.73         77.96
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
December 2008                                        671                  270,219           77.11          63.26         26.29
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
July 2009                                            789                  635,152           80.00         100.00          0.00
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
October 2009                                         670                  321,821           80.00          53.60        100.00
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
November 2009                                        693                  297,250           77.48         100.00        100.00
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
December 2009                                        686                  199,955           76.87          67.82         86.56
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
July 2010                                            721                  238,863           80.00         100.00         59.27
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
August 2010                                          712                  341,318           79.97         100.00        100.00
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
October 2010                                         692                  305,239           82.47          96.36         68.01
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
November 2010                                        695                  306,440           78.77          81.43         84.00
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
December 2010                                        687                  276,120           74.42          66.71         59.93
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
December 2012                                        761                  286,218           74.99         100.00          0.00
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------
TOTAL:                                               680                 $322,754          78.69%         74.77%        86.60%
----------------------------------------------  --------------  ------------------  --------------  -------------  ------------


--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                        OWNIT, SERIES 2006-1
--------------------------------------------------------------------------------

                              ASSUMED MORTGAGE POOL
                         ADJUSTABLE RATE MORTGAGE LOANS

                     GROUP I ADJUSTABLE RATE MORTGAGE LOANS

---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------

                                                                          ORIGINAL           REMAINING       ORIGINAL     REMAINING
                                                                        AMORTIZATION       AMORTIZATION      INTEREST     INTEREST
                                  NET       ORIGINAL     REMAINING          TERM               TERM            ONLY         ONLY
     CURRENT       MORTGAGE     MORTGAGE      TERM         TERM        (LESS IO TERM)     (LESS IO TERM)       TERM         TERM
   BALANCE ($)     RATE(%)      RATE(%)     (MONTHS)     (MONTHS)         (MONTHS)           (MONTHS)        (MONTHS)     (MONTHS)
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
  4,390,347.42      7.4024       6.8999        360          358              360               358              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
  1,485,771.10      7.1048       6.6023        360          358              360               358              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
  3,648,167.26      7.0196       6.5171        360          358              360               358              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
 29,538,414.66      6.9813       6.4788        360          358              360               358              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
  6,754,938.07      6.9344       6.4319        360          358              360               358              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
  4,612,397.28      7.5262       7.0237        360          358              300               300              60           58
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
    522,500.00      7.1133       6.6108        360          357              300               300              60           57
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
 10,704,694.57      6.5634       6.0609        360          357              300               300              60           57
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
 96,101,806.91      6.4805       5.9780        360          357              300               300              60           57
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
 16,450,796.10      6.4954       5.9929        360          358              300               300              60           58
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
    339,412.98      8.3838       7.8813        360          359              480               479              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
    572,428.66      7.0003       6.4978        360          359              480               479              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
    482,233.96      7.3813       6.8788        360          359              540               539              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
    159,968.37      7.8750       7.3725        360          359              540               539              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
    327,116.10      7.0863       6.5838        360          359              540               539              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
  4,756,591.40      7.3065       6.8040        360          359              540               539              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
  2,750,540.94      7.7256       7.2231        360          359              360               359              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
  1,084,232.27      6.8706       6.3681        360          358              360               358              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
    201,085.47      7.0310       6.5285        360          359              360               359              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
  5,401,358.16      6.6307       6.1282        360          358              360               358              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
  2,124,547.50      7.2917       6.7892        360          359              300               300              60           59
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
    700,650.00      6.0462       5.5437        360          357              300               300              60           57
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
  1,102,550.00      6.8244       6.3219        360          358              300               300              60           58
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
 21,851,019.12      6.2830       5.7805        360          357              300               300              60           57
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
    381,201.59      5.7500       5.2475        360          359              360               359              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
    472,322.48      6.2592       5.7567        360          356              360               356              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
    278,800.00      7.0717       6.5692        360          358              300               300              60           58
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
  2,091,038.49      6.3210       5.8185        360          357              300               300              60           57
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
    158,957.94      6.9900       6.4875        360          359              540               539              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
  4,029,292.80      6.2319       5.7294        360          357              360               357              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
    710,936.50      6.8319       6.3294        360          358              300               300              60           58
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
    506,900.00      6.7547       6.2522        360          358              300               300              60           58
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
 10,100,047.94      6.4446       5.9421        360          358              300               300              60           58
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------
    447,932.99      8.7813       8.2788        360          359              540               539              0             0
---------------  -----------  -----------  ----------  ------------  -----------------  -----------------  -----------  ------------

---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
                                                                                                 NUMBER OF
                                                                                                   MONTHS                  ORIGINAL
                                 INITIAL                                             RATE        UNTIL NEXT               MONTHS TO
                                   RATE                                             CHANGE          RATE                  PREPAYMENT
     CURRENT        GROSS         CHANGE      PERIODIC    MAXIMUM      MINIMUM     FREQUENCY     ADJUSTMENT                PENALTY
   BALANCE ($)    MARGIN(%)       CAP(%)       CAP(%)     RATE(%)      RATE(%)     (MONTHS)         DATE        INDEX     EXPIRATION
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
  4,390,347.42      6.418         3.000        1.000       13.402       7.402          6             22        6M LIBOR       0
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
  1,485,771.10      6.086         3.000        1.000       13.086       7.086          6             22        6M LIBOR       6
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
  3,648,167.26      5.999         3.000        1.000       13.020       7.020          6             22        6M LIBOR       12
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
 29,538,414.66      5.991         3.000        1.000       12.984       6.978          6             22        6M LIBOR       24
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
  6,754,938.07      5.937         3.000        1.000       12.934       6.934          6             22        6M LIBOR       36
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
  4,612,397.28      6.560         3.000        1.000       13.526       7.526          6             22        6M LIBOR       0
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
    522,500.00      6.113         3.000        1.000       13.113       7.113          6             21        6M LIBOR       6
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
 10,704,694.57      5.592         3.000        1.000       12.563       6.563          6             21        6M LIBOR       12
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
 96,101,806.91      5.509         3.000        1.000       12.482       6.481          6             21        6M LIBOR       24
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
 16,450,796.10      5.522         3.000        1.000       12.491       6.491          6             22        6M LIBOR       36
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
    339,412.98      7.384         3.000        1.000       14.384       8.384         12             35        6M LIBOR       0
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
    572,428.66      6.000         3.000        1.000       13.000       7.000         12             35        6M LIBOR       36
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
    482,233.96      6.381         3.000        1.000       13.381       7.381         12             35        6M LIBOR       0
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
    159,968.37      6.875         3.000        1.000       13.875       7.875         12             35        6M LIBOR       12
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
    327,116.10      6.086         3.000        1.000       13.086       7.086         12             35        6M LIBOR       24
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
  4,756,591.40      6.321         3.000        1.000       13.307       7.307         12             35        6M LIBOR       36
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
  2,750,540.94      6.726         3.000        1.000       13.726       7.726          6             35        6M LIBOR       0
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
  1,084,232.27      5.871         3.000        1.000       12.871       6.871          6             34        6M LIBOR       6
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
    201,085.47      6.031         3.000        1.000       13.031       7.031          6             35        6M LIBOR       24
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
  5,401,358.16      5.563         3.000        1.000       12.631       6.631          6             34        6M LIBOR       36
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
  2,124,547.50      6.276         3.000        1.000       13.276       7.276          6             35        6M LIBOR       0
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
    700,650.00      5.046         3.000        1.000       12.046       6.046          6             33        6M LIBOR       6
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
  1,102,550.00      5.824         3.000        1.000       12.824       6.824          6             34        6M LIBOR       24
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
 21,851,019.12      5.297         3.000        1.000       12.283       6.283          6             33        6M LIBOR       36
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
    381,201.59      4.750         3.000        1.000       11.750       5.750          6             47        6M LIBOR       24
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
    472,322.48      5.259         3.000        1.000       12.259       6.259          6             44        6M LIBOR       36
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
    278,800.00      6.072         3.000        1.000       13.072       7.072          6             46        6M LIBOR       24
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
  2,091,038.49      5.321         3.000        1.000       12.321       6.321          6             45        6M LIBOR       36
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
    158,957.94      5.990         3.000        1.000       12.990       6.990         12             59        6M LIBOR       36
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
  4,029,292.80      5.243         3.000        1.000       12.232       6.232          6             57        6M LIBOR       36
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
    710,936.50      5.832         3.000        1.000       12.832       6.832          6             58        6M LIBOR       0
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
    506,900.00      5.755         3.000        1.000       12.755       6.755          6             58        6M LIBOR       24
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
 10,100,047.94      5.492         3.000        1.000       12.445       6.445          6             58        6M LIBOR       36
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------
    447,932.99      7.781         3.000        1.000       14.781       8.781         12             83        6M LIBOR       36
---------------  -------------  -----------  ---------  -----------  ----------  ------------  -------------  ----------  ----------

--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                        OWNIT, SERIES 2006-1
--------------------------------------------------------------------------------

                     GROUP II ADJUSTABLE RATE MORTGAGE LOANS

---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------

                                                                  ORIGINAL        REMAINING    ORIGINAL  REMAINING
                                                                AMORTIZATION    AMORTIZATION   INTEREST  INTEREST
                                 NET      ORIGINAL  REMAINING       TERM            TERM         ONLY      ONLY
     CURRENT      MORTGAGE     MORTGAGE     TERM      TERM     (LESS IO TERM)  (LESS IO TERM)    TERM      TERM        GROSS
   BALANCE ($)     RATE(%)     RATE(%)    (MONTHS)  (MONTHS)      (MONTHS)        (MONTHS)     (MONTHS)  (MONTHS)    MARGIN(%)
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
  3,220,306.76     7.2004       6.6979       360       358           360             358           0         0         6.202
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
  4,011,592.93     6.6749       6.1724       360       358           360             358           0         0         5.634
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
 24,321,248.77     6.8289       6.3264       360       358           360             358           0         0         5.850
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
  1,821,652.92     6.8292       6.3267       360       359           360             359           0         0         5.829
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    438,000.00     7.2500       6.7475       360       359           354             354           6         5         6.625
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    270,450.00     6.7400       6.2375       360       359           336             336          24        23         5.740
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
  9,143,050.00     6.6560       6.1535       360       358           300             300          60        58         5.688
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
 41,907,299.52     6.4685       5.9660       360       357           300             300          60        57         5.537
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
224,966,047.80     6.3156       5.8131       360       357           300             300          60        57         5.383
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
 33,493,624.35     6.3386       5.8361       360       358           300             300          60        58         5.429
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    333,099.98     6.5602       6.0577       360       358           300             300          60        58         5.560
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    441,618.80     7.8750       7.3725       360       359           480             479           0         0         7.375
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    353,848.31     7.9900       7.4875       360       359           480             479           0         0         6.990
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
  3,505,544.01     6.9406       6.4381       360       359           480             479           0         0         5.842
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    131,578.92     8.5000       7.9975       360       359           540             539           0         0         7.500
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    877,036.53     7.2533       6.7508       360       359           540             539           0         0         6.253
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
  6,001,507.90     6.8402       6.3377       360       359           540             539           0         0         5.840
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    507,287.07     8.3665       7.8640       360       359           360             359           0         0         7.367
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    659,987.14     6.2228       5.7203       360       357           360             357           0         0         5.223
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    447,977.69     6.2589       5.7564       360       357           360             357           0         0         5.259
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
  2,823,219.62     6.6362       6.1337       360       358           360             358           0         0         5.667
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
  1,183,148.34     6.9718       6.4693       360       358           300             300          60        58         5.972
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    236,600.00     6.0000       5.4975       360       357           300             300          60        57         5.000
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
  1,430,800.00     6.3924       5.8899       360       358           300             300          60        58         5.392
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
 23,248,934.52     6.2110       5.7085       360       357           300             300          60        57         5.285
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    134,326.59     9.0000       8.4975       360       359           360             359           0         0         8.000
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    635,152.00     5.3750       4.8725       360       354           360             354           0         0         4.375
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    594,400.00     6.8713       6.3688       360       357           300             300          60        57         6.060
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
  2,128,262.85     6.2421       5.7396       360       358           300             300          60        58         5.242
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    157,108.14     8.2500       7.7475       360       359           480             479           0         0         7.250
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    722,448.33     6.1200       5.6175       360       359           480             479           0         0         5.120
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    446,934.45     6.9916       6.4891       360       358           360             358           0         0         5.992
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    295,864.55     6.5412       6.0387       360       359           360             359           0         0         5.820
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
  2,772,333.87     5.8456       5.3431       360       357           360             357           0         0         4.918
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
  1,177,900.00     7.3942       6.8917       360       358           300             300          60        58         6.394
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    332,000.00     5.3750       4.8725       360       358           300             300          60        58         4.375
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
 11,857,067.51     6.2681       5.7656       360       357           300             300          60        57         5.399
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------
    286,218.16     6.7500       6.2475       360       359           540             539           0         0         5.750
---------------  ----------  ----------  ---------  ---------  --------------  --------------  --------  ---------  ----------

---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
                                                                   NUMBER OF
                                                                     MONTHS               ORIGINAL
                 INITIAL                                  RATE     UNTIL NEXT            MONTHS TO
                   RATE                                  CHANGE       RATE               PREPAYMENT
     CURRENT      CHANGE  PERIODIC  MAXIMUM   MINIMUM   FREQUENCY  ADJUSTMENT             PENALTY
   BALANCE ($)    CAP(%)    CAP(%)  RATE(%)   RATE(%)   (MONTHS)      DATE       INDEX   EXPIRATION
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
  3,220,306.76    3.000     1.000    13.200    7.200        6          22      6M LIBOR      0
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
  4,011,592.93    3.000     1.000    12.675    6.675        6          22      6M LIBOR      12
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
 24,321,248.77    3.000     1.000    12.817    6.817        6          22      6M LIBOR      24
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
  1,821,652.92    3.000     1.000    12.829    6.829        6          23      6M LIBOR      36
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    438,000.00    3.000     1.000    13.250    7.250        6          23      6M LIBOR      24
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    270,450.00    3.000     1.000    12.740    6.740        6          23      6M LIBOR      24
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
  9,143,050.00    3.000     1.000    12.656    6.656        6          22      6M LIBOR      0
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
 41,907,299.52    3.000     1.000    12.469    6.469        6          21      6M LIBOR      12
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
224,966,047.80    3.000     1.000    12.319    6.316        6          21      6M LIBOR      24
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
 33,493,624.35    3.000     1.000    12.339    6.339        6          22      6M LIBOR      36
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    333,099.98    3.000     1.000    12.560    6.560        6          22      6M LIBOR      6
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    441,618.80    3.000     1.000    13.875    7.875       12          35      6M LIBOR      0
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    353,848.31    3.000     1.000    13.990    7.990       12          35      6M LIBOR      24
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
  3,505,544.01    3.000     1.000    12.941    6.941       12          35      6M LIBOR      36
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    131,578.92    3.000     1.000    14.500    8.500       12          35      6M LIBOR      0
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    877,036.53    3.000     1.000    13.253    7.253       12          35      6M LIBOR      24
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
  6,001,507.90    3.000     1.000    12.840    6.840       12          35      6M LIBOR      36
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    507,287.07    3.000     1.000    14.367    8.367        6          35      6M LIBOR      0
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    659,987.14    3.000     1.000    12.223    6.223        6          33      6M LIBOR      6
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    447,977.69    3.000     1.000    12.259    6.259        6          33      6M LIBOR      24
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
  2,823,219.62    3.000     1.000    12.636    6.636        6          34      6M LIBOR      36
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
  1,183,148.34    3.000     1.000    12.972    6.972        6          34      6M LIBOR      0
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    236,600.00    3.000     1.000    12.000    6.000        6          33      6M LIBOR      6
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
  1,430,800.00    3.000     1.000    12.392    6.392        6          34      6M LIBOR      24
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
 23,248,934.52    3.000     1.000    12.211    6.211        6          33      6M LIBOR      36
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    134,326.59    3.000     1.000    15.000    9.000        6          47      6M LIBOR      24
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    635,152.00    3.000     1.000    11.375    5.375        6          42      6M LIBOR      36
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    594,400.00    3.000     1.000    12.871    6.871        6          45      6M LIBOR      24
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
  2,128,262.85    3.000     1.000    12.242    6.242        6          46      6M LIBOR      36
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    157,108.14    3.000     1.000    14.250    8.250       12          59      6M LIBOR      0
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    722,448.33    3.000     1.000    12.120    6.120       12          59      6M LIBOR      36
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    446,934.45    3.000     1.000    12.992    6.992        6          58      6M LIBOR      0
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    295,864.55    3.000     1.000    12.541    6.541        6          59      6M LIBOR      24
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
  2,772,333.87    3.000     1.000    11.846    5.846        6          57      6M LIBOR      36
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
  1,177,900.00    3.000     1.000    13.394    7.394        6          58      6M LIBOR      0
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    332,000.00    3.000     1.000    11.375    5.375        6          58      6M LIBOR      24
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
 11,857,067.51    3.000     1.000    12.268    6.268        6          57      6M LIBOR      36
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------
    286,218.16    3.000     1.000    12.750    6.750       12          83      6M LIBOR      36
---------------  -------  --------  --------  -------  ----------  ----------  --------  -----------

--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                        OWNIT, SERIES 2006-1
--------------------------------------------------------------------------------

                            FIXED RATE MORTGAGE LOANS

                        GROUP I FIXED RATE MORTGAGE LOANS

--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
                                                                                       ORIGINAL             REMAINING
                                                                                     AMORTIZATION          AMORTIZATION
                                         NET         ORIGINAL       REMAINING            TERM                  TERM
      CURRENT           MORTGAGE       MORTGAGE        TERM           TERM          (LESS IO TERM)        (LESS IO TERM)
    BALANCE ($)         RATE(%)        RATE(%)       (MONTHS)       (MONTHS)           (MONTHS)              (MONTHS)
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
       1,347,114.28      7.3587         6.8562          360            359                480                  479
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
       1,721,616.66      7.3955         6.8930          360            359                540                  539
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         152,880.68      7.6671         7.1646          180            178                180                  178
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
          64,610.45      7.6250         7.1225          180            178                180                  178
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         740,783.17      6.8122         6.3097          180            179                180                  179
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         210,082.49      6.7346         6.2321          240            239                240                  239
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
       2,069,283.35      7.4291         6.9266          360            358                360                  358
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
       3,073,908.65      7.2764         6.7739          360            359                360                  359
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
       2,086,121.92      7.1826         6.6801          360            358                360                  358
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
      26,722,688.38      6.9547         6.4522          360            359                360                  359
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         299,000.00      7.4199         6.9174          360            358                300                  300
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
       1,620,900.00      7.8481         7.3456          360            359                240                  240
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         395,200.00      6.4362         5.9337          360            358                240                  240
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
       8,932,059.90      6.9325         6.4300          360            358                240                  240
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         645,494.93     10.3934         9.8909          180            178                360                  358
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         697,857.36     10.1422         9.6397          180            178                360                  358
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         225,474.72      9.9300         9.4275          180            178                360                  358
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
          35,881.09      8.8750         8.3725          240            238                240                  238
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
       1,712,335.28     10.4551         9.9526          360            358                360                  358
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
       1,764,679.01     10.1574         9.6549          360            358                360                  358
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         673,764.85      9.9038         9.4013          360            358                360                  358
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------

--------------------  ------------------  ------------------  ---------------
                                                                 ORIGINAL
                          ORIGINAL            REMAINING         MONTHS TO
                        INTEREST-ONLY       INTEREST-ONLY       PREPAYMENT
      CURRENT               TERM                TERM             PENALTY
    BALANCE ($)           (MONTHS)            (MONTHS)          EXPIRATION
--------------------  ------------------  ------------------  ---------------
       1,347,114.28           0                   0                 36
--------------------  ------------------  ------------------  ---------------
       1,721,616.66           0                   0                 36
--------------------  ------------------  ------------------  ---------------
         152,880.68           0                   0                 0
--------------------  ------------------  ------------------  ---------------
          64,610.45           0                   0                 24
--------------------  ------------------  ------------------  ---------------
         740,783.17           0                   0                 36
--------------------  ------------------  ------------------  ---------------
         210,082.49           0                   0                 36
--------------------  ------------------  ------------------  ---------------
       2,069,283.35           0                   0                 0
--------------------  ------------------  ------------------  ---------------
       3,073,908.65           0                   0                 12
--------------------  ------------------  ------------------  ---------------
       2,086,121.92           0                   0                 24
--------------------  ------------------  ------------------  ---------------
      26,722,688.38           0                   0                 36
--------------------  ------------------  ------------------  ---------------
         299,000.00          60                  58                 36
--------------------  ------------------  ------------------  ---------------
       1,620,900.00          120                 119                12
--------------------  ------------------  ------------------  ---------------
         395,200.00          120                 118                24
--------------------  ------------------  ------------------  ---------------
       8,932,059.90          120                 118                36
--------------------  ------------------  ------------------  ---------------
         645,494.93           0                   0                 0
--------------------  ------------------  ------------------  ---------------
         697,857.36           0                   0                 24
--------------------  ------------------  ------------------  ---------------
         225,474.72           0                   0                 36
--------------------  ------------------  ------------------  ---------------
          35,881.09           0                   0                 24
--------------------  ------------------  ------------------  ---------------
       1,712,335.28           0                   0                 0
--------------------  ------------------  ------------------  ---------------
       1,764,679.01           0                   0                 24
--------------------  ------------------  ------------------  ---------------
         673,764.85           0                   0                 36
--------------------  ------------------  ------------------  ---------------


                       GROUP II FIXED RATE MORTGAGE LOANS

--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
                                                                                       ORIGINAL             REMAINING
                                                                                     AMORTIZATION          AMORTIZATION
                                         NET         ORIGINAL       REMAINING            TERM                  TERM
      CURRENT           MORTGAGE       MORTGAGE        TERM           TERM          (LESS IO TERM)        (LESS IO TERM)
    BALANCE ($)         RATE(%)        RATE(%)       (MONTHS)       (MONTHS)           (MONTHS)              (MONTHS)
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         278,161.21      7.6250         7.1225          360            359                480                  479
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         533,940.25      6.8960         6.3935          360            359                480                  479
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         630,179.35      7.9718         7.4693          360            359                540                  539
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         571,244.36      8.0905         7.5880          360            359                540                  539
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         134,444.55      8.7500         8.2475          360            358                360                  358
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
       1,828,812.93      6.9641         6.4616          360            358                360                  358
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         405,539.85      6.6904         6.1879          360            358                360                  358
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
      11,535,052.42      6.8603         6.3578          360            359                360                  359
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         251,200.00      7.1250         6.6225          360            358                240                  240
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         260,000.00      6.7500         6.2475          360            359                240                  240
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
       4,550,800.00      6.6974         6.1949          360            358                240                  240
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         305,157.48     10.9165        10.4140          180            178                360                  358
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         759,624.26     10.0159         9.5134          180            178                360                  358
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         371,711.17      9.3782         8.8757          180            178                360                  358
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
         501,978.36     10.0759         9.5734          360            357                360                  357
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
          45,570.72     11.5000        10.9975          360            358                360                  358
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
       3,234,309.47      9.7742         9.2717          360            358                360                  358
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------
       1,461,009.54     10.4934         9.9909          360            358                360                  358
--------------------  -------------  -------------  ------------  --------------  --------------------  -------------------

--------------------  ------------------  ------------------  ---------------
                                                                 ORIGINAL
                          ORIGINAL            REMAINING         MONTHS TO
                        INTEREST-ONLY       INTEREST-ONLY       PREPAYMENT
      CURRENT               TERM                TERM             PENALTY
    BALANCE ($)           (MONTHS)            (MONTHS)          EXPIRATION
--------------------  ------------------  ------------------  ---------------
         278,161.21           0                   0                 12
--------------------  ------------------  ------------------  ---------------
         533,940.25           0                   0                 36
--------------------  ------------------  ------------------  ---------------
         630,179.35           0                   0                 12
--------------------  ------------------  ------------------  ---------------
         571,244.36           0                   0                 36
--------------------  ------------------  ------------------  ---------------
         134,444.55           0                   0                 0
--------------------  ------------------  ------------------  ---------------
       1,828,812.93           0                   0                 12
--------------------  ------------------  ------------------  ---------------
         405,539.85           0                   0                 24
--------------------  ------------------  ------------------  ---------------
      11,535,052.42           0                   0                 36
--------------------  ------------------  ------------------  ---------------
         251,200.00          120                 118                12
--------------------  ------------------  ------------------  ---------------
         260,000.00          120                 119                24
--------------------  ------------------  ------------------  ---------------
       4,550,800.00          120                 118                36
--------------------  ------------------  ------------------  ---------------
         305,157.48           0                   0                 0
--------------------  ------------------  ------------------  ---------------
         759,624.26           0                   0                 24
--------------------  ------------------  ------------------  ---------------
         371,711.17           0                   0                 36
--------------------  ------------------  ------------------  ---------------
         501,978.36           0                   0                 0
--------------------  ------------------  ------------------  ---------------
          45,570.72           0                   0                 12
--------------------  ------------------  ------------------  ---------------
       3,234,309.47           0                   0                 24
--------------------  ------------------  ------------------  ---------------
       1,461,009.54           0                   0                 36
--------------------  ------------------  ------------------  ---------------


--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                        OWNIT, SERIES 2006-1
--------------------------------------------------------------------------------

          ONE MONTH LIBOR CAP TABLE FOR THE GROUP I SENIOR CERTIFICATES

----------------------  --------------  ------------------  ---------------  ----------------
  BEGINNING ACCRUAL        ENDING          BALANCE ($)       LOWER COLLAR     UPPER COLLAR
                           ACCRUAL                               (%)               (%)
----------------------  --------------  ------------------  ---------------  ----------------
      01/30/06            02/25/06         225,230,000          7.020             9.770
      02/25/06            03/25/06         223,199,422          6.502             9.770
      03/25/06            04/25/06         220,541,064          5.851             9.770
      04/25/06            05/25/06         217,256,698          6.055             9.770
      05/25/06            06/25/06         213,351,074          5.853             9.770
      06/25/06            07/25/06         208,831,740          6.056             9.770
      07/25/06            08/25/06         203,711,585          5.854             9.770
      08/25/06            09/25/06         198,006,405          5.855             9.770
      09/25/06            10/25/06         191,737,431          6.059             9.770
      10/25/06            11/25/06         184,967,040          5.858             9.770
      11/25/06            12/25/06         178,132,247          6.062             9.770
      12/25/06            01/25/07         171,456,355          5.860             9.770
      01/25/07            02/25/07         164,967,372          5.862             9.770
      02/25/07            03/25/07         158,659,984          6.516             9.770
      03/25/07            04/25/07         152,529,028          5.864             9.770
      04/25/07            05/25/07         146,569,492          6.068             9.770
      05/25/07            06/25/07         140,776,506          5.866             9.770
      06/25/07            07/25/07         135,145,342          6.071             9.770
      07/25/07            08/25/07         129,671,406          5.869             9.770
      08/25/07            09/25/07         124,342,364          5.870             9.770
      09/25/07            10/25/07         116,871,903          6.079             9.770
      10/25/07            11/25/07         108,316,826          6.886             9.770
      11/25/07            12/25/07         99,998,377           7.785             9.770
      12/25/07            01/25/08         92,130,262           7.517             9.770
      01/25/08            02/25/08         84,681,898           7.506             9.770
      02/25/08            03/25/08         78,959,135           8.032             9.770
      03/25/08            04/25/08         74,313,100           7.496             9.770
      04/25/08            05/25/08         69,949,583           8.084             9.770
      05/25/08            06/25/08         65,729,268           8.014             9.770
      06/25/08            07/25/08         61,649,137           8.282             9.770
      07/25/08            08/25/08         57,702,553           8.000             9.770
      08/25/08            09/25/08         53,885,000           7.993             9.770
      09/25/08            10/25/08         50,192,118           8.260             9.770
      10/25/08            11/25/08         46,619,697           8.495             9.770
      11/25/08            12/25/08         43,163,673           9.050             9.770
      12/25/08            01/25/09         39,822,345           8.848             9.770
      01/25/09            02/25/09         36,590,322           8.836             9.770
----------------------  --------------  ------------------  ---------------  ----------------

-----------------  -------------  ------------------  ----------------  ----------------
   BEGINNING          ENDING         BALANCE ($)       LOWER COLLAR      UPPER COLLAR
    ACCRUAL          ACCRUAL                                (%)               (%)
-----------------  -------------  ------------------  ----------------  ----------------
    02/25/09         03/25/09        36,590,322            9.770             9.770
    03/25/09         04/25/09        36,590,322            8.813             9.770
    04/25/09         05/25/09        36,590,322            9.487             9.770
    05/25/09         06/25/09        36,590,322            9.374             9.770
    06/25/09         07/25/09        36,590,322            9.694             9.770
    07/25/09         08/25/09        36,590,322            9.359             9.770
    08/25/09         09/25/09        36,590,322            9.344             9.770
    09/25/09         10/25/09        36,590,322            9.652             9.770
    10/25/09         11/25/09        36,590,322            9.398             9.770
    11/25/09         12/25/09        36,590,322            9.727             9.770
    12/25/09         01/25/10        36,590,322            9.427             9.770
    01/25/10         02/25/10        36,590,322            9.411             9.770
    02/25/10         03/25/10        36,590,322            9.770             9.770
    03/25/10         04/25/10        36,590,322            9.379             9.770
    04/25/10         05/25/10        36,590,322            9.751             9.770
    05/25/10         06/25/10        36,590,322            9.433             9.770
    06/25/10         07/25/10        35,644,749            9.753             9.770
    07/25/10         08/25/10        34,654,945            9.414             9.770
    08/25/10         09/25/10        33,696,457            9.396             9.770
    09/25/10         10/25/10        32,768,250            9.700             9.770
    10/25/10         11/25/10        31,869,326            9.397             9.770
    11/25/10         12/25/10        30,993,898            9.770             9.770
    12/25/10         01/25/11        30,144,563            9.472             9.770
    01/25/11         02/25/11        29,322,030            9.453             9.770
    02/25/11         03/25/11        28,525,461            9.770             9.770
    03/25/11         04/25/11        27,753,997            9.415             9.770
    04/25/11         05/25/11        27,006,812            9.732             9.770
    05/25/11         06/25/11        26,283,147            9.421             9.770
    06/25/11         07/25/11        25,582,274            9.723             9.770
    07/25/11         08/25/11        24,903,348            9.382             9.770
    08/25/11         09/25/11        24,245,646            9.362             9.770
    09/25/11         10/25/11        23,608,471            9.662             9.770
    10/25/11         11/25/11        22,991,148            9.332             9.770
    11/25/11         12/25/11        22,393,051            9.658             9.770
    12/25/11         01/25/12        21,813,591            9.336             9.770
    01/25/12         02/25/12        21,252,102            9.315             9.770
-----------------  -------------  ------------------  ----------------  ----------------

--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                        OWNIT, SERIES 2006-1
--------------------------------------------------------------------------------

            ONE MONTH LIBOR CAP TABLE FOR THE MEZZANINE CERTIFICATES

---------------------  --------------  -----------------  ---------------  ----------------
 BEGINNING ACCRUAL        ENDING         BALANCE ($)       LOWER COLLAR     UPPER COLLAR
                          ACCRUAL                              (%)               (%)
---------------------  --------------  -----------------  ---------------  ----------------
      01/30/06           02/25/06         99,015,000          6.502             8.960
      02/25/06           03/25/06         99,015,000          5.999             8.960
      03/25/06           04/25/06         99,015,000          5.367             8.960
      04/25/06           05/25/06         99,015,000          5.564             8.960
      05/25/06           06/25/06         99,015,000          5.368             8.960
      06/25/06           07/25/06         99,015,000          5.566             8.960
      07/25/06           08/25/06         99,015,000          5.369             8.960
      08/25/06           09/25/06         99,015,000          5.370             8.960
      09/25/06           10/25/06         99,015,000          5.568             8.960
      10/25/06           11/25/06         99,015,000          5.372             8.960
      11/25/06           12/25/06         99,015,000          5.570             8.960
      12/25/06           01/25/07         99,015,000          5.374             8.960
      01/25/07           02/25/07         99,015,000          5.375             8.960
      02/25/07           03/25/07         99,015,000          6.010             8.960
      03/25/07           04/25/07         99,015,000          5.377             8.960
      04/25/07           05/25/07         99,015,000          5.575             8.960
      05/25/07           06/25/07         99,015,000          5.379             8.960
      06/25/07           07/25/07         99,015,000          5.577             8.960
      07/25/07           08/25/07         99,015,000          5.381             8.960
      08/25/07           09/25/07         99,015,000          5.382             8.960
      09/25/07           10/25/07         99,015,000          5.584             8.960
      10/25/07           11/25/07         99,015,000          6.831             8.960
      11/25/07           12/25/07         99,015,000          7.653             8.960
      12/25/07           01/25/08         99,015,000          7.393             8.960
      01/25/08           02/25/08         99,015,000          7.387             8.960
      02/25/08           03/25/08         99,015,000          7.929             8.960
      03/25/08           04/25/08         99,015,000          7.381             8.960
      04/25/08           05/25/08         99,015,000          8.131             8.960
      05/25/08           06/25/08         99,015,000          8.027             8.960
      06/25/08           07/25/08         99,015,000          8.311             8.960
      07/25/08           08/25/08         99,015,000          8.021             8.960
      08/25/08           09/25/08         99,015,000          8.016             8.960
      09/25/08           10/25/08         99,015,000          8.297             8.960
      10/25/08           11/25/08         99,015,000          8.648             8.960
      11/25/08           12/25/08         99,015,000          8.960             8.960
      12/25/08           01/25/09         99,015,000          8.952             8.960
      01/25/09           02/25/09         99,015,000          8.944             8.960
      02/25/09           03/25/09         99,015,000          8.960             8.960
      03/25/09           04/25/09         99,015,000          8.929             8.960
---------------------  --------------  -----------------  ---------------  ----------------


--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                        OWNIT, SERIES 2006-1
--------------------------------------------------------------------------------

                            GROUP I NET WAC CAP TABLE

---------------  -----------------  -----------------  ----------------
    PERIOD           PAYMENT        NET WAC CAP (%)      NET WAC CAP
                       DATE               (1)              (%) (2)
---------------  -----------------  -----------------  ----------------
      1             01/30/2006           7.250              7.250
      2             2/25/2006            6.732             10.000
      3             3/25/2006            6.081             10.000
      4             4/25/2006            6.285             10.000
      5             5/25/2006            6.083             10.000
      6             6/25/2006            6.286             10.000
      7             7/25/2006            6.084             10.000
      8             8/25/2006            6.085             10.000
      9             9/25/2006            6.289             10.000
      10            10/25/2006           6.088             10.000
      11            11/25/2006           6.292             10.000
      12            12/25/2006           6.090             10.000
      13            1/25/2007            6.092             10.000
      14            2/25/2007            6.746             10.000
      15            3/25/2007            6.094             10.000
      16            4/25/2007            6.298             10.000
      17            5/25/2007            6.096             10.000
      18            6/25/2007            6.301             10.000
      19            7/25/2007            6.099             10.000
      20            8/25/2007            6.100             10.000
      21            9/25/2007            6.309             10.000
      22            10/25/2007           7.116             10.000
      23            11/25/2007           8.015             10.000
      24            12/25/2007           7.747             10.000
      25            1/25/2008            7.736             10.000
      26            2/25/2008            8.262             10.000
      27            3/25/2008            7.726             10.000
      28            4/25/2008            8.229             10.000
      29            5/25/2008            8.108             10.000
      30            6/25/2008            8.372             10.000
      31            7/25/2008            8.095             10.000
      32            8/25/2008            8.089             10.000
      33            9/25/2008            8.352             10.000
      34            10/25/2008           8.275             10.000
      35            11/25/2008           8.613             10.000
      36            12/25/2008           8.435             10.000
      37            1/25/2009            8.426             10.000
---------------  -----------------  -----------------  ----------------

-----------  -----------------  ---------------  -----------------
  PERIOD       PAYMENT DATE      NET WAC CAP     NET WAC CAP (%)
                                   (%) (1)             (2)
-----------  -----------------  ---------------  -----------------
    38          02/25/2009          9.320             10.025
    39          3/25/2009           8.409             10.000
    40          4/25/2009           8.730             10.000
    41          5/25/2009           8.454             10.000
    42          6/25/2009           8.737             10.000
    43          7/25/2009           8.446             10.000
    44          8/25/2009           8.437             10.000
    45          9/25/2009           8.713             10.000
    46          10/25/2009          8.440             10.000
    47          11/25/2009          8.714             10.000
    48          12/25/2009          8.440             10.000
    49          1/25/2010           8.431             10.000
    50          2/25/2010           9.323             10.656
    51          3/25/2010           8.412             10.000
    52          4/25/2010           8.686             10.000
    53          5/25/2010           8.397             10.000
    54          6/25/2010           8.667             10.000
    55          7/25/2010           8.378             10.000
    56          8/25/2010           8.368             10.000
    57          9/25/2010           8.636             10.000
    58          10/25/2010          8.377             10.000
    59          11/25/2010          8.739             10.024
    60          12/25/2010          8.447             10.000
    61          1/25/2011           8.435             10.000
    62          2/25/2011           9.327             10.699
    63          3/25/2011           8.413             10.000
    64          4/25/2011           8.688             10.000
    65          5/25/2011           8.419             10.000
    66          6/25/2011           8.687             10.000
    67          7/25/2011           8.395             10.000
    68          8/25/2011           8.383             10.000
    69          9/25/2011           8.650             10.000
    70          10/25/2011          8.359             10.000
    71          11/25/2011          8.626             10.000
    72          12/25/2011          8.336             10.000
    73          1/25/2012           8.324             10.000
    74          2/25/2012           8.885             10.182
-----------  -----------------  ---------------  -----------------

(1) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 4.530% and 4.720%, respectively.
(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR are 4.530% and 4.720%, respectively, for the first Distribution Date and both increase to 20.0000% for each Distribution Date thereafter. The values indicated include proceeds from the Group I Senior Cap, although such proceeds are excluded from the calculation of the Group I Net WAC Cap described herein.

--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                        OWNIT, SERIES 2006-1
--------------------------------------------------------------------------------

                           GROUP II NET WAC CAP TABLE

---------------  -----------------  -----------------  --------------  ------
    PERIOD           PAYMENT        NET WAC CAP (%)     NET WAC CAP    CAP
                       DATE               (1)             (%) (2)      )
---------------  -----------------  -----------------  --------------  ------
      1             01/30/2006           5.983             5.983
      2             2/25/2006            5.983             5.983
      3             3/25/2006            5.983             5.983
      4             4/25/2006            5.984             5.984
      5             5/25/2006            5.984             5.984
      6             6/25/2006            5.985             5.985
      7             7/25/2006            5.986             5.986
      8             8/25/2006            5.986             5.986
      9             9/25/2006            5.987             5.987
      10            10/25/2006           5.988             5.988
      11            11/25/2006           5.989             5.989
      12            12/25/2006           5.990             5.990
      13            1/25/2007            5.991             5.991
      14            2/25/2007            5.991             5.991
      15            3/25/2007            5.992             5.992
      16            4/25/2007            5.993             5.993
      17            5/25/2007            5.994             5.994
      18            6/25/2007            5.995             5.995
      19            7/25/2007            5.996             5.996
      20            8/25/2007            5.997             5.997
      21            9/25/2007            6.001             6.001
      22            10/25/2007           7.793             7.793
      23            11/25/2007           8.311             8.311
      24            12/25/2007           8.326             8.326
      25            1/25/2008            8.322             8.322
      26            2/25/2008            8.320             8.320
      27            3/25/2008            8.319             8.319
      28            4/25/2008            8.784             8.909
      29            5/25/2008            8.911             9.075
      30            6/25/2008            8.912             9.078
      31            7/25/2008            8.910             9.075
      32            8/25/2008            8.907             9.072
      33            9/25/2008            8.904             9.069
      34            10/25/2008           9.063             9.813
      35            11/25/2008           9.096            10.012
      36            12/25/2008           9.175            10.094
      37            1/25/2009            9.171            10.089



----------  ------------------  ----------------  ----------------
  PERIOD      PAYMENT DATE        NET WAC CAP       NET WAC CAP
                                    (%) (1)           (%) (2)
----------  ------------------  ----------------  ----------------
   38          02/25/2009            9.168            10.084
   39           3/25/2009            9.164            10.079
   40           4/25/2009            9.203            10.707
   41           5/25/2009            9.208            10.877
   42           6/25/2009            9.205            10.877
   43           7/25/2009            9.204            10.873
   44           8/25/2009            9.200            10.866
   45           9/25/2009            9.197            10.859
   46          10/25/2009            9.196            10.910
   47          11/25/2009            9.206            10.929
   48          12/25/2009            9.221            10.948
   49           1/25/2010            9.218            10.942
   50           2/25/2010            9.213            10.934
   51           3/25/2010            9.209            10.926
   52           4/25/2010            9.206            10.971
   53           5/25/2010            9.205            10.979
   54           6/25/2010            9.200            10.972
   55           7/25/2010            9.196            10.965
   56           8/25/2010            9.191            10.956
   57           9/25/2010            9.187            10.948
   58          10/25/2010            9.273            11.031
   59          11/25/2010            9.280            11.039
   60          12/25/2010            9.282            11.062
   61           1/25/2011            9.277            11.053
   62           2/25/2011            9.272            11.043
   63           3/25/2011            9.266            11.033
   64           4/25/2011            9.286            11.054
   65           5/25/2011            9.283            11.052
   66           6/25/2011            9.278            11.043
   67           7/25/2011            9.272            11.032
   68           8/25/2011            9.266            11.021
   69           9/25/2011            9.260            11.011
   70          10/25/2011            9.254            11.029
   71          11/25/2011            9.248            11.022
   72          12/25/2011            9.243            11.037
   73           1/25/2012            9.237            11.025
   74           2/25/2012            9.230            11.014


(1) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 4.530% and 4.720%, respectively.
(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR are 4.530% and 4.720%, respectively, for the first Distribution Date and both increase to 20.0000% for each Distribution Date thereafter.

--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                        OWNIT, SERIES 2006-1
--------------------------------------------------------------------------------


          SUBORDINATE NET WAC CAP TABLE FOR THE MEZZANINE CERTIFICATES

        -------------------  -----------------  -------------  ---------------
              PERIOD             PAYMENT        NET WAC CAP     NET WAC CAP
                                   DATE           (%) (1)         (%) (2)
        -------------------  -----------------  -------------  ---------------
                1               01/30/2006         7.042           7.042
                2               2/25/2006          6.539           9.500
                3               3/25/2006          5.907           9.500
                4               4/25/2006          6.104           9.500
                5               5/25/2006          5.908           9.500
                6               6/25/2006          6.106           9.500
                7               7/25/2006          5.909           9.500
                8               8/25/2006          5.910           9.500
                9               9/25/2006          6.108           9.500
                10              10/25/2006         5.912           9.500
                11              11/25/2006         6.110           9.500
                12              12/25/2006         5.914           9.500
                13              1/25/2007          5.915           9.500
                14              2/25/2007          6.550           9.500
                15              3/25/2007          5.917           9.500
                16              4/25/2007          6.115           9.500
                17              5/25/2007          5.919           9.500
                18              6/25/2007          6.117           9.500
                19              7/25/2007          5.921           9.500
                20              8/25/2007          5.922           9.500
                21              9/25/2007          6.124           9.500
                22              10/25/2007         7.371           9.500
                23              11/25/2007         8.193           9.500
                24              12/25/2007         7.933           9.500
                25              1/25/2008          7.927           9.500
                26              2/25/2008          8.469           9.500
                27              3/25/2008          7.921           9.500
                28              4/25/2008          8.562           9.500
                29              5/25/2008          8.417           9.500
                30              6/25/2008          8.696           9.500
                31              7/25/2008          8.411           9.500
                32              8/25/2008          8.407           9.500
                33              9/25/2008          8.683           9.500
                34              10/25/2008         8.572           9.500
                35              11/25/2008         8.903           9.719
                36              12/25/2008         8.701           9.500
                37              1/25/2009          8.696           9.500
        -------------------  -----------------  -------------  ---------------


        ------------  -----------------  --------------  ---------------
          PERIOD        PAYMENT DATE      NET WAC CAP     NET WAC CAP
                                            (%) (1)         (%) (2)
        ------------  -----------------  --------------  ---------------
            38           02/25/2009          9.621           10.492
            39           3/25/2009           8.685           9.500
            40           4/25/2009           9.013           10.311
            41           5/25/2009           8.728           10.157
            42           6/25/2009           9.018           10.495
            43           7/25/2009           8.723           10.149
            44           8/25/2009           8.717           10.139
            45           9/25/2009           9.003           10.468
            46           10/25/2009          8.716           10.186
            47           11/25/2009          9.010           10.540
            48           12/25/2009          8.731           10.221
            49           1/25/2010           8.725           10.211
            50           2/25/2010           9.653           11.293
            51           3/25/2010           8.713           10.190
            52           4/25/2010           8.999           10.578
            53           5/25/2010           8.705           10.243
            54           6/25/2010           8.989           10.580
            55           7/25/2010           8.693           10.228
            56           8/25/2010           8.686           10.217
            57           9/25/2010           8.969           10.546
            58           10/25/2010          8.738           10.262
            59           11/25/2010          9.067           10.639
            60           12/25/2010          8.772           10.310
            61           1/25/2011           8.765           10.298
            62           2/25/2011           9.696           11.387
            63           3/25/2011           8.750           10.273
            64           4/25/2011           9.052           10.627
            65           5/25/2011           8.763           10.288
            66           6/25/2011           9.048           10.618
            67           7/25/2011           8.748           10.263
            68           8/25/2011           8.741           10.250
            69           9/25/2011           9.024           10.578
            70           10/25/2011          8.726           10.244
            71           11/25/2011          9.009           10.586
            72           12/25/2011          8.711           10.253
            73           1/25/2012           8.704           10.240
            74           2/25/2012           9.296           10.932
        ------------  -----------------  --------------  ---------------


(1) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 4.530% and 4.720%, respectively.
(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR are 4.530% and 4.720%, respectively, for the first Distribution Date and both increase to 20.0000% for each Distribution Date thereafter. The values indicated include proceeds from the Mezzanine Cap, although such proceeds are excluded from the calculation of the Subordinate Net WAC Cap described herein.

--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                        OWNIT, SERIES 2006-1
--------------------------------------------------------------------------------

             SUBORDINATE NET WAC CAP TABLE FOR THE B-1 CERTIFICATES

---------------  -----------------  -----------------  ----------------
    PERIOD           PAYMENT        NET WAC CAP (%)      NET WAC CAP
                       DATE               (1)              (%) (2)
---------------  -----------------  -----------------  ----------------
      1             01/30/2006           6.103              6.103
      2             2/25/2006            6.103              6.103
      3             3/25/2006            6.104              6.104
      4             4/25/2006            6.104              6.104
      5             5/25/2006            6.105              6.105
      6             6/25/2006            6.106              6.106
      7             7/25/2006            6.106              6.106
      8             8/25/2006            6.107              6.107
      9             9/25/2006            6.108              6.108
      10            10/25/2006           6.109              6.109
      11            11/25/2006           6.110              6.110
      12            12/25/2006           6.111              6.111
      13            1/25/2007            6.112              6.112
      14            2/25/2007            6.113              6.113
      15            3/25/2007            6.114              6.114
      16            4/25/2007            6.115              6.115
      17            5/25/2007            6.116              6.116
      18            6/25/2007            6.117              6.117
      19            7/25/2007            6.118              6.118
      20            8/25/2007            6.119              6.119
      21            9/25/2007            6.124              6.124
      22            10/25/2007           7.617              7.617
      23            11/25/2007           8.193              8.193
      24            12/25/2007           8.198              8.198
      25            1/25/2008            8.191              8.191
      26            2/25/2008            8.187              8.187
      27            3/25/2008            8.185              8.185
      28            4/25/2008            8.562              8.671
      29            5/25/2008            8.697              8.852
      30            6/25/2008            8.696              8.851
      31            7/25/2008            8.692              8.846
      32            8/25/2008            8.687              8.842
      33            9/25/2008            8.683              8.837
      34            10/25/2008           8.858              9.494
      35            11/25/2008           8.903              9.719
      36            12/25/2008           8.991              9.808
      37            1/25/2009            8.985              9.801
---------------  -----------------  -----------------  ----------------


-----------  -----------------  -----------------  ---------------
  PERIOD       PAYMENT DATE     NET WAC CAP (%)     NET WAC CAP
                                      (1)             (%) (2)
-----------  -----------------  -----------------  ---------------
    38          02/25/2009           8.980             9.793
    39          3/25/2009            8.974             9.785
    40          4/25/2009            9.013             10.311
    41          5/25/2009            9.019             10.495
    42          6/25/2009            9.018             10.495
    43          7/25/2009            9.014             10.487
    44          8/25/2009            9.008             10.477
    45          9/25/2009            9.003             10.468
    46          10/25/2009           9.006             10.526
    47          11/25/2009           9.010             10.540
    48          12/25/2009           9.022             10.561
    49          1/25/2010            9.016             10.551
    50          2/25/2010            9.009             10.540
    51          3/25/2010            9.003             10.529
    52          4/25/2010            8.999             10.578
    53          5/25/2010            8.995             10.585
    54          6/25/2010            8.989             10.580
    55          7/25/2010            8.982             10.569
    56          8/25/2010            8.976             10.557
    57          9/25/2010            8.969             10.546
    58          10/25/2010           9.029             10.604
    59          11/25/2010           9.067             10.639
    60          12/25/2010           9.064             10.654
    61          1/25/2011            9.057             10.641
    62          2/25/2011            9.049             10.628
    63          3/25/2011            9.042             10.615
    64          4/25/2011            9.052             10.627
    65          5/25/2011            9.055             10.631
    66          6/25/2011            9.048             10.618
    67          7/25/2011            9.040             10.605
    68          8/25/2011            9.032             10.591
    69          9/25/2011            9.024             10.578
    70          10/25/2011           9.016             10.586
    71          11/25/2011           9.009             10.586
    72          12/25/2011           9.002             10.595
    73          1/25/2012            8.994             10.581
    74          2/25/2012            8.986             10.567
-----------  -----------------  -----------------  ---------------

(1) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 4.530% and 4.720%, respectively.
(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR are 4.530% and 4.720%, respectively, for the first Distribution Date and both increase to 20.0000% for each Distribution Date thereafter.

--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                        OWNIT, SERIES 2006-1
--------------------------------------------------------------------------------

                              YIELD TABLE (TO CALL)

------------------------------------  ----------------------------  -----------------------------  ----------------------------
PREPAYMENT SPEED                                  0%                            80%                           100%
====================================  ============================  =============================  ============================
AF-1
              PRICE        99.9999%              5.43                           5.14                          5.09

                                WAL              17.11                          1.17                          1.00
                           MOD DURN              10.58                          1.10                          0.95
                   PRINCIPAL WINDOW          Feb06 - Sep29                 Feb06 - Jan08                  Feb06 - Oct07
------------------------------------  ----------------------------  -----------------------------  ----------------------------
AF-2
             PRICE        100.0000%              5.27                           5.18                          5.13

                                WAL              26.95                          3.43                          2.28
                           MOD DURN              14.10                          3.03                          2.09
                   PRINCIPAL WINDOW          Sep29 - Feb35                 Jan08 - Nov13                  Oct07 - Jan09
------------------------------------  ----------------------------  -----------------------------  ----------------------------
AF-3
               PRICE       99.9995%              5.75                           5.72                          5.69

                                WAL              29.07                          7.82                          4.84
                           MOD DURN              13.85                          6.15                          4.12
                   PRINCIPAL WINDOW          Feb35 - Feb35                 Nov13 - Nov13                  Jan09 - Oct11
------------------------------------  ----------------------------  -----------------------------  ----------------------------
AF-4
             PRICE        100.0000%              5.44                           5.41                          5.41

                                WAL              15.62                          6.37                          5.80
                           MOD DURN              10.00                          5.22                          4.85
                   PRINCIPAL WINDOW          Feb09 - Feb35                 Jul09 - Nov13                  Jun10 - Mar12
------------------------------------  ----------------------------  -----------------------------  ----------------------------
B-1
              PRICE        98.6748%              6.15                           6.29                          6.33

                                WAL              27.12                          5.22                          4.32
                           MOD DURN              12.96                          4.28                          3.66
                   PRINCIPAL WINDOW          Oct29 - Feb35                 Mar09 - Nov13                  Apr09 - Mar12
------------------------------------  ----------------------------  -----------------------------  ----------------------------


------------------------------------  ----------------------------  -----------------------------
PREPAYMENT SPEED                                 150%                           200%
====================================  ============================  =============================
AF-1
              PRICE        99.9999%              4.95                           4.82

                                WAL              0.72                           0.58
                           MOD DURN              0.69                           0.56
                   PRINCIPAL WINDOW          Feb06 - Apr07                 Feb06 - Jan07
------------------------------------  ----------------------------  -----------------------------
AF-2
             PRICE        100.0000%              5.07                           5.01

                                WAL              1.64                           1.28
                           MOD DURN              1.53                           1.20
                   PRINCIPAL WINDOW          Apr07 - Dec07                 Jan07 - Sep07
------------------------------------  ----------------------------  -----------------------------
AF-3
               PRICE       99.9995%              5.57                           5.53

                                WAL              1.96                           1.65
                           MOD DURN              1.81                           1.54
                   PRINCIPAL WINDOW          Dec07 - Jan08                 Sep07 - Sep07
------------------------------------  ----------------------------  -----------------------------
AF-4
             PRICE        100.0000%              5.30                           5.25

                                WAL              2.13                           1.71
                           MOD DURN              1.97                           1.59
                   PRINCIPAL WINDOW          Jan08 - May08                 Sep07 - Oct07
------------------------------------  ----------------------------  -----------------------------
B-1
              PRICE        98.6748%              6.42                           6.56

                                WAL              3.08                           2.08
                           MOD DURN              2.73                           1.90
                   PRINCIPAL WINDOW          Nov08 - Oct09                 Jan08 - May08
------------------------------------  ----------------------------  -----------------------------


--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                            YIELD TABLE (TO MATURITY)

------------------------------------  ----------------------------  -----------------------------  ----------------------------
PREPAYMENT SPEED                                  0%                            80%                           100%
====================================  ============================  =============================  ============================
AF-1
              PRICE        99.9999%              5.43                           5.14                          5.09

                                WAL              17.11                          1.17                          1.00
                           MOD DURN              10.58                          1.10                          0.95
                   PRINCIPAL WINDOW          Feb06 - Sep29                 Feb06 - Jan08                  Feb06 - Oct07
------------------------------------  ----------------------------  -----------------------------  ----------------------------
AF-2
             PRICE        100.0000%              5.27                           5.19                          5.13

                                WAL              27.00                          3.48                          2.28
                           MOD DURN              14.11                          3.06                          2.09
                   PRINCIPAL WINDOW          Sep29 - Oct35                 Jan08 - Jan16                  Oct07 - Jan09
------------------------------------  ----------------------------  -----------------------------  ----------------------------
AF-3
               PRICE       99.9995%              5.76                           5.88                          5.69

                                WAL              29.87                         12.19                          4.84
                           MOD DURN              14.00                          8.52                          4.12
                   PRINCIPAL WINDOW          Oct35 - Dec35                 Jan16 - Sep21                  Jan09 - Oct11
------------------------------------  ----------------------------  -----------------------------  ----------------------------
AF-4
             PRICE        100.0000%              5.44                           5.43                          5.48

                                WAL              15.62                          6.61                          6.85
                           MOD DURN              10.00                          5.37                          5.53
                   PRINCIPAL WINDOW          Feb09 - Dec35                 Jul09 - Jul21                  Jun10 - Dec17
------------------------------------  ----------------------------  -----------------------------  ----------------------------
B-1
              PRICE        98.6748%              6.15                           6.31                          6.34

                                WAL              27.20                          5.69                          4.68
                           MOD DURN              12.97                          4.54                          3.89
                   PRINCIPAL WINDOW          Oct29 - Nov35                 Mar09 - Mar18                  Apr09 - Aug15
------------------------------------  ----------------------------  -----------------------------  ----------------------------


------------------------------------   ----------------------------  -----------------------------
PREPAYMENT SPEED                                  150%                           200%
====================================   ============================  =============================
AF-1
              PRICE        99.9999%               4.95                           4.82

                                WAL               0.72                           0.58
                           MOD DURN               0.69                           0.56
                   PRINCIPAL WINDOW           Feb06 - Apr07                 Feb06 - Jan07
------------------------------------   ----------------------------  -----------------------------
AF-2
             PRICE        100.0000%               5.07                           5.01

                                WAL               1.64                           1.28
                           MOD DURN               1.53                           1.20
                   PRINCIPAL WINDOW           Apr07 - Dec07                 Jan07 - Sep07
------------------------------------   ----------------------------  -----------------------------
AF-3
               PRICE       99.9995%               5.57                           5.53

                                WAL               1.96                           1.65
                           MOD DURN               1.81                           1.54
                   PRINCIPAL WINDOW           Dec07 - Jan08                 Sep07 - Sep07
------------------------------------   ----------------------------  -----------------------------
AF-4
             PRICE        100.0000%               5.30                           5.25

                                WAL               2.13                           1.71
                           MOD DURN               1.97                           1.59
                   PRINCIPAL WINDOW           Jan08 - May08                 Sep07 - Oct07
------------------------------------   ----------------------------  -----------------------------
B-1
              PRICE        98.6748%               6.43                           6.57

                                WAL               3.31                           2.23
                           MOD DURN               2.89                           2.02
                   PRINCIPAL WINDOW           Nov08 - Nov11                 Jan08 - Nov09
------------------------------------   ----------------------------  -----------------------------

--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                        OWNIT, SERIES 2006-1
--------------------------------------------------------------------------------

                         DISCOUNT MARGIN TABLE (TO CALL)

------------------------------------  ----------------------------  -----------------------------  ----------------------------
PREPAYMENT SPEED                                  0%                            80%                           100%
====================================  ============================  =============================  ============================
M-1
            PRICE        100.00000%               45                             45                            45

                                WAL              27.12                          5.28                          4.75
                           MOD DURN              14.64                          4.54                          4.18
                   PRINCIPAL WINDOW          Oct29 - Feb35                 Jun09 - Nov13                  Jan10 - Mar12
------------------------------------  ----------------------------  -----------------------------  ----------------------------
M-2
PRICE                     100.00000%              47                             47                            47

                                WAL              27.12                          5.25                          4.58
                           MOD DURN              14.61                          4.51                          4.03
                   PRINCIPAL WINDOW          Oct29 - Feb35                 May09 - Nov13                  Oct09 - Mar12
------------------------------------  ----------------------------  -----------------------------  ----------------------------
M-3
PRICE                     100.00000%              50                             50                            50

                                WAL              27.12                          5.24                          4.48
                           MOD DURN              14.56                          4.50                          3.95
                   PRINCIPAL WINDOW          Oct29 - Feb35                 Apr09 - Nov13                  Aug09 - Mar12
------------------------------------  ----------------------------  -----------------------------  ----------------------------
M-4
PRICE                     100.00000%              62                             62                            62

                                WAL              27.12                          5.23                          4.43
                           MOD DURN              14.37                          4.48                          3.89
                   PRINCIPAL WINDOW          Oct29 - Feb35                 Apr09 - Nov13                  Jul09 - Mar12
------------------------------------  ----------------------------
                                                                    -----------------------------  ----------------------------
M-5
            PRICE        100.00000%               65                             65                            65

                                WAL              27.12                          5.22                          4.39
                           MOD DURN              14.32                          4.46                          3.86
                   PRINCIPAL WINDOW          Oct29 - Feb35                 Mar09 - Nov13                  Jun09 - Mar12
------------------------------------  ----------------------------  -----------------------------  ----------------------------
M-6
            PRICE        100.00000%               72                             72                            72

                                WAL              27.12                          5.22                          4.35
                           MOD DURN              14.21                          4.45                          3.82
                   PRINCIPAL WINDOW          Oct29 - Feb35                 Mar09 - Nov13                  May09 - Mar12
------------------------------------  ----------------------------  -----------------------------  ----------------------------


------------------------------------    ----------------------------  -----------------------------
PREPAYMENT SPEED                                   150%                           200%
====================================    ============================  =============================
M-1
            PRICE        100.00000%                 45                             45

                                WAL                3.71                           1.87
                           MOD DURN                3.35                           1.77
                   PRINCIPAL WINDOW            Jun08 - Oct09                 Nov07 - May08
------------------------------------    ----------------------------  -----------------------------
M-2
PRICE                    100.00000%                 47                             47

                                WAL                3.74                           2.32
                           MOD DURN                3.37                           2.17
                   PRINCIPAL WINDOW            Oct09 - Oct09                 May08 - May08
------------------------------------    ----------------------------  -----------------------------
M-3
PRICE                    100.00000%                 50                             50

                                WAL                3.64                           2.32
                           MOD DURN                3.29                           2.17
                   PRINCIPAL WINDOW            Jul09 - Oct09                 May08 - May08
------------------------------------    ----------------------------  -----------------------------
M-4
PRICE                     100.00000%                62                             62

                                WAL                3.43                           2.32
                           MOD DURN                3.11                           2.16
                   PRINCIPAL WINDOW            Apr09 - Oct09                 May08 - May08
------------------------------------                                  -----------------------------
                                        ----------------------------
M-5
            PRICE        100.00000%                 65                             65

                                WAL                3.28                           2.26
                           MOD DURN                2.99                           2.11
                   PRINCIPAL WINDOW            Feb09 - Oct09                 Mar08 - May08
------------------------------------    ----------------------------  -----------------------------
M-6
            PRICE        100.00000%                 72                             72

                                WAL                3.17                           2.15
                           MOD DURN                2.89                           2.01
                   PRINCIPAL WINDOW            Dec08 - Oct09                 Feb08 - May08
------------------------------------    ----------------------------  -----------------------------


--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                        OWNIT, SERIES 2006-1
--------------------------------------------------------------------------------

                       DISCOUNT MARGIN TABLE (TO MATURITY)

------------------------------------  ----------------------------  -----------------------------  ----------------------------
PREPAYMENT SPEED                                  0%                            80%                           100%
====================================  ============================  =============================  ============================
M-1
            PRICE        100.00000%               45                             47                            47

                                WAL              27.21                          5.89                          5.23
                           MOD DURN              14.66                          4.90                          4.49
                   PRINCIPAL WINDOW          Oct29 - Dec35                 Jun09 - Jun21                  Jan10 - May18
------------------------------------  ----------------------------  -----------------------------  ----------------------------
M-2
PRICE                    100.00000%               47                             49                            49

                                WAL              27.21                          5.85                          5.04
                           MOD DURN              14.63                          4.87                          4.34
                   PRINCIPAL WINDOW          Oct29 - Dec35                 May09 - Nov20                  Oct09 - Nov17
------------------------------------  ----------------------------  -----------------------------  ----------------------------
M-3
PRICE                    100.00000%              50                             52                            52

                                WAL              27.21                          5.81                          4.93
                           MOD DURN              14.58                          4.84                          4.25
                   PRINCIPAL WINDOW          Oct29 - Dec35                 Apr09 - May20                  Aug09 - May17
------------------------------------  ----------------------------  -----------------------------  ----------------------------
M-4
PRICE                    100.00000%               62                             64                            64

                                WAL              27.21                          5.80                          4.86
                           MOD DURN              14.39                          4.81                          4.18
                   PRINCIPAL WINDOW          Oct29 - Dec35                 Apr09 - Nov19                  Jul09 - Dec16
------------------------------------  ----------------------------
                                                                    -----------------------------  ----------------------------
M-5
            PRICE        100.00000%               65                             67                            67

                                WAL              27.21                          5.76                          4.81
                           MOD DURN              14.34                          4.79                          4.14
                   PRINCIPAL WINDOW          Oct29 - Dec35                 Mar09 - May19                  Jun09 - Jul16
------------------------------------  ----------------------------  -----------------------------  ----------------------------
M-6
            PRICE        100.00000%               72                             74                            74

                                WAL              27.21                          5.73                          4.75
                           MOD DURN              14.23                          4.76                          4.08
                   PRINCIPAL WINDOW          Oct29 - Dec35                 Mar09 - Nov18                  May09 - Feb16
------------------------------------  ----------------------------  -----------------------------  ----------------------------


------------------------------------  ----------------------------  -----------------------------
PREPAYMENT SPEED                                 150%                           200%
====================================  ============================  =============================
M-1
            PRICE        100.00000%               53                             48

                                WAL              6.26                           2.27
                           MOD DURN              5.29                           2.09
                   PRINCIPAL WINDOW          Jun08 - Jun15                 Nov07 - Jul12
------------------------------------  ----------------------------  -----------------------------
M-2
PRICE                    100.00000%               50                             56

                                WAL              4.43                           3.97
                           MOD DURN              3.92                           3.55
                   PRINCIPAL WINDOW          Nov09 - May13                 Feb09 - Aug11
------------------------------------  ----------------------------  -----------------------------
M-3
PRICE                    100.00000%               52                             55

                                WAL              3.92                           2.92
                           MOD DURN              3.51                           2.68
                   PRINCIPAL WINDOW          Jul09 - Jan13                 Aug08 - Sep10
------------------------------------  ----------------------------  -----------------------------
M-4
PRICE                    100.00000%              64                             65

                                WAL              3.70                           2.63
                           MOD DURN              3.32                           2.43
                   PRINCIPAL WINDOW          Apr09 - Oct12                 May08 - Jul10
------------------------------------                                -----------------------------
                                      ----------------------------
M-5
            PRICE        100.00000%               67                             67

                                WAL              3.54                           2.44
                           MOD DURN              3.19                           2.26
                   PRINCIPAL WINDOW          Feb09 - Jul12                 Mar08 - Apr10
------------------------------------  ----------------------------  -----------------------------
M-6
            PRICE        100.00000%               74                             74

                                WAL              3.42                           2.32
                           MOD DURN              3.08                           2.15
                   PRINCIPAL WINDOW          Dec08 - Mar12                 Feb08 - Feb10
------------------------------------  ----------------------------  -----------------------------


--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]                                        OWNIT, SERIES 2006-1
--------------------------------------------------------------------------------



                                  EXCESS SPREAD
The table below displays excess spread in bps. Calculations are run to call at both static (1ML = 4.530%, 6ML = 4.720%) and forward LIBOR. Excess spread means the per annum rate equal to 12 times the quotient of (x) the difference between
(a) the total scheduled interest of the mortgage loans based on the Net Mortgage Rates in effect on the related due date minus (b) the total interest due on the Certificates, divided by (y) the aggregate principal balance of the Certificates as of the first day of the applicable accrual period multiplied by 30 and divided by the actual number of days in the related accrual period. Other assumptions include: (1) prepayment speed is 20% HEP for the fixed rate mortgage loans and 100% PPC for the adjustable rate mortgage loans, (2) no defaults and no losses:


                 ---------------------  -------------------------------  --------------------------------
                        PERIOD               EXCESS SPREAD IN BPS             EXCESS SPREAD IN BPS
                                                (STATIC LIBOR)                   (FORWARD LIBOR)
                 ---------------------  -------------------------------  --------------------------------
                 Avg yr1*                            109                               101
                 ---------------------  -------------------------------  --------------------------------
                 Avg yr2                             161                               157
                  ---------------------  -------------------------------  --------------------------------
                 Avg yr3                             382                               375
                 ---------------------  -------------------------------  --------------------------------
                 Avg yr4                             416                               408
                 ---------------------  -------------------------------  --------------------------------
                 Avg yr5                             415                               409
                 ---------------------  -------------------------------  --------------------------------

----------------  ------------------------  ----------------  -----------------  ----------------------
    PERIOD         EXCESS SPREAD IN BPS         1 MONTH       6 MONTH FORWARD    EXCESS SPREAD IN BPS
                      (STATIC LIBOR)         FORWARD LIBOR         LIBOR            (FORWARD LIBOR)
----------------  ------------------------  ----------------  -----------------  ----------------------
       1                    137                 4.530%             4.720%                 137
----------------  ------------------------  ----------------  -----------------  ----------------------
       2                    122                 4.599%             4.754%                 119
----------------  ------------------------  ----------------  -----------------  ----------------------
       3                    100                 4.652%             4.779%                 95
----------------  ------------------------  ----------------  -----------------  ----------------------
       4                    108                 4.691%             4.798%                 101
----------------  ------------------------  ----------------  -----------------  ----------------------
       5                    101                 4.774%             4.803%                 89
----------------  ------------------------  ----------------  -----------------  ----------------------
       6                    109                 4.785%             4.790%                 97
----------------  ------------------------  ----------------  -----------------  ----------------------
       7                    101                 4.731%             4.773%                 92
----------------  ------------------------  ----------------  -----------------  ----------------------
       8                    102                 4.751%             4.756%                 91
----------------  ------------------------  ----------------  -----------------  ----------------------
       9                    110                 4.768%             4.738%                 99
----------------  ------------------------  ----------------  -----------------  ----------------------
      10                    103                 4.720%             4.715%                 94
----------------  ------------------------  ----------------  -----------------  ----------------------
      11                    111                 4.702%             4.698%                 103
----------------  ------------------------  ----------------  -----------------  ----------------------
      12                    104                 4.681%             4.684%                 96
----------------  ------------------------  ----------------  -----------------  ----------------------
      13                    104                 4.642%             4.672%                 99
----------------  ------------------------  ----------------  -----------------  ----------------------
      14                    128                 4.635%             4.666%                 124
----------------  ------------------------  ----------------  -----------------  ----------------------
      15                    105                 4.630%             4.660%                 100
----------------  ------------------------  ----------------  -----------------  ----------------------
      16                    114                 4.624%             4.654%                 109
----------------  ------------------------  ----------------  -----------------  ----------------------
      17                    107                 4.617%             4.648%                 102
----------------  ------------------------  ----------------  -----------------  ----------------------
      18                    115                 4.612%             4.642%                 111
----------------  ------------------------  ----------------  -----------------  ----------------------
      19                    108                 4.606%             4.644%                 104
----------------  ------------------------  ----------------  -----------------  ----------------------
      20                    108                 4.600%             4.651%                 105
----------------  ------------------------  ----------------  -----------------  ----------------------
      21                    118                 4.594%             4.658%                 115
----------------  ------------------------  ----------------  -----------------  ----------------------
      22                    266                 4.588%             4.668%                 263
----------------  ------------------------  ----------------  -----------------  ----------------------
      23                    335                 4.582%             4.677%                 333
----------------  ------------------------  ----------------  -----------------  ----------------------
      24                    328                 4.619%             4.688%                 323
----------------  ------------------------  ----------------  -----------------  ----------------------
      25                    329                 4.649%             4.692%                 322
----------------  ------------------------  ----------------  -----------------  ----------------------
      26                    347                 4.647%             4.692%                 341
----------------  ------------------------  ----------------  -----------------  ----------------------
      27                    330                 4.648%             4.692%                 323
----------------  ------------------------  ----------------  -----------------  ----------------------
      28                    379                 4.646%             4.690%                 371
----------------  ------------------------  ----------------  -----------------  ----------------------
      29                    385                 4.646%             4.690%                 376
----------------  ------------------------  ----------------  -----------------  ----------------------
      30                    395                 4.645%             4.688%                 387
----------------  ------------------------  ----------------  -----------------  ----------------------
      31                    386                 4.644%             4.695%                 378
----------------  ------------------------  ----------------  -----------------  ----------------------
      32                    387                 4.643%             4.706%                 378
----------------  ------------------------  ----------------  -----------------  ----------------------
      33                    397                 4.642%             4.717%                 389
----------------  ------------------------  ----------------  -----------------  ----------------------
      34                    407                 4.641%             4.731%                 401
----------------  ------------------------  ----------------  -----------------  ----------------------
      35                    423                 4.640%             4.743%                 418
----------------  ------------------------  ----------------  -----------------  ----------------------
      36                    424                 4.679%             4.757%                 416
----------------  ------------------------  ----------------  -----------------  ----------------------
      37                    425                 4.713%             4.765%                 414
----------------  ------------------------  ----------------  -----------------  ----------------------


------------  -----------------------  ----------------  ----------------  ------------------------
  PERIOD       EXCESS SPREAD IN BPS        1 MONTH           6 MONTH        EXCESS SPREAD IN BPS
                  (STATIC LIBOR)        FORWARD LIBOR     FORWARD LIBOR        (FORWARD LIBOR)
------------  -----------------------  ----------------  ----------------  ------------------------
    38                 432                 4.714%            4.767%                  422
------------  -----------------------  ----------------  ----------------  ------------------------
    39                 403                 4.718%            4.770%                  392
------------  -----------------------  ----------------  ----------------  ------------------------
    40                 420                 4.719%            4.771%                  411
------------  -----------------------  ----------------  ----------------  ------------------------
    41                 411                 4.721%            4.773%                  402
------------  -----------------------  ----------------  ----------------  ------------------------
    42                 422                 4.723%            4.774%                  413
------------  -----------------------  ----------------  ----------------  ------------------------
    43                 411                 4.724%            4.778%                  402
------------  -----------------------  ----------------  ----------------  ------------------------
    44                 411                 4.726%            4.784%                  402
------------  -----------------------  ----------------  ----------------  ------------------------
    45                 420                 4.727%            4.790%                  412
------------  -----------------------  ----------------  ----------------  ------------------------
    46                 410                 4.729%            4.796%                  403
------------  -----------------------  ----------------  ----------------  ------------------------
    47                 420                 4.730%            4.803%                  414
------------  -----------------------  ----------------  ----------------  ------------------------
    48                 412                 4.747%            4.810%                  404
------------  -----------------------  ----------------  ----------------  ------------------------
    49                 411                 4.762%            4.814%                  403
------------  -----------------------  ----------------  ----------------  ------------------------
    50                 439                 4.763%            4.815%                  432
------------  -----------------------  ----------------  ----------------  ------------------------
    51                 409                 4.765%            4.818%                  401
------------  -----------------------  ----------------  ----------------  ------------------------
    52                 418                 4.767%            4.819%                  412
------------  -----------------------  ----------------  ----------------  ------------------------
    53                 408                 4.769%            4.821%                  402
------------  -----------------------  ----------------  ----------------  ------------------------
    54                 416                 4.770%            4.822%                  411
------------  -----------------------  ----------------  ----------------  ------------------------
    55                 407                 4.772%            4.826%                  400
------------  -----------------------  ----------------  ----------------  ------------------------
    56                 406                 4.773%            4.832%                  399
------------  -----------------------  ----------------  ----------------  ------------------------
    57                 415                 4.774%            4.837%                  408
------------  -----------------------  ----------------  ----------------  ------------------------
    58                 412                 4.775%            4.842%                  406
------------  -----------------------  ----------------  ----------------  ------------------------
    59                 425                 4.776%            4.848%                  421
------------  -----------------------  ----------------  ----------------  ------------------------
    60                 416                 4.792%            4.854%                  410
------------  -----------------------  ----------------  ----------------  ------------------------
    61                 415                 4.806%            4.857%                  408
------------  -----------------------  ----------------  ----------------  ------------------------
    62                 442                 4.806%            4.859%                  437
------------  -----------------------  ----------------  ----------------  ------------------------
    63                 414                 4.809%            4.861%                  406
------------  -----------------------  ----------------  ----------------  ------------------------
    64                 424                 4.809%            4.861%                  418
------------  -----------------------  ----------------  ----------------  ------------------------
    65                 415                 4.811%            4.863%                  409
------------  -----------------------  ----------------  ----------------  ------------------------
    66                 423                 4.812%            4.863%                  418
------------  -----------------------  ----------------  ----------------  ------------------------
    67                 413                 4.813%            4.866%                  407
------------  -----------------------  ----------------  ----------------  ------------------------
    68                 412                 4.814%            4.869%                  406
------------  -----------------------  ----------------  ----------------  ------------------------
    69                 421                 4.814%            4.871%                  415
------------  -----------------------  ----------------  ----------------  ------------------------
    70                 411                 4.816%            4.874%                  405
------------  -----------------------  ----------------  ----------------  ------------------------
    71                 419                 4.816%            4.878%                  414
------------  -----------------------  ----------------  ----------------  ------------------------
    72                 410                 4.825%            4.880%                  404
------------  -----------------------  ----------------  ----------------  ------------------------
    73                 410                 4.831%            4.881%                  404
------------  -----------------------  ----------------  ----------------  ------------------------
    74                 430                 4.831%            4.882%                  425
------------  -----------------------  ----------------  ----------------  ------------------------


*Average Excess Spread for year 1 is calculated over 11 periods.

--------------------------------------------------------------------------------
   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

FREE WRITING PROSPECTUS SUPPLEMENT
(Dated: January 11, 2006)



                    OWNIT MORTGAGE LOAN TRUST, SERIES 2006-1
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

 CREDIT-BASED ASSET SERVICING             MERRILL LYNCH MORTGAGE INVESTORS, INC.
   AND SECURITIZATION LLC                              DEPOSITOR
        SPONSOR

                           --------------------------

THE TRUST

The Ownit Mortgage Loan Trust, Series 2006-1 will be established to hold assets transferred to it by Merrill Lynch Mortgage Investors, Inc. The assets in the trust will consist of first and second lien mortgage loans secured by one- to four-family residential properties. The mortgage loans will have been purchased by Credit-Based Asset Servicing and Securitization LLC from Ownit Mortgage Solutions, Inc. The mortgage loans will be serviced by Litton Loan Servicing LP.

THE CERTIFICATES

Merrill Lynch, Pierce, Fenner & Smith Incorporated will sell the certificates, which will be issued in one or more classes, and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets in the Ownit Mortgage Loan Trust, Series 2006-1.

         THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT (WHICH PROSPECTUS IS ATTACHED AS EXHIBIT A HERETO) AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR, THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-248-3580.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS FREE WRITING PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter:
                               MERRILL LYNCH & CO.

                                TABLE OF CONTENTS



                                                                            Page


  Summary of Terms............................................................1
  Risk Factors................................................................5
  The Certificates...........................................................14
  Underwriting Guidelines....................................................17
  The Sponsor................................................................19
  Static Pool Information....................................................20
  The Depositor..............................................................21
  The Issuing Entity.........................................................22
  The Servicer...............................................................22
  The Trustee................................................................24
  The Custodian..............................................................24
  Cap Contract Counterparty..................................................25
  Administration of the Issuing Entity.......................................25
         Servicing and Administrative
         Responsibilities....................................................25
  The Pooling and Servicing Agreement........................................27
         General.............................................................27
         Assignment of the Mortgage Loans....................................27
         Payments on Mortgage Loans;
         Deposits to Collection Account and
         Distribution Account................................................31
         Advances............................................................32
         The Trustee.........................................................33
         Servicing and Other Compensation
         and Payment of Expenses.............................................33
         Pledge and Assignment of Servicer's
         Rights..............................................................34
         Optional Termination................................................34
         Optional Purchase of Defaulted Loans................................35
         Events of Servicing Termination.....................................35
         Rights upon Event of Servicing
         Termination.........................................................35
         Voting Rights.......................................................35
         Amendment...........................................................36
  Yield, Prepayment and Weighted Average
   Life......................................................................36
         General.............................................................36
  Material Federal Income Tax
   Considerations............................................................38
         General.............................................................38
         Original Issue Discount and
         Amortizable Bond Premium............................................38
         Special Tax Attributes of the
         Certificates........................................................39
         Prohibited Transactions Tax and
         Other Taxes.........................................................39
  Benefit Plan Considerations................................................40
  Legal Investment Considerations............................................40

                                SUMMARY OF TERMS

   THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING MATERIALS.

PARTIES

SPONSOR

      Credit-Based Asset Servicing and Securitization LLC, a Delaware limited liability company whose principal place of business is located at 335 Madison Avenue, 19th Floor, New York, New York 10017 and whose telephone number is (212) 850-7700, will sell the mortgage loans to the depositor.

DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357, will deposit the mortgage loans in the issuing entity.

ISSUING ENTITY

      Ownit Mortgage Loan Trust, Series 2006-1.

TRUSTEE

      JPMorgan Chase Bank, N.A., a national banking association whose office is located at 4 New York Plaza, 6th Floor, New York, New York 10004 and whose telephone number is (212) 623-5600.

SERVICER

      Litton Loan Servicing LP, a Delaware limited partnership whose main office is located at 4828 Loop Central Drive, Houston, Texas 77081 and whose telephone number is (800) 888-9646, will be the servicer for the mortgage loans.

ORIGINATOR

      Ownit Mortgage Solutions, Inc., a California corporation whose address is 27349 Agoura Road, Suite 100, Agoura Hills, California 91301 and whose telephone number is (818) 595-0200, originated the mortgage loans and sold the mortgage loans to the sponsor.

CUSTODIAN

      The Bank of New York, a New York banking corporation whose address is 101 Barclay Street, 8W, New York, New York 10286.

CAP COUNTERPARTY

      The cap counterparty will provide two interest rate cap agreements.

The following diagram illustrates the various parties involved in the transaction and their respective functions:


------------------------
    Ownit Mortgage
    Solutions, Inc.
     (Originator)
------------------------
Mortgage
   Loans
------------------------
  Credit-Based Asset
       Servicing
and Securitization LLC
       (Sponsor)
------------------------     -------------------------
Mortgage                           Cap Contract
   Loans                           Counterparty
                                  (Cap Provider)
------------------------     -------------------------
Merrill Lynch Mortgage        Litton Loan Servicing
    Investors, Inc.                     LP
      (Depositor) (Servicer)
------------------------     -------------------------
Mortgage                       JPMorgan Chase Bank,
   Loans                               N.A.
                                    (Trustee)
------------------------     -------------------------
  Ownit Mortgage Loan            Bank of New York
 Trust, Series 20006-1             (Custodian)
   (Issuing Entity)
------------------------     -------------------------

THE OWNIT MORTGAGE LOAN TRUST, SERIES 2006-1 CERTIFICATES

      The Ownit Mortgage Loan Trust, Series 2006-1 certificates represent ownership interests in the issuing entity, the assets of which will consist primarily of conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon residential mortgage loans.

      The mortgage loans to be included in the issuing entity will be divided into two mortgage loan groups, sorted on the basis of their original principal balances. Distributions of principal and interest on a specified group of certificates will be based primarily on collections from the related mortgage loans.

DISTRIBUTIONS ON THE CERTIFICATES

      Principal and/or interest on the certificates will be distributed on the 25th day of each month. However, if the 25th day is not a business day, distributions will be made on the next business day after the 25th day of the month.

Interest Distributions

      Interest will accrue on each class of certificates at specified annual rates.

      The interest accrual period for any distribution date and certain of the certificates will be the period from and including the first day of the immediately preceding month, to and including, the last day of such month, or in the case of the first distribution date, the period from January 1, 2006 through January 30, 2006. Calculations of interest on such certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

      The interest accrual period for any distribution date and others of the certificates will be the period from and including the preceding distribution date, or in the case of the first distribution date, from the closing date, through and including the day prior to the current distribution date. Calculations of interest on such certificates will be made on the basis of the actual number of days in the interest accrual period and on a 360-day year.

      The interest rate on one or more classes may be subject to a "net WAC cap", which is a limitation generally based on the weighted average net mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses of the issuing entity, and a "maximum rate cap", which is a limitation generally based on the weighted average net maximum lifetime mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses of the issuing entity.

The Interest Rate Cap Agreements

      The trustee, not in its individual capacity but solely on behalf of the issuing entity, may enter into two interest rate cap agreements with the cap counterparty, for the benefit of one or more specified classes of certificates.

      Under either interest rate cap agreement, the cap counterparty will be obligated to make fixed payments to the issuing entity if one-month LIBOR moves above a specified rate.

      The interest rate cap agreements will provide only temporary, limited protection against upward movements in one-month LIBOR.

Principal Distributions

      The amount of principal payable to the certificates will be determined by
(1) formulas that allocate portions of principal payments received on the mortgage loans among the different related certificate classes, (2) funds received on related mortgage loans that are available to make principal distributions on the related certificates and (3) the application of excess interest from each such mortgage pool to pay principal on the related certificates.

      Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unscheduled payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in the attached prospectus.

LIMITED RECOURSE

      The only source of cash available to make interest and principal distributions on the certificates will be the assets of the issuing entity. The issuing entity will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise and from payments received from the interest rate cap agreements.

CREDIT ENHANCEMENT

      Credit enhancement reduces the risk of loss caused to holders of certificates by shortfalls in payments received on the mortgage loans. Credit enhancement can reduce the effect of shortfalls on all classes or it can allocate shortfalls so they affect some classes before others. This transaction employs the following forms of credit enhancement:

Subordination

      On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes, the subordinated classes are the first to forego payment.

Overcollateralization

      If the total assets in the issuing entity exceed the total principal balance of the certificates, there is overcollateralization available to absorb losses on the mortgage loans before such losses affect these certificates. If the level of overcollateralization falls below what is required under the pooling and servicing agreement, substantially all of the excess interest described in the next section will be paid to the certificates as principal. This will have the effect of reducing the principal balance of the certificates faster than the principal balance of the mortgage loans until the required level of overcollateralization is reached.

Monthly Excess Interest

      Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest accrued on the certificates, it is expected there will be excess interest each month. Substantially all of the excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the certificates, to reimburse these certificates for losses and certain shortfalls that they experienced previously and to make distributions to classes of certificates that we will not be offering as provided herein.

Application of Related Losses

      If, on any distribution date after the balances of the certificates have been reduced by the amount of cash distributed on that date, the total principal balance of these certificates is greater than the total principal balance of the mortgage loans, the principal balance of the class of certificates that is lowest in order of payment priority will be reduced by the amount of such excess. Realized losses will not be directly allocated to the senior certificates, although the senior certificates may experience losses if the credit enhancements described above are exhausted.

      Realized losses that are special hazard losses will be allocated as described above, except that if the aggregate amount of such losses exceeds a certain level specified in this free writing prospectus supplement, such excess will be allocated among all the outstanding classes of certificates (other than the senior certificates) on a pro rata basis.

OPTIONAL TERMINATION

      The servicer (or an affiliate) has the option to purchase all the mortgage loans and any properties that the issuing entity acquired in satisfaction of any of the mortgage loans when the total principal balance of the mortgage loans, including the mortgage loans related to the properties that the issuing entity has acquired, is 10% or less of the total principal balance of the mortgage loans on the cut-off date. If the option is exercised, your certificate will be retired earlier than it would be otherwise and you will be entitled to the following amounts to the extent available therefor:

o        the outstanding principal balance of your certificate;

o        one month's interest on such balance at the related pass-through rate;
         and

o        any interest previously earned but not paid.

See "Pooling and Servicing Agreement--Optional Termination" in this free writing prospectus supplement.

BENEFIT PLAN CONSIDERATIONS

      Generally, except as described in the released prospectus supplement, all of the certificates may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.















TAX STATUS

The trustee will elect to treat all or a portion of the issuing entity as one or more REMICs for federal income tax purposes. Each of the certificates will represent ownership of "regular interests" in a REMIC, and may also represent certain contractual rights and obligations. To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Material Federal Income Tax Consequences" in the prospectus.

LEGAL INVESTMENT

      You should consult with counsel to see if you are permitted to buy the certificates, since legal investment rules will vary depending on the type of entity purchasing the certificates, whether that entity is subject to regulatory authority, and if so, by whom. The certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, because the mortgage loans contain second lien mortgage loans.

                                  RISK FACTORS


         THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

     NATURE OF SUB-PRIME MORTGAGE LOANS MAY INCREASE RISK OF LOSS.

         Some of the mortgage loans may be of sub-prime credit quality; i.e., do not meet the customary credit standards of Freddie Mac and Fannie Mae. Delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy such credit standards. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

     THERE ARE RISKS INVOLVING UNPREDICTABILITY OF PREPAYMENTS AND THE EFFECT OF PREPAYMENTS ON YIELDS.

         Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment of the certificates.

o If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.

o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate mortgage loans are likely to decrease.

o The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to the related borrowers, such borrowers may prepay their adjustable-rate mortgage loans. Adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

o Some of the mortgage loans may require the mortgagor to pay a penalty if the mortgagor prepays the mortgage loan during certain periods. A prepayment penalty may discourage a mortgagor from prepaying the mortgage loan during the applicable period. Any such prepayment penalties will not be distributed to holders of the certificates. The servicer is entitled to waive prepayment penalties, subject to certain conditions specified in the pooling and servicing agreement.

o The sponsor may be required to purchase mortgage loans from the issuing entity in the event certain breaches of representations and warranties have not been cured. In addition, the servicer (or its affiliates) has the option to purchase from the issuing entity mortgage loans that are at least 120 days or more delinquent under the circumstances described in the pooling and servicing agreement. These purchases will have the same effect on the holders of the certificates as a prepayment of the mortgage loans.

o If the rate of default and the amount of losses on the mortgage loans are higher than you expect, then your yield may be lower than you expect.

o If the level of overcollateralization falls below what is required under the pooling and servicing agreement, substantially all of the excess interest will be paid to the certificates as principal. This will have the effect of reducing the principal balance of these certificates faster than the principal balance of the mortgage loans until the required level of overcollateralization is reached.

RATINGS ON THE CERTIFICATES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD CONSIDER WHEN PURCHASING CERTIFICATES

         The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any floating rate certificate carryover amounts will be paid.

     THERE ARE RISKS RELATING TO ALTERNATIVES TO FORECLOSURE.

         Certain of the mortgage loans may become delinquent after the cut-off date. The servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the mortgage loan. In addition, the servicer may write-off any second lien mortgage loan that is delinquent by 180 days or more in accordance with the terms of the pooling and servicing agreement. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

     THERE IS A RISK THAT INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN OVERCOLLATERALIZATION.

         Because the weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the certificates, the mortgage loans are expected to generate more interest than is needed to pay interest owed on the certificates as well as certain fees and expenses of the issuing entity. After these financial obligations of the issuing entity are covered, substantially all of the available excess interest will be used to maintain overcollateralization. Any portion of such remaining interest will then be used to compensate for losses that occur on the mortgage loans. We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate:

o When a mortgage loan is prepaid in full or repurchased, excess interest generally will be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

o Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

o If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay certificateholders.

o The pass-through rates on some of the certificates may be based on one-month LIBOR. Some of the mortgage loans have rates that are adjustable based on an index that generally is different from the index used to determine the pass-through rates on such certificates while others of the mortgage loans have fixed rates of interest. As a result, the pass-through rates on such certificates may increase relative to interest rates on the mortgage loans, thus requiring that more of the interest generated by the mortgage loans be applied to cover interest on such certificates.

     THERE IS A RISK THAT MORTGAGE INTEREST RATES WILL AFFECT THE PASS-THROUGH RATES OF THE CERTIFICATES.

         The yields to maturity on some of the certificates may be affected by the inclusion of fixed-rate mortgage loans and the resetting of the mortgage interest rates on the adjustable-rate mortgage loans on their related adjustment dates due to the factors set forth below. The mortgage interest rates on the fixed-rate mortgage loans are fixed and will not vary with any index and the mortgage interest rates on the adjustable-rate mortgage loans are based primarily on six-month LIBOR and generally do not adjust for a few years after the dates of their origination, while the pass-through rates on some of the certificates may be based on one-month LIBOR, may be subject to one of three net WAC caps and one of three maximum rate caps and may be adjusted monthly. This mismatch of indices and adjustment frequency may cause the one-month LIBOR-based pass-through rates on some of the certificates to increase relative to the mortgage interest rates on the mortgage loans, which would require a greater portion of the interest generated by the mortgage loans to be applied to cover interest accrued on such certificates, and could result in the reduction of the pass-through rates on some or all of such certificates to the related net WAC cap and could therefore adversely affect the yield to maturity on such certificates.

         The group one net WAC cap for any distribution date, with respect to the group one senior certificates, will be a per annum rate (subject to adjustment for some of the certificates) equal to 12 times the quotient of (x) the total interest accrued on the group one mortgage loans for the related interest accrual period less certain administrative fees and (y) the aggregate principal balance of the group one mortgage loans. The group two net WAC cap for any distribution date, with respect to the group two senior certificates, will be a per annum rate (subject to adjustment for some of the certificates) equal to 12 times the quotient of (x) the total interest accrued on the group two mortgage loans for the related interest accrual period less certain administrative fees and (y) the aggregate principal balance of the group two mortgage loans. The subordinate net WAC cap for any distribution date, with respect to the mezzanine and subordinate certificates, will equal the weighted average of the group one net WAC cap and the group two net WAC cap. In addition, you should note that a net WAC cap will decrease if the mortgage loans with relatively high mortgage interest rates prepay at a faster rate than the other mortgage loans in the pool with relatively low mortgage interest rates, which will increase the likelihood that the related net WAC cap will apply to reduce the pass-through rates on one or more classes of certificates.

         If the pass-through rate on the certificates is limited by the related net WAC cap for any distribution date, the resulting net WAC carryover amounts may be recovered by the holders of such classes of certificates on that same distribution date or on future distribution dates, to the extent of substantially all of any available funds remaining on that distribution date or future distribution dates after certain other distributions on the certificates and the payment of certain fees and expenses of the trust. In addition, with respect to some of the certificates, the net WAC carryover amounts may also be covered by amounts payable under the related cap contract. The ratings on such classes of certificates will not address the likelihood of any such recovery of net WAC carryover amounts by holders of such certificates.

         The pass-through rates on the certificates may also be limited by one of three maximum rate caps. The group one maximum rate cap for any distribution date, with respect to the group one senior certificates, will be a per annum rate (subject to adjustment for some of the certificates) equal to 12 times the quotient of (x) the total scheduled interest that would have accrued on the group one mortgage loans at their net maximum lifetime mortgage interest rates net of administrative fees and (y) the aggregate principal balance of the group one mortgage loans, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.. The group two maximum rate cap for any distribution date, with respect to the group two senior certificates, will be a per annum rate (subject to adjustment for some of the certificates) equal to 12 times the quotient of (x) the total scheduled interest that would have accrued on the group two mortgage loans at their net maximum lifetime mortgage interest rates net of administrative fees and (y) the aggregate principal balance of the group two mortgage loans, expressed on the basis of an assumed 360-day year and twelve 30-day months. The subordinate maximum rate cap for any distribution date, with respect to the mezzanine certificates, will equal the weighted average of the group one maximum rate cap and the group two maximum rate cap (expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period). The subordinate maximum rate cap for any distribution date, with respect to the subordinate certificates, will equal the weighted average of the group one maximum rate cap and the group two maximum rate cap (expressed on the basis of an assumed 360-day year and twelve 30-day months) and the group two maximum rate cap. Any interest shortfall due to the related maximum rate cap will not be reimbursed.

     THERE ARE RISKS RELATING TO SUBORDINATE LOANS.

         Some of the mortgage loans may evidence a second lien that is subordinate to the rights of the mortgagee under a first mortgage. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior mortgage loans only to the extent that the claims of the related senior mortgage loans have been satisfied in full, including any foreclosure costs. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write-off the entire outstanding principal balance of the related mortgage loan as bad debt. In addition, the servicer may write off any second lien mortgage loan that is delinquent in payment by 180 days in accordance with the pooling and servicing agreement. The foregoing considerations will be particularly applicable to junior mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on junior mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

     THERE ARE RISKS IN HOLDING SUBORDINATED CERTIFICATES.

         The protections afforded the senior certificates in this transaction create risks for the subordinated certificates. Prior to any purchase of any subordinated certificates, consider the following factors that may adversely impact your yield:

o Because the subordinated certificates receive interest and principal distributions after the senior certificates receive such distributions, there is a greater likelihood that the subordinated certificates will not receive the distributions to which they are entitled on any distribution date.

o If the servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the subordinated certificates.

o The portion of the shortfalls in the amount of interest collections on the mortgage loans that are attributable to prepayments in full and are not covered by the servicer and shortfalls in interest collections on any mortgage loans arising from the timing of partial principal prepayments may result in a shortfall in distributions on the certificates, which will disproportionately impact the subordinated certificates.

o Losses resulting from the liquidation of defaulted mortgage loans will first reduce monthly excess cashflow, if any, and then reduce the level of overcollateralization, if any, for the certificates. If there is no overcollateralization, losses will be allocated to the subordinated certificates in reverse order of payment priority. A loss allocation results in a reduction in a certificate balance without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on yield.

     THERE IS A RISK THAT INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT TO PAY INTEREST ON YOUR CERTIFICATES.

         When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full on the mortgage loans, but only up to one-half of the Servicing Fee for the related accrual period. The servicer is not required to cover any shortfall in interest collections that are attributable to prepayments in part or the timing of monthly payments with respect to second lien mortgage loans. If the credit enhancement is insufficient to cover this shortfall in excess of the amount covered by the servicer, you may incur a loss.

         In addition, the servicer will not cover shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or similar state or local laws.

     THERE IS A RISK RELATING TO THE POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE CERTIFICATES.

         The credit enhancement features described in the summary are intended to enhance the likelihood that holders of the certificates will receive regular distributions of interest and principal.

         If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. The servicer will only advance scheduled monthly payments of interest with respect to REO properties and is only required to advance scheduled monthly payments of interest with respect to second lien mortgage loans. We cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of such delinquencies or defaults.

         If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans you may suffer losses.

     THE CAP CONTRACTS ARE SUBJECT TO COUNTERPARTY RISK.

         The assets of the issuing entity include two cap contracts, which will require the counterparty thereunder to make certain payments for the benefit of the holders of some of the certificates. To the extent that distributions on these certificates depend in part on payments to be received by the trustee under the cap contracts, the ability of the trustee to make such payments on such certificates will be subject to the credit risk of the counterparty to such cap contracts.

      BANKRUPTCY OF THE DEPOSITOR OR THE SPONSOR MAY DELAY OR REDUCE COLLECTIONS ON THE MORTGAGE LOANS.

     Each of the depositor and the sponsor may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or the sponsor were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support the certificates constitute property of the debtor, or whether they constitute property of the issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in distributions to certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and the transfer from the depositor to the issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

     The transactions contemplated by this free writing prospectus supplement and the related prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

     However, there can be no assurance that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the certificates could result.

     THERE IS A RISK BECAUSE THE CERTIFICATES ARE NOT OBLIGATIONS OF ANY ENTITY.

         The certificates represent an interest in the issuing entity only. No other person will insure or guarantee the certificates or will have any obligation with respect to the certificates except for the obligations of the depositor and the sponsor pursuant to certain limited representations and warranties made with respect to the mortgage loans and of the servicer with respect to its servicing obligations under the pooling and servicing agreement and the limited obligations of the counterparty under the cap contracts. No government agency or instrumentality will insure the certificates or the underlying mortgage loans. Proceeds of the assets included in the issuing entity (including the mortgage loans) will be the sole source of distributions on the certificates. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all distributions provided for under the certificates.

     LIMITATIONS ON ADVANCES OF PRINCIPAL OR INTEREST WITH RESPECT TO CERTAIN LOANS COULD ADVERSELY AFFECT THE YIELD ON YOUR CERTIFICATES.

         The servicer will make only limited advances with respect to the unpaid principal balance remaining at maturity of a balloon loan, will only make advances with respect to interest on REO properties and is only required to make advances with respect to interest on second lien mortgage loans. The failure to make such advances could result in fewer funds being available to make distributions on the certificates than would be available if such advances were made and may negatively affect the yield on the certificates.

     THERE IS A RISK THAT THERE MAY BE A DELAY IN RECEIPT OF LIQUIDATION PROCEEDS, AND THAT LIQUIDATION PROCEEDS MAY BE LESS THAN THE OUTSTANDING BALANCE OF THE MORTGAGE LOAN.

         Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

     SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES.

         As of the cut-off date, some of the mortgage loans have an initial interest only period of one or more years. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the principal balance of the mortgage loan will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the certificates with respect to these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans in the event that borrowers are unable to pay the increased monthly payment at the end of the interest only period.

     THERE IS AN INCREASED RISK OF LOSS RELATING TO HIGH COMBINED LOAN-TO-VALUE RATIOS.

         Mortgage loans with combined loan-to-value ratios in excess of 80% may present a greater risk of loss than mortgage loans with combined loan-to-value ratios of equal to or below 80%. At origination, some of the mortgage loans had a combined loan-to-value ratio in excess of 80% and are not covered by a primary mortgage insurance policy. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood that liquidation proceeds or other proceeds will be sufficient to pay off the mortgage loan fully. There can be no assurance that the combined loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original combined loan-to-value ratio. Additionally, an originator's determination of the value of a mortgaged property used in the calculation of the combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property.

     THERE ARE RISKS RELATING TO GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS.

         The mortgage loans may be secured by properties located disproportionately in one or more states. An overall decline in the residential real estate market in such states could adversely affect the value of the mortgaged properties securing the related mortgage loans.

         Several states have experienced natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans.

         In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

o Economic conditions in some states which may or may not affect real property values may affect the ability of mortgagors to repay their loans on time.

o Declines in the residential real estate markets in some states may reduce the values of properties located in those states, which would result in an increase in the combined loan-to-value ratios.

o Any increase in the market value of properties located in some states would reduce the combined loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

     THERE ARE RISKS RELATING TO BALLOON LOANS.

         Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. Some of the mortgage loans are balloon loans.

     THE LACK OF A SECONDARY MARKET MAY LIMIT YOUR ABILITY TO SELL YOUR CERTIFICATES.

         The underwriter intends to make a secondary market in the certificates it purchases, but it has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

     VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS MAY CAUSE LOSSES ON YOUR CERTIFICATES.

         Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and the originators. Actual or alleged violations of these federal, state and local laws may, among other things:

o limit the ability of the servicer to collect principal or interest on the mortgage loans,

o        provide the mortgagors with a right to rescind the mortgage loans,

o entitle the mortgagors to refunds of amounts previously paid or to set-off those amounts against their mortgage loan obligations,

o        result in a litigation proceeding being brought against the trust, and

o subject the issuing entity (and other assignees of the mortgage loans) to liability for expenses, penalties and damages resulting from the violations.

         As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. Although none of the mortgage loans were originated with interest rates or fees that make them subject to the Home Ownership and Equity Protection Act of 1994, the mortgage loans may be subject to comparable state or local laws with lower threshold tests.

         The sponsor will make representations and warranties with respect to each mortgage loan relating to compliance with federal, state and local laws at the time of origination and will be required to repurchase or replace any mortgage loan that was not originated or serviced in compliance with such laws. In addition, the sponsor will be required to reimburse the issuing entity for any damages or costs incurred by the trust as a result of a breach of the representation as to compliance with such laws. However, if the sponsor is unable to fulfill this reimbursement obligation for financial or other reasons, shortfalls in the distributions due on your certificates could occur.

     IN THE EVENT THE SPONSOR IS NOT ABLE TO REPURCHASE OR REPLACE DEFECTIVE MORTGAGE LOANS YOU MAY SUFFER LOSSES ON YOUR CERTIFICATES.

         The sponsor will make various representations and warranties related to the mortgage loans.

         If the sponsor fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, the sponsor will be required to repurchase or replace the defective loan. In the event that the sponsor is not able to repurchase or replace any defective mortgage loans at the date such action is required, for financial or other reasons, you may suffer losses on your certificates. The inability of the sponsor to repurchase or replace defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your certificates could occur.

     SUITABILITY OF THE CERTIFICATES AS INVESTMENTS.

         The certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

     CONFLICTS OF INTEREST BETWEEN THE SERVICER AND THE ISSUING ENTITY.

         The servicer or an affiliate of the servicer will initially, directly or indirectly, own all or a portion of one class or some classes of the certificates. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the servicer, may affect the weighted average lives and yields of the certificates. You should consider that the timing of such foreclosures or sales may not be in the best interests of all certificateholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

     RECENT DEVELOPMENTS MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS.

         The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forgo certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the

National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

         The Servicemembers Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

         We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation.

     HIGH COST LOANS.

         None of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.



                                THE CERTIFICATES

DISTRIBUTIONS OF INTEREST

         The amount of interest distributable on each distribution date in respect of each class of certificates will equal the sum of (1) accrued certificate interest for such class and for such date and (2) any interest carry forward amount for such class and for such date. The interest rate for each class of certificates will be the applicable annual rate specified in the related prospectus supplement.

         The interest rates on the certificates may be limited by application of "net WAC caps" or "maximum rate caps" as described in Risk Factors in this free writing prospectus supplement. Although a series of certificates might apply excess cash or other sources of cash to pay such amounts, there can be no assurances that excess interest or other amounts will be sufficient to fully offset any resulting basis risk shortfalls.

         The "Interest Funds" (i.e., the total available interest collected on the related mortgage loans (the "Mortgage Loans") less fees, expenses and indemnities reimbursed to JPMorgan Chase Bank, N.A. ("JPMorgan" or the "Trustee") or Litton Loan Servicing LP ("Litton" or the "Servicer") for the mortgage pool) will be distributed on each distribution date, generally as follows:

         (i) concurrently, to the senior certificates, accrued certificate interest and any interest carry forward amount for such classes for such distribution date (any shortfall in accrued certificate interest and interest carry forward amount to be allocated among such classes in proportion to the amount of accrued certificate interest and interest carry forward amount that would otherwise be distributable thereon);

         (ii) to the subordinated certificates, in accordance with their seniority, accrued certificate interest and any interest carry forward amount for such classes for such distribution date; and

         (iii) for the application as part of monthly excess cashflow for such distribution date.

         Because borrowers are generally charged interest to the date of a prepayment, the prepayment of a Mortgage Loan may result in reduced collections of interest. Generally, the servicer is required to make payments of "compensating interest" to offset any such shortfalls caused by prepayments. However, such obligation is limited and thus may not fully offset prepayment interest shortfalls.

DISTRIBUTIONS OF PRINCIPAL

         Prior to the occurrence of the Stepdown Date, or upon the occurrence of a Stepdown Trigger Event, principal payments received on the Mortgage Loans will generally be applied to the payment of the senior certificates (and if the senior certificates are no longer outstanding, to the next most senior class of subordinated certificates outstanding). The "Stepdown Date" generally refers to the later of (1) the date on which a level of credit enhancement has been obtained (as a result of the disproportionate payment of senior classes relative to the subordinate classes), and (2) a specified date. A "Stepdown Trigger Event" generally will occur if the performance of the Mortgage Loans (i.e., their loss and delinquency experience) is below specified levels.

         Following the occurrences of the Stepdown Date (and as long as a Stepdown Trigger Event has not occurred) principal received on the Mortgage Loans will be applied on the senior and subordinated certificates to maintain specified levels of credit enhancement. These levels are generally referred to as "target amounts" and will vary by series.

EXCESS CASHFLOW

         On any distribution date, to the extent interest received on the Mortgage Loans exceeds interest payments required to be made on the certificates, the Trustee will apply such excess, depending on the date, to build overcollateralization (by paying down the principal balances of specified classes), for the repayment of basis risk shortfalls or for other purposes specified in the related Pooling and Servicing Agreement (as hereinafter defined). Excess interest remaining on any distribution date will generally be released by the Trustee and will not be available to certificateholders on future dates.

     ALLOCATION OF LOSSES

         A "Realized Loss" is:

         o as to any liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage interest rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related mortgaged property.

         o    as to any Mortgage Loan, a deficient valuation.

         o as to any Mortgage Loan, a reduction in the principal balance thereof resulting from a servicer modification.

         A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

         A "Subsequent Recovery" is any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

         A Realized Loss may result from the personal bankruptcy of a mortgagor if the bankruptcy court establishes the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such mortgaged property and reduces the secured debt to such value. In such case, the Issuing Entity, as the holder of such Mortgage Loan, would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt.

         If a Mortgage Loan is in default, or if default is reasonably foreseeable, the Servicer may permit a modification of such Mortgage Loan to reduce its principal balance and/or extend its term to a term not longer than the latest maturity date of any other Mortgage Loan (any such modification, a "Servicer Modification"). Any such principal reduction will constitute a Realized Loss at the time of such reduction. An extension of the term will not result in a Realized Loss unless coupled with a principal reduction.

         Realized Losses will, in effect, be absorbed first by certain certificates (through the application of the monthly excess cashflow amount to fund such deficiency, as well as through a reduction in the overcollateralization amount).

         If, after giving effect to the distribution of the principal distribution amount on any distribution date, the aggregate certificate principal balance of certain of the certificates exceeds the pool balance as of the end of the related collection period, such excess will be allocated to reduce the certificate principal balances of all or some of such certificates until the respective certificate principal balances thereof are reduced to zero. Realized Losses will not be directly allocated to senior certificates; however, if the credit enhancements for those certificates are exhausted, interest and principal collections on the Mortgage Loans may not be sufficient to distribute to those certificates all interest and principal amounts to which they are entitled.

         Special Hazard Losses initially will be allocated as described above. However, if the cumulative amount of such losses, as of any date of determination, exceeds the greatest of (i) 1.00% of the pool balance as of the cut-off date, (ii) two times the amount of the principal balance of the principal balance of the largest Mortgage Loan as of the date of determination and (iii) an amount equal to the aggregate principal balance of the Mortgage Loans in the largest zip-code concentration in the State of California as of the date of determination, such losses instead will be allocated among certain of the certificates, pro rata, based on their respective certificate principal balances.

         "Special Hazard Losses" are generally Realized Losses that result from direct physical damage to mortgaged properties caused by natural disasters and other hazards (i) which are not covered by hazard insurance policies (such as earthquakes) and (ii) for which claims have been submitted and rejected by the related hazard insurer and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

         Any allocation of Realized Losses in reduction of a certificate principal balance will not be reversed or reinstated (other than with respect to the receipt of any Subsequent Recoveries as provided herein). However, on future distribution dates, certificateholders of the related class may receive amounts in respect of prior reductions in the related certificate principal balances.

                             UNDERWRITING GUIDELINES

         All of the Mortgage Loans were originated or acquired by Ownit generally in accordance with the following underwriting guidelines.

OWNIT UNDERWRITING GUIDELINES

         General. The information set forth in the following paragraphs has been provided by Ownit.

         Ownit Mortgage Solutions, Inc. ("Ownit") is a California corporation whose address is 27349 Agoura Road, Suite 100, Agoura Hills, California 91301. The following is a general summary of the Ownit underwriting guidelines. This summary does not purport to be a complete description of the underwriting standards of Ownit. Ownit (headquartered in Agoura Hills, California) is a wholesale consumer finance company that originates non-conforming mortgage loans. Ownit has been engaged in the business of originating non-conforming mortgage loans since 1994. Ownit is the originator of the "RightLoan", a proprietary loan product that focuses on purchase, owner occupied, full documentation loans. The Company provides loans to borrowers not only for the purpose of purchasing homes, but also for debt consolidation and refinancing existing mortgages in accordance with the RightLoan Underwriting Guidelines. Ownit risk-base prices each loan by combining the credit score and loan-to-value price to price the loan.

         Ownit originated $1,030,171,017 in mortgages for the twelve months ending December 31, 2003; $3,670,102,202 in mortgages for the twelve months ending December 31, 2004; and $6,060,196,800 in mortgages for the nine months ending September 30, 2005.

         The Underwriting Guidelines and Credit Matrices of the RightLoan are designed to be used as a guide in determining the credit worthiness of the borrower and his/her ability to repay. The guidelines, a reasonable loan amount and the RightLoan itself offer a solution that also facilitates making logical exceptions to those guides. Exceptions to the guidelines will be made if the loan meets the primary criteria of the RightLoan and offers supported compensating factors when a deviation occurs. In all cases, the exception(s) and compensating factor(s) are clearly documented in the file and require branch manager approval and a second signature from the corporate underwriter.

         Using the three components, capacity, credit and collateral, the underwriter analyzes the loan profile. Capacity, which is the borrower's ability to repay, is determined by cash flow. It must be clearly shown that the borrower has a proven, historical cash flow, which will support the requested loan amount. This approach anticipates that the loan is going to be repaid from the borrower's recurring cash inflows, not from the sale of the collateral. Job stability and length of time in current residence are also strong factors in determining a borrower's capacity. Continuity of employment is a strong factor in establishing the income used as a basis for repayment. Credit is the borrower's willingness to repay his or her debts according to the contractual agreements. The most valuable resource in determining the borrower's ability to repay is the credit report. Ownit underwriters will use the credit report and credit explanation letter when supplied in determining willingness. Ownit uses the credit score as a primary factor in determining the borrower's willingness to repay his or her debts. Collateral is defined as the asset pledged by the borrower to the lender. Collateral is a secondary source of repayment; cash flow is the primary source of repayment. Ownit will evaluate the property by reviewing uniform residential real estate appraisal reports, along with other data sources, to determine whether the collateral is sufficient to secure the mortgage.

         The underwriter's objective is to analyze an application individually with the understanding that no single characteristic will approve or deny a loan. The underwriter must utilize the credit report, loan application, asset verifications, appraisal and all other supporting documents in determining credit worthiness and risk. Credit risk can be defined as, but is not restricted to, limited liquid assets or reserves, and derogatory credit history. The overall situation and profile of a borrower, including compensating factors, which may offset negative characteristics, must be taken into consideration in determining if the borrower is creditworthy. Credit worthiness is determined by the borrower's ability and willingness to repay his or her contractual debt and the value of the property securing the loan. A sufficient property value gives Ownit the ability to recover its investment if the loan defaults.

         The equal treatment of all credit applicants, without regard to race, sex, sexual orientation, color, national origin, religion, age, marital status, disability, or any other prohibited basis, is an integral part of the fundamental mission of providing quality financial services to existing and prospective customers. Ownit is committed to the principle that every applicant for credit receives fair and equal treatment throughout the credit application and approval process. This principle is embodied in the Equal Credit Opportunity Act and Fair Housing Act, and applies to every lending subsidiary of Ownit.

         Capacity. Several aspects are considered in determining the borrower's capacity or ability to repay the loan. The key factors are employment documentation, history and amount of income used to derive the debt to income ratios. Ownit offers three income documentation options: Full documentation includes traditional employment verification such as pay stubs, W2s or/and tax returns. A copy of the borrower's personal or business bank statements for the most recent 12 month period also constitutes full income documentation. Limited Income Verification (LIV) represents an average of 6 months bank statement averages. No Income Verification (NIV) uses the income stated by the borrower on the 1003 loan application to qualify. Satisfactory employment history is established with 2 years at the same job or similar, related field. Verbal employment verification is performed prior to funding for all documentation types and good probability of continuance is required. The actual method of calculating and documenting employment history and income depends on the borrower's credit score and LTV. Higher LTVs and lower credit scores require a longer period in which income must be verified. Base debt to income ratios are set at 45% or 50% depending on credit score, LTV, documentation type and if the borrower is a first time home buyer. In some cases the maximum debt ratio may increase to 55% based on meeting a minimum disposable income requirement.

         Credit. A satisfactory credit history is the most reliable criterion in determining a borrower's credit worthiness. Ownit relies on the scoring models developed by the national credit bureaus: Experian, Transunion and Equifax for much of that decision process. Using a credit score methodology that requires a 2 repository merged in file score, the Brokers' credit report and score is used for qualification purposes. Ownit will run a back up report to audit the Brokers' report for material variances such as social security number, fingerprint or depth. The score used for qualification purposes is the middle of three or lower of two scores provided by the national bureaus for the primary wage earner. The primary wage earner is defined as the borrower earning 51% of the total income. A minimum trade history is required for all loan documentation types with certain accounts not considered valid trade lines. The minimum credit score for all programs is 540.

         Certain events may restrict LTV and loan amount options available to a borrower. Bankruptcy and Foreclosure history is considered, as well as charge off, collections, judgments and liens. Liens that affect title must be paid off or subordinated. Other delinquent accounts must be paid off depending on the aggregate balance or seasoning; credit events that occurred over 24 months or have a balance less than $4,000 are not required to be paid. The mortgage history is viewed with respect to the payoff/demand statement. A prior mortgage history may not be greater than 59 days delinquent at closing or contractually 30 days late at closing.

         Collateral. The collateral value and amount of equity in the subject property are important factors in assessing the risk of a particular loan. All properties must conform to the neighborhood and be in average or better condition. Acceptable property type includes: 1-2 family, 3-4 family, condominiums, planned unit developments (PUDs), modular homes and leasehold properties. Emphasis is placed on property type, location and occupancy to determine risk associated with specific LTV and credit score. Maximum financing is not available for rural properties, neighborhoods with declining values, oversupply of housing and/or marketing time over 6 months, or properties at the low or high end of value range with no comparable sales in the immediate area. Maximum financing is also not available on transactions involving a gift of equity. All appraisals should conform to the Uniform Standards of Professional Appraisal Practices. Ownit requires the underwriter to review all appraisals for content and accuracy, pulling additional data if available or warranted. Certain types of transactions require an enhanced desk or field review. Loan amounts in excess of $600,000 require a second full appraisal. The minimum square footage is 700 and deferred maintenance must be cosmetic in nature, not resulting in a health or safety hazard and should not exceed $2,500 cost to cure.

                                   THE SPONSOR

         The sponsor, Credit-Based Asset Servicing and Securitization LLC (the "Sponsor" or "C-BASS"), is a Delaware limited liability company with its principal place of business in New York, New York.

         The Sponsor was established in July 1996 as a venture of Mortgage Guaranty Insurance Corporation ("MGIC"), Enhance Financial Services Group, Inc. ("EFSG") and certain members of management of the Sponsor. Each of MGIC and EFSG has approximately a 46% interest in the Sponsor with the remainder owned by management of the Sponsor. On February 28, 2001, Radian Group Inc. ("Radian") acquired EFSG, including EFSG's 46% interest in the Sponsor. Radian and MGIC are publicly traded companies which file such periodic reports with the Securities and Exchange Commission (the "Commission") as are required by the Securities Exchange Act of 1934, as amended, and its rules and regulations, as interpreted by the staff of the Commission.

         On September 30, 2005, the Sponsor had approximately $3.81 billion in assets, approximately $3.08 billion in liabilities and approximately $723.2 million in equity.

         The Sponsor's principal business is the purchasing of residential mortgage loans, primarily sub-prime in nature, from multiple parties including banks and other financial institutions and mortgage-related securities, including non-investment grade subordinated securities, for investment and securitization. Substantially all of the mortgage loans the Sponsor owns are serviced by its indirect wholly-owned subsidiary, Litton Loan Servicing LP. The Sponsor does not originate mortgages. The Sponsor is a HUD-approved investing mortgagee.

         In connection with its purchases of mortgage loans, the Sponsor uses its proprietary models to formulate loan-level default and loss severities and prepayment probability curves. The Sponsor has been acquiring mortgage loans since 1996. Until June 2002 the Sponsor included sub-performing or re-performing mortgage loans in its publicly offered securitization transactions. Since June 2002, the

Sponsor has generally not included sub-performing or re-performing mortgage loans in its publicly offered securitization transactions.

         The Sponsor has been securitizing residential mortgage loans since 1997. The following table describes the size and growth of the Sponsor's total portfolio of mortgage loans it has securitized under its name or an affiliate's name as of the dates indicated.

          SEPTEMBER 30, 2005                       DECEMBER 31, 2004                      DECEMBER 31, 2003
---------------------------------------- -------------------------------------- --------------------------------------
                             TOTAL                                 TOTAL                                  TOTAL
                          OUTSTANDING                           OUTSTANDING                            OUTSTANDING
                           PRINCIPAL                             PRINCIPAL                              PRINCIPAL
   TOTAL NUMBER OF        BALANCE OF      TOTAL NUMBER OF       BALANCE OF       TOTAL NUMBER OF       BALANCE OF
 OUTSTANDING MORTGAGE      MORTGAGE         OUTSTANDING          MORTGAGE          OUTSTANDING           MORTGAGE
       LOANS IN            LOANS IN      MORTGAGE LOANS IN      LOANS IN        MORTGAGE LOANS IN       LOANS IN
    SECURITIZATION      SECURITIZATION     SECURITIZATION     SECURITIZATION      SECURITIZATION     SECURITIZATION
     TRANSACTIONS        TRANSACTIONS       TRANSACTIONS       TRANSACTIONS        TRANSACTIONS       TRANSACTIONS
----------------------- ---------------- ------------------- ------------------ ------------------- ------------------
        59,183          $6,586,062,078         57,775         $5,854,055,405          47,549         $4,573,655,799

UNDERWRITING GUIDELINES

         The Sponsor or a loan reviewer has reviewed certain of the files related to the mortgage loans in connection with the acquisition of the mortgage loans by the Sponsor for credit, compliance and property value considerations. These files may include the documentation pursuant to which the mortgage loan was originally underwritten, as well as the mortgagor's payment history on the mortgage loan. In its review, the Sponsor evaluates the mortgagor's credit standing, repayment ability and willingness to repay debt, as well as the value and adequacy of the mortgaged property as collateral. A mortgagor's ability and willingness to repay debts (including the mortgage loans) in a timely fashion is determined by the Sponsor by reviewing the quality, quantity and durability of income history, history of debt management, history of debt repayment and net worth accumulation of the mortgagor. In addition, the Sponsor may also obtain and review a current credit report for the mortgagor. To establish the adequacy of the mortgaged property as collateral, the Sponsor may obtain a current appraisal, broker's price opinion, automated valuation methodology price ("AVM") and/or drive-by or desk review of such property or any combination thereof, prepared within six months of the Sponsor's purchase. Additionally, in connection with its review of the mortgage file, the Sponsor will generally review the mortgage files for recently originated mortgage loans to confirm that the originator adhered to its stated underwriting guidelines. During its mortgage file review, the Sponsor also confirms that the mortgage loan was originated in material compliance with applicable federal, state and local laws and regulations.


                             STATIC POOL INFORMATION

     Information concerning fixed- and adjustable-rate subprime mortgage loans serviced by the Servicer is available on the internet at the sponsor's website, regab.c-bass.com. The static pool data presented therein represents all the mortgage loans purchased by C-BASS from Ownit or its predecessor and sold by C-BASS into its securitizations with distribution dates on or prior to October 2005. In addition the data also includes mortgage loans from Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-HE1 (solely with respect to those mortgage loans originated by Ownit), Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-1, Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-1, Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-2 and Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-3 (the "Ownit Transactions"). Litton acts as servicer for all the Ownit Transactions and all C-BASS sponsored transactions. The mortgage loans have been segregated into three month quarters based on their date of origination. Prior to 2003 C-BASS did not purchase any mortgage loans originated by Ownit or its predecessor.

       On this website, you can view information regarding delinquency, cumulative loss, and prepayment information with respect to these mortgage loans on a quarterly basis. With respect to such information, a mortgage loan is delinquent if the scheduled monthly payment of principal and interest on such mortgage loan which is payable by the related mortgagor under the related mortgage note due on a due date is not paid by the close of business on the next scheduled due date for such mortgage loan. Thus, a mortgage loan for which the mortgagor failed to make the monthly payment due on January 1, 2006 will be reported as delinquent on February 2, 2006 if the payment is not made by the close of business on February 1, 2006. In connection with such securitizations, Litton, as servicer, generally has the right to purchase certain delinquent or defaulted mortgage loans from the related mortgage pool. In the past Litton has, on occasion, exercised this option. Any such purchases would have an effect on the delinquency and loss numbers for the mortgage loans. There can be no assurance that Litton will continue to make such purchases in the future. The characteristics of these mortgage loans may vary from the mortgage loans to be included in the issuing entity that will issue the certificates offered hereby. In addition, the performance information relating to the mortgage loans described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of the mortgage loans described above may not be indicative of the future performance of the mortgage loans to be included in the issuing entity related to this offering.

     The information available on the website relating to any mortgage loan originated prior to January 1, 2006 is not deemed to be part of this free writing prospectus supplement, the accompanying prospectus or the depositor's registration statement.

     Additional static pool information regarding the overall originations of Ownit for the period described above is not available because, based on a representation from Ownit, such information is not available without unreasonable effort or expense.


                                  THE DEPOSITOR


     The Depositor is Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose offices are located at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080 and whose telephone number is
(212) 449-0357. The Depositor is an affiliate of Merrill Lynch & Co. (the underwriter).

     The Depositor has been engaged since its incorporation in the securitization of loans and other asset types included within the description of the issuing entity assets in this prospectus. The Depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or certificates that represent interests in, the assets of the trust. The Depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

     The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of securities. The Depositor will obtain the mortgage loans from the Sponsor and may also assign to the Trustee certain rights of the Sponsor with respect to the mortgage loans. In addition, after the issuance of a series of securities, the Depositor may have limited obligations with respect to that series which may include appointing a successor trustee if the Trustee resigns or is otherwise removed and preparing reports filed under the Securities Exchange Act of 1934.

                               THE ISSUING ENTITY


     Ownit Mortgage Loan Trust, Series 2006-1, the issuing entity, will be formed on the closing date pursuant to the Pooling and Servicing Agreement, by and among the Depositor, the Trustee and the Servicer (the "Pooling and Servicing Agreement"). The issuing entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2006.

                                  THE SERVICER

GENERAL

         The Servicer provided the information set forth in the following paragraphs.

         Litton, a Delaware limited partnership and an indirect wholly owned subsidiary of C-BASS, will act as the servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Servicer was formed in December 1996. As of September 30, 2005, the Servicer employed approximately 831 individuals. The main office of the Servicer is located at 4828 Loop Central Drive, Houston, Texas 77081. The Servicer is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio of approximately $36.46 billion as of September 30, 2005. The Servicer specializes in servicing sub performing mortgage loans. The Servicer is servicing in excess of 100 securitizations for C-BASS and various third parties.

         Fitch assigned the Servicer its RSS1 residential special servicer rating on November 16, 1999 and reaffirmed that rating in August 2005. The rating is based on the Servicer's ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch which reflects the Servicer's proprietary default management technology, the financial strength of its parent and the experience of its management and staff.

         In January 2001, Fitch assigned the Servicer its RPS1 primary servicer rating for subprime and high loan to value ratio product and reaffirmed that rating in August 2005. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on the Servicer's loan administration processes including its loan set up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan to value ratio product is based, in part, on the Servicer's focus on early collection and loss mitigation.

         In March 2001, Moody's Investors Service, Inc. assigned the Servicer its top servicer quality rating (SQ1) as a primary servicer of prime and subprime mortgage loans, second liens and as a special servicer and reaffirmed that rating in November 2005. The rating is based on the Servicer's ability as a servicer and the stability of its servicing operations.

         In April 2001, S&P raised the Servicer's ranking from "Above Average" to "Strong" for both its residential special and subprime servicing categories and reaffirmed that rating in April 2004. The "Strong" rating is S&P's highest possible rating for these categories. The rankings are based on the Servicer's established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, management depth and internal controls.

         As of the date of this free writing prospectus supplement, each of the ratings described above remains in effect with respect to the Servicer.

         From time to time the Servicer may acquire servicing portfolios from third parties which acquisitions may be significant in relation to the Servicer's current portfolio. The Servicer does not believe that any such acquisition, if effected, would have an adverse effect on its ability to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement.

         On December 1, 2004, the Servicer and C-BASS closed a transaction with The Provident Bank, pursuant to which the Servicer acquired the mortgage servicing rights on a portfolio of mortgage loans with an aggregate principal balance of approximately $8.5 billion in conjunction with C-BASS's acquisition of residual mortgage-backed securities relating to certain of such loans.

         The Servicer utilizes its proprietary technology to identify high severity assets and develops specific loss mitigation strategies to apply to those assets. As mortgage loans become delinquent, the Servicer first tries to determine whether the mortgagor is facing a short term or long term series of issues that created the default. If the default is created by a short term issue, repayment plans or forbearance agreements may be negotiated so that the default can be cured over the plan's specified period. However, if a long-term issue exists, the mortgage loan is referred to the Servicer's loss mitigation department. If the mortgagor has experienced a long-term event but wishes to continue to reside in the home, a modification of the mortgage loan may be pursued. The modification may include some or all of the following: a decrease in the mortgage interest rate, an extension of the term of the mortgage, a reduction in certain amounts owed (including unpaid principal or advances) and/or the capitalization of any past due amounts. Consistent with the terms of the Pooling and Servicing Agreement, the Servicer may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the certificateholders. If the mortgagor either does not want to make or does not have the ability to make monthly payments on the mortgage loan, the Servicer will attempt to pursue programs such as short sales or a deed in lieu of foreclosure. These programs are designed to assist the mortgagor in liquidating the mortgaged property while decreasing the Servicer's liquidation timeframe and the associated liquidation expenses with the goal of ultimately reducing cumulative losses. The Servicer has a default processing in-source agreement for contract employees to perform certain routine foreclosure, bankruptcy, and other default related functions under the supervision of the Servicer's management personnel.

         The Servicer does not, in general, have custodial responsibility with respect to the mortgage loans. In addition to reports that will be provided to the certificateholders by the trustee, the Servicer may make available certain loan level and certificate level information, such as delinquency and credit support data, projected and actual loss data, roll rates, and trend analyses, through its proprietary investor interface and asset analysis tool, RADARViewer(SM). The RADARViewer(SM) internet website is currently located at www.radarviewer.com. The Servicer has no obligation to continue to provide any type of information available on RADARViewer(SM) as of the date hereof or to maintain its RADARViewer(SM) website in the entirety, and may, in its sole discretion, discontinue such service at any time.

         Litton is the interim servicer for all mortgage loans originated by Ownit and interim services such mortgage loans pursuant to an interim servicing agreement between Litton and Ownit.

                                   THE TRUSTEE

         The Trustee is JPMorgan Chase Bank, N.A., a banking association organized under the laws of the United States and a wholly owned subsidiary of J.P. Morgan Chase & Co., a holding company with assets in excess of $1.2 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. JPMorgan acts as Trustee through its Worldwide Securities Services division of the Treasury & Securities Services line of business. JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 4 New York Plaza, 6th Floor, New York, NY 10004 and other offices worldwide.

         Asset classes for which JPMorgan Worldwide Securities Services serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans. As of December 31, 2005, JPMorgan Worldwide Securities Services acted as trustee or paying agent for approximately 2,000 asset-backed securities transactions, including about 804 domestic residential mortgage receivables securities transactions.

         Since 1990, JPMorgan Chase Bank, N.A. or its predecessors have been responsible for calculating and making distributions to holders of asset-backed securities. As of December 31, 2005, JPMorgan Worldwide Securities Services performed such functions for approximately 800 asset-backed securities transactions, including about 418 domestic residential mortgage receivables securities transactions.

                                  THE CUSTODIAN

      The Bank of New York, a New York banking corporation (the "Custodian"), will act as Custodian of the mortgage loan files pursuant to a custodial agreement. The principal executive office of The Bank of New York is located at 1 Wall Street, New York, New York 10286.

      The Bank of New York will be responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the certificateholders. The Bank of New York segregates files for which it acts as Custodian by boarding each file in an electronic tracking system, which identifies the owner of the file and the file's specific location in the Custodian's vault.

      The mortgage files are held with an affiliate of The Bank of New York in Cypress, California.

                            CAP CONTRACT COUNTERPARTY

         There will be two interest rate cap agreements (the "Cap Contracts") provided by a Cap Contract Counterparty.

         The Cap Contract Counterparty conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The Cap Contract Counterparty has a minimum credit rating as of January 12, 2006 of "A2" by Moody's , "A" by S&P and "A" by Fitch (if rated by Fitch).

         We believe the Cap Contract Counterparty's probable maximum exposure under each Cap Contract to be less than ten percent (10%) (the "significance percentage") of the aggregate actual class certificate balance of the related class or classes of certificates.

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

         The Servicer, the Trustee and the Custodian will have the following responsibilities with respect to the Issuing Entity:

PARTY:                          RESPONSIBILITIES:

Servicer Performing the servicing functions with respect to the Mortgage Loans and the mortgaged properties in accordance with the provisions of the Pooling and Servicing Agreement, including, but not limited to: o collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the collection account, and delivering all amounts on deposit in the collection account to the Trustee for deposit in the certificate account on the servicer remittance date;

                                o collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                                o making advances with respect to delinquent payments of principal and interest on the Mortgage Loans, other then second lien Mortgage Loans, REO properties and balloon payments, to the extent the Servicer believes such advances will be recovered;

                                o   making advances in respect of customary
                                    costs and expenses incurred in the
                                    performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) taxes, assessments and other charges which are or may become a lien upon the mortgaged property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

                                o providing monthly loan-level reports to the Trustee;

                                o maintenance of certain insurance policies relating to the Mortgage Loans; and

PARTY:                          RESPONSIBILITIES:

                                o   enforcement of foreclosure proceedings.

Trustee                         o   depositing monthly remittances from the
                                    Servicer in the certificate account and
                                    distributing all amounts on deposit in the certificate account (after the remittance of certain fees, expenses and indemnities) to the certificateholders in accordance with the priorities described in the Pooling and Servicing Agreement;

                                o preparing and distributing annual investor reports necessary to enable certificateholders to prepare their tax returns;

                                o preparing and distributing investor reports, including the monthly distribution date statement to certificateholders based on information received from the Servicer;

                                o preparing and filing annual federal and (if required) state tax returns on behalf of the issuing entity;

                                o preparing and filing periodic reports with the Securities Exchange Commission on behalf of the issuing entity with respect to the certificates;

                                o   acting as fiduciary of the trust assets; and

                                o communicating with investors in connection with an event of default.

Custodian                       o   holding and maintaining the Mortgage Loan
                                    documents related to the Mortgage Loans in a fire-resistant facility intended for the safekeeping of Mortgage Loan files on behalf of the Trustee.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of January 1, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, the Sponsor, the Servicer and the Trustee. The Issuing Entity created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in and to the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after January 1, 2006 (the "Cut-off Date"), together with any proceeds thereof, (iii) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the rights of the Depositor under the mortgage loan purchase agreement and (vi) the rights of the Trustee under the Cap

Contracts. The certificates will be transferable and exchangeable at the corporate trust office of the Trustee or such other office as the Trustee may designate.

ASSIGNMENT OF THE MORTGAGE LOANS

         On the date of issuance of the certificates, the Depositor will transfer to the Issuing Entity all of its right, title and interest in and to each Mortgage Loan, the related mortgage notes, mortgages and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the certificates to the Depositor. Each Mortgage Loan transferred to the Issuing Entity will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling and Servicing Agreement. Such Mortgage Loan Schedule will include information such as the principal balance of each Mortgage Loan as of the Cut-off Date, its mortgage interest rate as well as other information.

         The Pooling and Servicing Agreement will require that, within the time period specified therein, the Sponsor will deliver or cause to be delivered to the Custodian, the mortgage notes endorsed in blank or to the Trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or is lost, the Sponsor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Sponsor or the originator of such Mortgage Loan. The Servicer is required to cause the assignments of mortgage to be delivered in blank to be completed and to cause all assignments of mortgage to be recorded.

         Within 60 days following the closing date, the Custodian will review the Mortgage Loans and the Related Documents pursuant to a custodial agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect has a material and adverse effect on the certificateholders and is not cured within 120 days following notification thereof to the Sponsor (or within 90 days of the earlier of the Sponsor's discovery or receipt of notification if such defect would cause the Mortgage Loan not to be a "qualified mortgage" for real estate mortgage investment conduit ("REMIC") purposes) and the Trustee by the Custodian (or 150 days following the closing date, in the case of missing mortgages or assignments), the Sponsor will be obligated to either (i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan (as hereinafter defined); however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs comprising the Issuing Entity as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the mortgage interest rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer plus any costs or damages incurred by the Issuing Entity in connection with any violation by such Mortgage Loan of any predatory or abusive lending laws. If, however, a Mortgage Loan is discovered to be defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury regulations relating to REMICs, the Sponsor will be obligated to cure the defect or make the required purchase or substitution no later than 90 days after the earlier of its discovery or receipt of notification of the defect. The Purchase Price will be deposited in the collection account on or prior to the next succeeding determination date after such obligation arises. The obligation of the Sponsor to cure, repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the certificateholders.

         In connection with the substitution of an Eligible Substitute Mortgage Loan, the Sponsor will be required to deposit in the collection account on or prior to the next succeeding determination date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the principal balance of the related Defective Mortgage Loan over the principal balance of such Eligible Substitute Mortgage Loan.

         An "Eligible Substitute Mortgage Loan" is a Mortgage Loan substituted by the Sponsor for a Defective Mortgage Loan that must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate principal balance), not in excess of, and not more than 5% less than, the principal balance of the Defective Mortgage Loan; (ii) with respect to an adjustable rate Mortgage Loan, have a maximum mortgage interest rate and minimum mortgage interest rate not less than the respective rate for the Defective Mortgage Loan and have a gross margin equal to or greater than the Defective Mortgage Loan or, with respect to a fixed rate Mortgage Loan, have a mortgage interest rate not less than the mortgage interest rate of the Defective Mortgage Loan and not more than 1% in excess of the mortgage interest rate of such Defective Mortgage Loan; (iii) have the same Due Date as the Defective Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Mortgage Loan;
(v) comply with each representation and warranty as to the Mortgage Loans set forth in the Pooling and Servicing Agreement (deemed to be made as of the date of substitution); (vi) have been underwritten or re-underwritten by the Sponsor in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (vii) must be of the same or better credit quality as the Mortgage Loan being replaced; and (viii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date principal balance and the mortgage interest rate). In addition, the Sponsor will represent and warrant, on the closing date, that, among other things:

         (i) at the time of transfer to the Depositor, the Sponsor has transferred or assigned to the Depositor all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien;

         (ii) each Mortgage Loan complies with any and all requirements of any federal, state or local law with respect to the origination and servicing of such Mortgage Loan including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws or disclosure laws applicable to the Mortgage Loans;

         (iii) no Mortgage Loan is delinquent (other than Mortgage Loans subject to a bankruptcy plan or forbearance plan);

         (iv) there are no delinquent taxes, ground rents, water charges, sewer rents, or assessment, including assessments payable in future installments, or other outstanding charges affecting the related mortgaged property;

         (v) the terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the mortgage and the interests of the certificateholders, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except, in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the trustee and the terms of which are reflected in the Mortgage Loan Schedule;

         (vi) pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire and hazards of extended coverage;

         (vii) the mortgage has not been satisfied, canceled, subordinated (other than with respect to second lien loans, the subordination to the first lien loan) rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(viii) The mortgage is a valid, existing and enforceable first or second lien on the mortgaged property, including all improvements on the mortgaged property subject only to (1) the lien of current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally, (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property and (4) with respect to any second lien Mortgage Loan, the lien of the related first mortgage loan. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first or second lien and first or second priority security interest on the property described therein and the Sponsor has full right to sell and assign the same to the Depositor;

         (ix) the mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

         (x) there was no fraud involved in the origination of any Mortgage Loan by the applicable mortgagee or mortgagor, and to the best of the Sponsor's knowledge, there was no fraud by the appraiser or any other party involved in the origination of any such Mortgage Loan;

         (xi) each Mortgage Loan is covered by an American Land Title Association lender's mortgagee title insurance policy acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae and Freddie Mac, and qualified to do business in the jurisdiction where the mortgaged property is located, insuring (subject to the exceptions contained in (viii)(1) and (2) above) the Sponsor, its successors and assigns as to the first or second priority lien of the mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the mortgage providing for adjustment in the mortgage interest rate and/or monthly payment including any negative amortization thereunder. Additionally, such mortgagee title insurance policy affirmatively insures ingress and egress to and from the mortgaged property, and against encroachments by or upon the mortgaged property or any interest therein. The Sponsor is the sole insured of such mortgagee title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgagee title insurance policy, and no prior holder of the related mortgage, including the Sponsor, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

         (xii) the mortgage and related mortgage note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the benefits of the security provided thereby, including, (1) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage. The mortgagor has not notified the Sponsor and the Sponsor has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

         (xiii) there is no proceeding pending for the total or partial condemnation and no eminent domain proceedings pending affecting any mortgaged property;

         (xiv) the mortgaged property is free from material damage;

         (xv) each mortgage file contains an appraisal of or a broker's price opinion regarding the related mortgaged property indicating an appraised value equal to the appraised value identified for such mortgaged property on the Mortgage Loan Schedule;

         (xvi) (a) no Mortgage Loan is classified as a high cost mortgage loan under HOEPA; and (b) no Mortgage Loan in the issuing entity is a "high cost home," "covered" (excluding home loans defined as "covered home loans" pursuant to clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), "high risk home" or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

         (xvii) no group one Mortgage Loan originated on or after October 1, 2002 will impose a prepayment charge for a term in excess of three years. Any group one Mortgage Loan originated prior to such date will not impose a prepayment charge in excess of five years; and

         (xviii) the prepayment charges included in the transaction are enforceable and were originated in compliance with all federal, state and local laws.

         Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents, the Sponsor will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to (a) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or (b) purchase such Defective Mortgage Loan from the Issuing Entity. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Mortgage Loan as a result of a breach of a representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of the certificateholders. In addition to the foregoing, if a breach of the representation set forth in clause
(ii) above occurs, the Sponsor will be obligated to reimburse the Issuing Entity for all costs or damages incurred by the Issuing Entity as a result of the violation of such representation (such amount, the "Reimbursement Amount").

         Mortgage Loans required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

         Pursuant to the Pooling and Servicing Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

         The Servicer will establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the holders of the certificates. The Collection Account will be an Eligible Account (as defined herein). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, reimbursement for Advances and Servicing Advances, insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in eligible investments (as described in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the "Distribution Account." A "Business Day" is any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York, the State of Texas or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed. The Trustee will establish the certificate account into which will be deposited amounts withdrawn from the Collection Account for distribution to certificateholders on a distribution date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in eligible investments maturing on or before the Business Day prior to the related distribution date unless such eligible investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such eligible investments may mature on the related distribution date.

         An "Eligible Account" is a segregated account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated at least "A-2" (or the equivalent) by each of the rating agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and to each rating agency, the certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to eligible investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each rating agency without reduction or withdrawal of their then current ratings of the certificates as evidenced by a letter from each rating agency to the Trustee. Eligible investments are specified in the Pooling and Servicing Agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the certificates.

ADVANCES

         Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced at least one Business Day prior to each distribution date its own funds, or funds in the Collection Account that are not included in the available funds for such distribution date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related collection period on the Mortgage Loans, other than balloon payments, and that were not received by the related Determination Date and, with respect to balloon loans for which the balloon payment is not made when due, an assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for such balloon loan (any such advance, an "Advance").

         With respect to interest only Mortgage Loans, the Servicer will be obligated to make Advances of scheduled interest during the first 24, 60, 84 or 120 months, as applicable, of the term of the related Mortgage Loan and Advances of scheduled principal and interest thereafter.

         The Servicer will not be required to make Advances of principal on any second lien Mortgage Loans and will not make Advances of principal on any REO Property.

         Advances with respect to the Mortgage Loans are required to be made only to the extent the Servicer deems them to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act or other similar state laws (the "Relief Act"). Subject to the recoverability standard and other limitations above, the Servicer's obligation to make Advances as to any Mortgage Loan will continue until the earlier of such time as such Mortgage Loan becomes current, is paid in full by the mortgagor or disposed of by the Issuing Entity.

         All Advances will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. Any Advances previously made in respect of any Mortgage Loan that the Servicer deems to be nonrecoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Collection Account prior to the distributions on the certificates. In addition, the Servicer may withdraw from the Collection Account funds that were not included in available funds for the preceding distribution date to reimburse itself for Advances previously made; provided, however, any funds so applied will be replaced by the Servicer by deposit in the Collection Account no later than one business day prior to the distribution date on which such funds are required to be distributed. In addition, the Servicer may reimburse itself from any amounts in the Collection Account for any prior Advances or Servicing Advances that have not been reimbursed at the time the Mortgage Loan is modified. In the event the Servicer fails in its obligation to make any such Advance, it shall be terminated as the Servicer and the Trustee, in its capacity as successor Servicer, will be obligated to make any such Advance, to the extent required in the Pooling and Servicing Agreement. Any such Servicer will only make Servicing Advances with respect to delinquent property taxes to the extent necessary to avoid the loss of the related mortgaged property.

         In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the mortgaged properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance."

         The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds, condemnation proceeds and such other amounts the Servicer may collect from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Collection Account. The Servicer's right to reimbursement for Servicing Advances will be subject to certain limitations described in the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement will provide that the Servicer may enter into a facility with any person which provides that such person may fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the Servicer's obligation to fund such Advances and/or Servicing Advances.

THE TRUSTEE

         The Trustee will act as Trustee for the certificates pursuant to the Pooling and Servicing Agreement. The office of the Trustee at which certificates may be presented for transfer and exchange and for purposes of presentment and surrender for the final distribution thereon is located at 2001 Bryan Street, 9th Floor, Dallas, Texas 75201. The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling and Servicing Agreement will be the "Trustee Fee." The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Issuing Entity and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling and Servicing Agreement) the Trustee incurs arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling and Servicing Agreement, or by reason of reckless disregard, of the Trustee's obligations and duties under the Pooling and Servicing Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation (the "Servicing Fee") to be paid to the Servicer in respect of its servicing activities for the certificates will be at the "Servicing Fee Rate" as specified in the Pooling and Servicing Agreement. As additional servicing compensation, the Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, customary real estate referral fees, extension fees and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any escrow accounts. The Servicer is obligated to offset any Prepayment Interest Shortfall (as defined below) on the Mortgage Loans on any distribution date (payments made by the Servicer in satisfaction of such obligation, "Compensating Interest") by an amount not in excess of one-half of its Servicing Fee for such distribution date. The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the mortgage pool and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement therefor as provided in the Pooling and Servicing Agreement.

         The "Determination Date" with respect to any distribution date will be the 10th day of the calendar month in which such distribution date occurs or, if such day is not a Business Day, the Business Day immediately preceding such 10th day. With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment in full was applied during the prior calendar month, the "Prepayment Interest Shortfall" is an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (net of the Servicing Fee rate) on the amount of such principal prepayment for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the prior calendar month.

PLEDGE AND ASSIGNMENT OF SERVICER'S RIGHTS

         On the Closing Date, the Servicer may pledge and assign all of its right, title and interest in, to and under the Pooling and Servicing Agreement to one or more lenders or servicing rights pledgees (each, a "Servicing Rights Pledgee") selected by the Servicer, including JPMorgan, as the representative of certain lenders. In the event that an Event of Servicing Termination (as defined below) occurs, or as otherwise set forth in the Pooling and Servicing Agreement, the Trustee and the Depositor have agreed to the appointment of a Servicing Rights Pledgee or its designee as the successor servicer, provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer described in the Pooling and Servicing Agreement (including being acceptable to the Rating Agencies) and that the Servicing Rights Pledgee or such designee agrees to be subject to the terms of the Pooling and Servicing Agreement. Under no circumstances will JPMorgan, in its capacity as Servicing Rights Pledgee, be required to act as a backup servicer.

OPTIONAL TERMINATION

         The Servicer (or an affiliate) will have the right to purchase all of the Mortgage Loans and REO properties owned by the Issuing Entity and thereby effect the early retirement of the certificates, on any distribution date on which the aggregate principal balance of such Mortgage Loans and REO properties is 10% or less of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The first distribution date on which such option could be exercised is referred to herein as the "Optional Termination Date." In the event that the option is exercised, the purchase will be made at a price (the "Termination Price") generally equal to the outstanding Principal Balance plus accrued interest for each Mortgage Loan at the related mortgage interest rate to but not including the first day of the month in which such purchase price is distributed plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer plus any costs or damages incurred by the Issuing Entity in connection with any violation by such Mortgage Loans of any predatory or abusive lending laws. In addition, no option may be exercised unless any due and unpaid Reimbursement Amounts have been paid to the Issuing Entity. Proceeds from such purchase will be distributed to the holders of the certificates in accordance with the Pooling and Servicing Agreement. Any such purchase of Mortgage Loans and REO properties will result in the early retirement of the certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any Mortgage Loan that is delinquent in payment by 120 days or more, the Servicer (or its affiliates) may, at its option, purchase such Mortgage Loan from the issuing entity at the purchase price for such Mortgage Loan, under the circumstances described in the Pooling and Servicing Agreement.

EVENTS OF SERVICING TERMINATION

         "Events of Servicing Termination" will consist, among other things, of:
(i) any failure by the Servicer to deposit in the Collection Account or Distribution Account the required amounts or remit to the Trustee any payment which continues unremedied for one Business Day following written notice to the Servicer; (ii) any failure of the Servicer to make any Advance with respect to a Mortgage Loan or to cover any prepayment interest shortfalls on the Mortgage Loans, as described herein, which failure continues unremedied for one Business Day; (iii) any failure by the Servicer to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 30 days after the first date on which
(x) the Servicer has knowledge of such failure or (y) written notice of such failure is given to the Servicer; (iv) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the

Servicer indicating its insolvency or inability to pay its obligations; or (v) cumulative realized losses as of any distribution date exceed the amount specified in the Pooling and Servicing Agreement.

RIGHTS UPON EVENT OF SERVICING TERMINATION

         So long as an Event of Servicing Termination under the Pooling and Servicing Agreement remains unremedied, the Trustee may, subject to the rights of the Servicing Rights Pledgee as described above, and at the direction of the holders of the certificates evidencing not less than 51% of the Voting Rights is required to, terminate all of the rights and obligations of the Servicer in its capacity as servicer with respect to the Mortgage Loans, as provided in the Pooling and Servicing Agreement, whereupon the Trustee or another successor Servicer will succeed to all of the responsibilities and duties of the Servicer under the Pooling and Servicing Agreement, including the obligation to make any required Advances subject to the pledge and assignment to a Servicing Rights Pledgee as described above. No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the related Mortgage Loans, including the delinquency experience of such Mortgage Loans.

         No holder of a certificate, solely by virtue of such holder's status as a holder of a certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of default and unless the holders of certificates having not less than 51% of the Voting Rights evidenced by the certificates so agree and have offered indemnity satisfactory to the Trustee.

VOTING RIGHTS

         With respect to any date of determination, all of the voting rights allocated among holders of the certificates in the proportion that the aggregate certificate principal balance of all the certificates of such class then outstanding bear to the aggregate certificate principal balance of all certificates then outstanding. The voting rights allocated to a class of certificates will be allocated among all holders of each such class in proportion to the outstanding certificate balances (or percentage interest) of such certificates.

AMENDMENT

         The Pooling and Servicing Agreement may be amended by the Sponsor, the Depositor, the Servicer and the Trustee, without the consent of the holders of the certificates, for any of the purposes set forth under "Description of the Agreements--Amendment" in the accompanying prospectus (the "Prospectus"). In addition, the Pooling and Servicing Agreement may be amended by the Sponsor, the Depositor, the Servicer and the Trustee and the holders of a majority in interest of any class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any class of certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of certificates without the consent of the holders of such certificates; (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above, without the consent of the holders of such class evidencing percentage interests aggregating at least 66 2/3%; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all such certificates.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

         The yields to maturity (or to early termination) of the certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the related Mortgage Loans and the application of excess interest to retire the class principal amounts of the certificates. Yields will also be affected by the extent to which Mortgage Loans bearing higher mortgage rates prepay at a more rapid rate than Mortgage Loans with lower mortgage rates, the amount and timing of borrower delinquencies and defaults resulting in realized losses, the purchase price for the certificates and other factors.

         Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

         The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of realized losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under "Yield Considerations"), no assurance can be given as to such rate or the timing of principal distributions on the certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal distributions occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         Prepayments, liquidations and purchases of Mortgage Loans will result in distributions to holders of the related certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

         As described herein, excess interest will be applied, to the extent available, as an additional distribution of principal on the certificates to create and/or maintain limited overcollateralization and to offset certain losses and shortfalls on the certificates. The level of excess interest available on any distribution date will be influenced by, among other things:

         o the overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the certificate principal amounts of the related certificates;

         o the loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of realized losses on the Mortgage Loans;

         o    the value of LIBOR;

         o the extent to which the weighted average of the net mortgage rates of the Mortgage Loans exceeds the weighted average of the interest rates of the certificates.

         No assurances can be given as to the amount or timing of excess interest distributable on the certificates.

         The yields to investors in the certificates will be affected by whether the Issuing Entity is terminated pursuant to the clean up call as described in "The Pooling and Servicing Agreement -- Optional Termination."

         If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Sponsor due to breaches of representations and warranties.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         For federal income tax purposes, the Issuing Entity will include one or more segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. Each class of certificates will represent the beneficial ownership of the corresponding regular interest in a REMIC.

         In addition to representing the beneficial ownership of the corresponding interest in a REMIC, each class of certificates may also represent certain contractual rights and obligations to receive or make certain non-REMIC payments. Such rights and obligations will not, for federal income tax purposes, be treated as interests in a REMIC. Investors are urged to consult their own tax advisors regarding the appropriate tax treatment of such rights and obligations.

         To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Material Federal Income Tax Consequences" in the prospectus.

         Upon the issuance of the certificates, independent tax counsel will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, and the accuracy of certain representations, each of the REMICs formed pursuant to the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

         The certificates may be issued with original issue discount ("OID"). A beneficial owner of a certificate must include any OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Consequences" in the prospectus.

         Holders of subordinated certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related Mortgage Loans. See "Material Federal Income Tax Consequences" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND AMORTIZABLE BOND PREMIUM

         The portions of certain classes of the certificates representing REMIC regular interests may be treated as being issued with original issue discount.

         The portions of other classes of the certificates representing REMIC regular interests may be treated as being issued at a premium. If this occurs, the holders of such certificates may elect under Section 171 of the Internal Revenue Code of 1986, as amended (the "Code"), to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on such regular interests. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, may not be revoked without Internal Revenue Service consent and should only be made after consulting with a tax advisor.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from the REMIC regular interest represented by such certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in the REMIC regular interest represented by such certificate exceeds the maximum amount of future payments to which such holder is entitled with respect to its REMIC regular interest, assuming no further principal prepayments on the Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

SPECIAL TAX ATTRIBUTES OF THE CERTIFICATES

         As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the REMIC interests represented by the certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the Issuing Entity, exclusive of any non-REMIC assets, would be so treated; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are assets described in Section 7701(a)(19)(C)(i)-(x) of the Code, the REMIC interests represented by the certificates will be treated in their entirety as assets described in Section 7701(a)(19)(C) of the Code.

         The REMIC interests represented by the certificates will be treated as "real estate assets" under Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Issuing Entity, exclusive of any non-REMIC assets, would be so treated; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then the REMIC interests represented by the certificates will be treated in their entirety as "real estate assets" under Section 856(c)(5)(B) of the Code. Interest on the REMIC interests represented by the certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in the same proportion that income of the Issuing Entity, exclusive of income from any non-REMIC assets, is income described in
Section 856(c)(3)(B) of the Code; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then all interest on the REMIC interests represented by the certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the certificates. It is not anticipated that the Issuing Entity will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, contributions to an issuing entity that elects to be treated as a REMIC made after the day on which such issuing entity issues all of its interests could result in the imposition of a tax on the issuing entity equal to 100% of the value of the contributed property. The Issuing Entity will not accept contributions that would subject it to such tax.

         In addition, an issuing entity that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the Issuing Entity will recognize net income from foreclosure property subject to federal income tax.

         Where the above-referenced prohibited transactions tax, tax on contributions to an issuing entity, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Servicer or the Trustee in either case out of its own funds. In the event that either the Servicer or the Trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Issuing Entity first with amounts that might otherwise be distributable to the holders of certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Issuing Entity.

         For further information regarding the federal income tax consequences of investing in the certificates, see "Material Federal Income Tax Consequences--REMICs" in the prospectus.

                           BENEFIT PLAN CONSIDERATIONS

         Section 406 of ERISA prohibits "parties in interest" with respect to a Plan subject to ERISA and Section 4975 of the Code prohibits "disqualified persons" with respect to a Plan subject thereto from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes and other penalties on prohibited transactions involving Plans subject to that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans subject to Title I of ERISA in certain circumstances. Any Plan fiduciary proposing to cause a Plan to acquire the certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and holding of the certificates. See "ERISA Considerations" in the prospectus.

         The U.S. Department of Labor has granted Merrill Lynch, Pierce, Fenner & Smith Incorporated an Exemption from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

         Except as described in the released prospectus supplement, it is expected that the Exemption will apply to the acquisition and holding of the certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, there will be no single mortgagor that is the obligor on five percent (5%) or more of the Mortgage Loans included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

                         LEGAL INVESTMENT CONSIDERATIONS


         The certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the certificates will constitute legal investments for them.

         No representations are made as to the proper characterization of the certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates. See "Legal Investment" in the prospectus.

         Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

         Accordingly, investors should consult their own legal advisors to determine whether and to what extent the certificates may be purchased by such investors. See "Legal Investment Considerations" in the prospectus.

                                    EXHIBIT A

PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans (or participation interests in mortgage loans) and/or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - mortgage pass-through certificates or mortgage-backed securities evidencing interests in mortgage loans or secured thereby or certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

                The date of this Prospectus is August 26, 2005.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                               TABLE OF CONTENTS

                                   PROSPECTUS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     8
     Mortgage Loan Information in
       Prospectus Supplements.......     8
     MBS............................    10
     Government Securities..........    12
     Pre-Funding Account............    12
     Accounts.......................    12
     Credit Support.................    12
     Cash Flow Agreements...........    13
Use of Proceeds.....................    13
Yield Considerations................    13
     General........................    13
     Pass-Through Rate and
       Interest Rate................    13
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    14
     Prepayments--Maturity and
       Weighted Average Life........    15
     Other Factors Affecting
       Weighted Average Life........    16
The Depositor.......................    17
Description of the Securities.......    18
     General........................    18
     Categories of Classes of
       Securities...................    19
     Distributions..................    22
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    25
     Advances in Respect of
       Delinquencies................    25
     Reports to Securityholders.....    26
     Termination....................    28
     Book-Entry Registration and
       Definitive Securities........    28
Recombinable Securities.............    31
     General........................    31
     Exchanges......................    32
     Procedures and Exchange
       Proportions..................    34
Description of the Agreements.......    35
     Agreements Applicable to a
       Series.......................    35
     Assignment of Assets;
       Repurchases..................    36
     Representations and Warranties;
       Repurchases..................    38
     Collection Account and Related
       Accounts.....................    39
     Collection and Other Servicing
       Procedures...................    43
     Sub-Servicers..................    43
     Realization upon Defaulted
       Whole Loans..................    44
     Primary Mortgage Insurance
       Policies.....................    45
     Hazard Insurance Policies......    46
     Fidelity Bonds and Errors and
       Omissions Insurance..........    47
     Due-on-Sale Provisions.........    48
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    48
     Evidence as to Compliance......    48
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    49
     Events of Default under the
       Agreement....................    50
     Rights upon Event of Default
       under the Agreement..........    51
     Amendment......................    52
     The Trustee....................    52
     Duties of the Trustee..........    52
     Certain Matters Regarding the
       Trustee......................    53
     Resignation and Removal of the
       Trustee......................    53
     Certain Terms of the
       Indenture....................    54
Description of Credit Support.......    56
     General........................    56
     Subordinate Securities.........    57
     Cross-Support Provisions.......    57
     Insurance or Guarantees........    57

     Letter of Credit...............    57
     Insurance Policies and Surety
       Bonds........................    57
     Reserve Funds..................    58
     Credit Support with Respect to
       MBS..........................    58
Certain Legal Aspects of Mortgage
  Loans.............................    58
     General........................    58
     Types of Mortgage
       Instruments..................    59
     Interest in Real Property......    59
     Cooperative Loans..............    59
     Foreclosure....................    60
     Junior Mortgages...............    64
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    64
     Environmental Legislation......    65
     Due-on-Sale Clauses............    66
     Subordinate Financing..........    66
     Applicability of Usury Laws....    66
     Alternative Mortgage
       Instruments..................    67
     Servicemembers Civil Relief
       Act..........................    68
     Forfeitures in Drug and RICO
       Proceedings..................    68
     The Contracts..................    68
Material Federal Income Tax
  Consequences......................    71
     General........................    72
     Grantor Trust Funds............    72
     New Withholding Regulations....    80
     REMICs.........................    80
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    96
     Tax Characterization of a Trust
       Fund as a Partnership........    99
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....   105
     FASIT Securities...............   108
Taxation of Classes of Recombinable
  Securities........................   111
     General........................   111
     Tax Status.....................   112
     Tax Accounting for Recombinable
       Securities...................   112
     Exchanges of Recombinable
       Securities...................   113
     Tax Treatment of Foreign
       Investors....................   113
     Backup Withholding.............   113
     Reporting and Administrative
       Matters......................   114
State Tax Considerations............   114
ERISA Considerations................   114
     General........................   114
     Prohibited Transactions........   114
     Availability of Underwriter's
       Exemption for Certificates...   115
     Review by Plan Fiduciaries.....   120
Legal Investment....................   121
Plan of Distribution................   123
Legal Matters.......................   124
Financial Information...............   124
Incorporation of Certain Information
  by Reference......................   124
Ratings.............................   125
Index of Defined Terms..............   126

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer or any of their affiliates.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- Unless otherwise specified in the related prospectus supplement, a series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securi-ties in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans or participation interests in mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts,

      (ii) pass-through certificates or other mortgage-backed securities (such as debt obligations or participation interests or certificates) evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS") or

      (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to both whole Mortgage Loans (or certain balances thereof) and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans (or certain balances thereof) that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

      Unless otherwise specified in the related Prospectus Supplement, the Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

General

      Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      Participation interests in a Mortgage Loan or a loan pool will be purchased by the Depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the Depositor under the Participation Agreement will be evidenced by a participation certificate (a "Participation Certificate"). The trustee will be the holder of a Participation Certificate. Unless otherwise specified in the related Prospectus Supplement, the trustee will not be in possession of or be assignee of record with respect to the Mortgage Loans represented by any Participation Certificate.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

"Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Except as otherwise described in the related Prospectus Supplement, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

      If specified in the related Prospectus Supplement, principal collections received on the Mortgage Loans may be applied to purchase additional Mortgage Loans which will become part of the Trust Fund for a series. Such additions may be made to the extent that such additions could be made in connection with a Trust Fund with respect to which a REMIC election has been made. The related Prospectus Supplement will set forth the characteristics that such additional Mortgage Loans will be required to meet. Such characteristics will be specified in terms of the categories described in the second preceding paragraph.

Payment provisions of the mortgage loans

      Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will:

      (i) have individual principal balances at origination of not less than $25,000,

      (ii)    have original terms to maturity of not more than 40 years, and

      (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

MBS

      Any MBS will have been issued pursuant to a pooling and servicing agreement, a participation agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Securities under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

      The Prospectus Supplement for a series of Securities evidencing interests in Mortgage Assets that include MBS will specify, to the extent available to the
Depositor:

      (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund,

      (ii) the original and remaining term to stated maturity of the MBS, if applicable,

      (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both,

      (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any,

      (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features,

      (vi)     the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

      (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS,

      (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity,

      (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS,

      (x)     the servicing fees payable under the MBS Agreement,

      (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph,

      (xi)     the trust fund evidenced or secured by the MBS, and

      (xiii)   whether Depository Trust Company or the Participants Trust
               Company.

Each MBS will be either:

      (i) a security exempted from the registration requirements of the Securities Act,

      (ii) a security that has been previously registered under the Securities Act or

      (iii) a security that is eligible for sale under Rule 144(k) under the Securities Act.

In the case of clause (iii), such security will be acquired in a secondary market transaction not from the issuer thereof or an affiliate of such issuer.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or other type of credit support consistent with the foregoing, or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Unless otherwise specified in the related Prospectus Supplement, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-

Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, a Trust Fund may include additional Mortgage Loans (or certain balances thereof) that will be transferred to the Trust from time to time and/or, in the case of revolving Home Equity loans or certain balances thereof, any additional balances advanced to the borrowers under the revolving Home Equity loans during certain periods. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first

                    Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below.

Unless otherwise provided in the Prospectus Supplement, Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

      The Prospectus Supplement for any series of Securities evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO SECURITYHOLDERS

      Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Whole Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Whole Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for

DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Unless otherwise specified in the related Prospectus Supplement, Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                            RECOMBINABLE SECURITIES

GENERAL

      If provided in the related prospectus supplement, one or more classes of offered securities will be recombinable securities. In each series that includes recombinable securities, all of the classes of recombinable securities listed on the cover page of the related prospectus supplement will be issued. Holders of one or more of the specified classes of recombinable securities will be entitled, upon notice and payment to the trustee of a fee, to exchange all or a portion of such securities for proportionate interests in one or more of the other specified classes of recombinable securities.

      The classes of recombinable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of recombinable securities will be referred to as "Combinations." The Combinations for the recombinable securities in a series, if any, will be described in the prospectus supplement for that series.

      The classes that are to be the basis for any such exchange will be deposited in a separate trust fund (the "Recombinable Securities Trust Fund") established pursuant to a trust agreement between a trustee and the depositor. The trustee of the trust fund which issues the securities described in the related prospectus supplement may also serve as the trustee of the Recombinable Securities Trust Fund. The Recombinable Securities Trust Fund initially will issue classes of recombinable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after the issuance of the recombinable securities, including immediately after such issuance, the classes of recombinable securities or any portion thereof may be exchanged for other related classes of recombinable securities that are part of the same Combination, as specified in the related prospectus supplement. Simultaneously with such exchange, the Recombinable Securities Trust Fund will cancel the relevant portion or portions of the class or classes of recombinable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related recombinable securities into which such class or classes of securities are exchangeable. Any recombinable security received in an exchange may be subject to an unlimited amount of exchanges thereafter. Each recombinable security issued by a Recombinable Securities Trust Fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

      In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of recombinable securities of that series, except where the context requires otherwise. For example, the classes of recombinable securities of a series are entitled to receive distributions of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in certain minimum denominations, may be provided with various forms of credit enhancement, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Investment" apply to recombinable securities as well as securities.

EXCHANGES

      The ability of a holder to exchange recombinable securities for other recombinable securities within a Combination will be subject to three constraints, as follows:

      - The aggregate principal balance of the recombinable securities received in the exchange, immediately thereafter, must equal that of the recombinable securities surrendered for such exchange immediately prior to the exchange (for this purpose, the principal balance of any interest only class will always equal $0).

      - The aggregate amount of annual interest (the "Annual Interest Amount") payable with respect to the recombinable securities received in the exchange must equal that of the recombinable securities surrendered for exchange.

      - Such classes must be exchanged in the applicable proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal balance (or original notional principal balances, if applicable) of such classes.

      Within any particular series, more than one type of Combination may exist. For example, a class of recombinable securities with a certificate rate that adjusts based on an index and a class of recombinable securities with a certificate rate that adjusts inversely based on an index may be exchangeable for a class of recombinable securities with a fixed certificate rate. Under another Combination, a class of recombinable securities that is a principal only class and a class of recombinable securities that is an interest only class may be exchanged for a class of recombinable securities that is entitled to distributions of both principal and interest. Further, a class of recombinable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of recombinable securities that is entitled to principal payments from such accretions may be exchanged for a class of recombinable securities that is entitled to payments of interest continuously from the first distribution date until the principal balance thereof has been reduced to zero. Under another Combination, a class of recombinable securities that is entitled to principal payments in accordance with a schedule or a planned amortization class and a class of recombinable securities that is entitled to principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchanged for a class of recombinable securities that is entitled to principal payments continuously from the first distribution date on which it receives principal until the principal balance thereof has been reduced to zero and that also receives a coupon. The foregoing examples describe only some of the types of Combinations that are possible.

      Set forth below are additional examples that illustrate in simple mathematical terms how certain Combinations might operate. The first example illustrates a Combination of a floating rate recombinable security and an inverse floating rate recombinable security which are exchangeable for a single class of recombinable securities with a fixed interest rate:

                                                                       MAXIMUM
         ORIGINAL                                                     ORIGINAL
         PRINCIPAL                                                    PRINCIPAL    INTEREST
CLASS     AMOUNT      INTEREST RATES   MAX RATE   MIN RATE   CLASS     AMOUNT       RATES
-----   -----------   --------------   --------   --------   -----   -----------   --------
RS-1    $10,000,000   LIBOR* + 0.55%     8.50%      0.55%    RS-3    $20,000,000     4.25%
RS-2    $10,000,000    7.95% - LIBOR     7.95%      0.00%

---------------

* For purposes of this example, LIBOR shall be equal to 1.375% per annum.

      The following example illustrates a Combination in which recombinable securities of a principal only class and recombinable securities of an interest only class are exchanged for recombinable securities of a class that are entitled to distributions of principal and interest:

              ORIGINAL                                MAXIMUM ORIGINAL
CLASS     PRINCIPAL AMOUNT   INTEREST RATES   CLASS   PRINCIPAL AMOUNT   INTEREST RATES
-----     ----------------   --------------   -----   ----------------   --------------
RS-IO*      $10,000,000            10%        RS-3      $10,000,000            10%
             (notional)
RS-PO**     $10,000,000             0%

---------------

 * Class RS-IO is an interest only certificate and will receive no principal payments.

** Class RS-PO is a principal only certificate and will receive no interest payments.

      In some series, a Combination may include a number of classes of recombinable securities that may be exchanged for one another and that will enable a holder of one of the classes of recombinable securities to exchange it for another class of recombinable securities with a higher or lower certificate rate. Such a Combination would require the creation of additional classes of recombinable securities that pay down on a pro rata basis. The following table illustrates various Combinations for a single class of recombinable securities having a principal balance of $40,000,000 and a certificate rate of 8.50% per annum.

              ORIGINAL                                MAXIMUM ORIGINAL
 CLASS    PRINCIPAL AMOUNT   INTEREST RATES   CLASS   PRINCIPAL AMOUNT   INTEREST RATES
-------   ----------------   --------------   -----   ----------------   --------------
RS-4        $40,000,000           8.50%       RS-5      $15,000,000           6.50%
RS-6        $25,000,000           9.00%
RS-7*       $ 2,187,500           8.00%
             (notional)
RS-4        $40,000,000           8.50%       RS-8      $23,000,000           9.50%
RS-9        $12,500,000           9.72%
RS-10**     $ 4,500,000           0.00%

---------------

 * Class RS-7 is an interest only certificate and will receive no principal payments.

** Class RS-10 is a principal only certificate and will receive no interest payments.

      The foregoing table shows the maximum amount of each other class of recombinable securities that can be created from the related Class RS-4 recombinable security. Such Combinations could not exist concurrently in their maximum amounts, as any Combination is limited to the amount of principal and interest distributable on the related recombinable security to be exchanged. One method of calculating the maximum amount that can be created in a specific Combination is to determine the Annual Interest Amount applicable to the recombinable security to be exchanged, and divide such interest amount by the coupon of the desired recombinable security. The resulting principal balance can in no case be greater than the principal balance of recombinable securities to be exchanged. Using the first Combination in the foregoing table, if the holder of the Class RS-4 recombinable security desires to create the Class RS-5 and Class RS-6 recombinable securities, the holder would also have to create an interest only recombinable security, Class RS-7. Since the Annual Interest Amount of the Class RS-4 recombinable security is equal to $3,400,000 and the Annual Interest Amount for the Class RS-5 recombinable security and the Class RS-6 recombinable security is equal to $975,000 and $2,250,000, respectively, the holder of the Class RS-4 recombinable security would have to create the Class RS-7 interest only certificate to receive the remaining $175,000 of interest. The notional amount of the Class RS-7 recombinable securities would be calculated by dividing the Annual Interest Amount ($175,000) by the certificate rate applicable thereto (8.00%) to determine the notional amount ($2,187,500).

      Similarly, if the holder of the Class RS-4 recombinable security desires to create the Class RS-8 and Class RS-9 recombinable securities, the holder of the Class RS-4 recombinable security would have to create a principal only recombinable security, Class RS-10, in order to ensure that the principal amount of the Class RS-4 recombinable security ($40,000,000) was maintained after the exchange and that the Annual Interest Amount applicable to the Class RS-4 recombinable security ($3,400,000) was completely utilized. The sum of the principal amount of the Class RS-8 recombinable security ($23,500,000) and the principal amount of the Class RS-9 recombinable security ($12,500,000) is equal to $35,500,000. The sum of the Annual Interest Amount applicable to the Class RS-8 recombinable security ($2,185,000) and the Annual Interest Amount applicable to the Class RS-9 recombinable security ($1,215,000) is equal to $3,400,000. Since the total amount of Annual Interest applicable to the Class RS-4 recombinable security has been utilized, the Class RS-10 recombinable security would not be entitled to interest, but would be required to have a principal balance of $4,500,000.

      The foregoing examples highlight various Combinations of recombinable securities which differ in interest characteristics (i.e., interest only classes, principal only classes and classes which are entitled to distributions of principal and interest). In certain series, a securityholder may also be able to exchange its recombinable securities for other recombinable securities that have different principal payment characteristics. For example, an exchange of two or more classes of recombinable securities for a single class of recombinable securities may result in a recombinable security with the aggregate principal payment characteristics of the classes of recombinable securities for which it was exchanged. In addition, in certain series, recombinable securities may be exchangeable for other recombinable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

      At any given time, a number of factors will limit a securityholder's ability to exchange recombinable securities for other recombinable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of recombinable securities. The securityholder of a class of recombinable securities may be unable or unwilling to sell such securities or the sale of such recombinable securities may be subject to certain transfer restrictions imposed by the structure of the transaction or applicable law, such as the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). In addition, the amount and timing of principal payments to the securityholders will, over time, diminish the amounts available for a desired exchange.

PROCEDURES AND EXCHANGE PROPORTIONS

      To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional principal) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

      An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of recombinable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      Where exchange proportions are shown in the related prospectus supplement for classes of recombinable securities, the Issuer will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class Factor (as defined below) and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding recombinable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. The "Class Factor" for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month. A Class Factor for each interest only class having a notional principal amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional principal amount of the interest only class in an analogous manner.

      The first payment on a recombinable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. Unless otherwise described in the related Prospectus Supplement, the Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities or MBS, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of MBS or Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each Whole Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

      The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, unless otherwise specified in the related Prospectus Supplement, the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will not be delivered to the Trustee (or a custodian), but will be retained by the Master Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will not be recorded, unless otherwise provided in the related Prospectus Supplement.

      With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Whole Loan;

      (iii)   the authority of the Warranting Party to sell the Whole Loan;

      (iv)    the payment status of the Whole Loan;

      (v) in the case of a Whole Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Securityholders. If such

Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

      Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Assets;

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, unless otherwise specified in the related Prospectus Supplement or the related Agreement, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Whole Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or, in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-

Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED WHOLE LOANS

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent.

      Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any

Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Whole Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Whole Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Whole Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Whole Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Whole Loan;

      - failure to construct the property subject to the Whole Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Whole Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Whole Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the

Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

      The Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for mortgages serviced for Freddie Mac or such other audit or attestation program used by the Master Servicer, the servicing by or on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other audit or attestation program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac or such other audit or attestation program used by such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

      Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

      Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans.

      Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Unless otherwise provided in the related Prospectus Supplement, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      Unless otherwise described in the related Prospectus Supplement, the holders of Securities representing at least 66% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such

Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      Unless otherwise provided in the related Prospectus Supplement for a series of Securities the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the Prospectus Supplement for a series of Securities, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP or Thacher Proffitt & Wood will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

      Unless otherwise specified in the related Prospectus Supplement, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP or Thacher Proffitt & Wood will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made.

Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other OID on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP or Thacher Proffitt & Wood will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with

OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain proposed contingent payment rules contained in regulations issued on December 15, 1994, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

      (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular

Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular

Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-

Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   the income will apply.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual

Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently proposed regulations would require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The proposed regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the proposed regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The proposed regulations also provide that such a fee shall be treated as income from sources within the United States. The regulations are proposed to become effective for taxable years ending on or after the date the regulations are adopted as final regulations. It is not known whether the proposed regulations will become adopted as final regulations or, if they are adopted as final regulations, whether they will be adopted in their current form. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the

REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or

(ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See

"--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP or Thacher Proffitt & Wood, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage

Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP or Thacher Proffitt & Wood, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Assets, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

      General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

      FASIT Securities will be classified as either FASIT regular securities ("FASIT Regular Securities"), which generally will be treated as debt for federal income tax purposes, or FASIT ownership securities ("FASIT Ownership Securities"), which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The Prospectus Supplement for each series of Securities will indicate whether one or more FASIT elections will be made for that series and which Securities of such series will be designated as FASIT Regular Securities, and which, if any, will be designated as FASIT Ownership Securities.

      Qualification as a FASIT. The Trust Fund underlying a series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and
(iii) the Trust Fund is not a regulated investment company as defined in Code
Section 851(a).

      Asset Composition. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include:

      (i)    cash or cash equivalents,

      (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate),

      (iii)    foreclosure property,

      (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

      (v) contract rights to acquire assets described in clause (ii) or clause (iv) above,

      (vi)    FASIT regular interests, and

      (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

      Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation.

      A FASIT interest generally qualifies as a regular interest if:

      (i)    it is designated as a regular interest,

      (ii)    it has a stated maturity no greater than thirty years,

      (iii)    it entitles its holder to a specified principal amount,

      (iv) the issue price of the interest does not exceed 125% of its stated principal amount,

      (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

      (vi)    if it pays interest, such interest is payable at either

            (a) fixed rate with respect to the principal amount of the regular interest or

            (b) a permissible variable rate with respect to such principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Variable Rate REMIC Regulation Certificate."

      If a FASIT Regular Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Regular Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the FASIT Regular Security, the FASIT Regular Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Material Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

      Consequences of Disqualification. If a series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Under proposed regulations under the FASIT provisions of the Code, if a FASIT fails to continue to qualify as a FASIT, (i) its subsequent characterization for federal income tax purposes will be determined under general federal income tax principles, (ii) the holders of the FASIT Ownership Securities will be treated as exchanging the assets of the FASIT for an amount equal to their value and will be subject to tax on all gain realized, on an asset-by-asset basis, on such exchange, (iii) the holders of the FASIT Ownership Securities must recognize cancellation of indebtedness income to the extent that the adjusted issue price of the FASIT Regular Securities immediately before the termination exceeds the fair market value of those interests immediately before the termination, (iv) any continuing interest of the holders of the FASIT Ownership Securities in the Trust Fund following cessation will be characterized under general federal income tax principles and (v) holders of FASIT Regular Securities will be treated as exchanging their FASIT Regular Securities for interests in the underlying economic arrangement and will recognize gain on such exchange if their interest in the underlying economic arrangement is not classified as debt or is treated as debt that differs materially in kind or extent from their FASIT Regular Securities. There can be no assurance regarding whether the proposed regulations will be finalized and the specific provisions that may be included in the regulations when they are finalized.

      Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" "--Original Issue Discount and Premium" and "--Market Discount" and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

      If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Sale, Exchange or Redemption." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of default and delinquencies of the underlying Assets, the holder of such FASIT Regular Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates", "--Effects of Default and Delinquencies" and "--Treatment of Realized Losses."

      FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on such Securities will be considered interest described in Code Section 856(c)(3)(B) to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Material Federal Income Tax Consequences--REMICs." In addition, FASIT Regular Securities held by a financial institution to which Code Section 585 applies will be treated as evidences of indebtedness for purposes of Code Section 582(c)(1). FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

      Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Regular Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

      The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular

Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

      Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Ownership Securities as are the holders of High-Yield Interests. See "Material Federal Income Tax Consequences--FASIT Securities--Treatment of High-Yield Interests."

      Rules similar to the wash sale rules applicable to REMIC Residual Securities also apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such FASIT Ownership Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code Section 475 by such holder, then Code Section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the security's value under present law or the security's value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually. The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

      Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Information Reporting and Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

                 TAXATION OF CLASSES OF RECOMBINABLE SECURITIES

GENERAL

      The arrangement pursuant to which the recombinable securities of a series are created, sold and administered (an "RS Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for recombinable securities will be the assets of the RS Pool and the classes of recombinable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of recombinable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of recombinable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of recombinable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR RECOMBINABLE SECURITIES

      A class of recombinable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a recombinable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of recombinable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such recombinable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a recombinable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the recombinable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a recombinable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

      If a holder exchanges a single class of recombinable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of recombinable securities that may be exchanged for a single class of recombinable securities that is identical to a class of securities that is on deposit in the related recombinable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF RECOMBINABLE SECURITIES

      An exchange of an interest in one or more classes of recombinable securities for an interest in one or more other related classes of recombinable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of recombinable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of recombinable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of recombinable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code
Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Assets and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity investment in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      - The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

      - Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities"

(12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the

Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York or Thacher Proffitt & Wood, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to:
Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary, telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS

1986 Act............................    77
Accretion Directed..................    19
Accrual Class.......................    22
Accrual Securities..................    18
Accrued Security Interest...........    23
Agreement...........................    35
Allowable Interest Rate.............   117
Allowable Notional Amount...........   117
Amortizable Bond Premium
  Regulations.......................    74
Annual Interest Amount..............    32
Applicable Amount...................    92
ARM Loans...........................     9
Assets..............................     7
Asset Seller........................     7
Available Distribution Amount.......    22
Average Interest Rate...............   116
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    16
Buydown Period......................    16
Cash Flow Agreement.................    13
Cede................................    29
CEDEL...............................    29
CEDEL Participants..................    29
Certificates........................    18
Class Factor........................    35
Closing Date........................    82
Code................................    71
Collection Account..................    39
Combinations........................    31
Companion Class.....................    19
Component...........................    19
Component Securities................    19
Cooperative Loans...................    59
Cooperatives........................     8
Contributions Tax...................    94
Covered Trust.......................    56
CPR.................................    15
Credit Support......................    12
Deferred Interest...................    79
Definitive Securities...............    18
Depositaries........................    30
Depositor...........................     7
Designated Transactions.............   116
Determination Date..................    22
DTC.................................    28
Due Period..........................    22
Eligible C Corporation..............    98
Eligible Corporations...............   109
ERISA...............................    34
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   115
Exchanged Class.....................   113
EYS Agreement.......................   118
FASIT Qualification Test............   108
FASIT Regular Securities............   108
FASIT Ownership Securities..........   108
FDIC................................    39
Fixed Rate Class....................    21
Floating Rate Class.................    21
Government Securities...............     7
Home Equity Loans...................     9
Home Improvement Contracts..........     9
Indenture...........................    18
Indenture Trustee...................    36
Indirect Participants...............    28
Insurance Proceeds..................    40
Interest-Only Class.................    21
Inverse Floating Rate Class.........    21
Investor Based Exemptions...........   120
IO..................................   108
L/C Bank............................    57
Labor...............................   114
Legislative History.................    78
Leveraged...........................   118
Liquidation Proceeds................    40
Loan-to-Value Ratio.................     8
Lockout Class.......................    19
Manufactured Housing Contracts......     9
Master REMIC........................    81
MBS.................................     7
MBS Agreement.......................    10
MBS Issuer..........................    10
MBS Servicer........................    10
MBS Trustee.........................    10
Merrill Lynch.......................   123
Mezzanine Securities................    20
Model Law...........................   122
Mortgage Assets.....................     7
Mortgage Loan Group.................    18
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    10
Mortgages...........................     8
NAS Class...........................    19
NCUA................................   121
New Regulations.....................    80
Nonrecoverable Advance..............    25
Notional Amount Class...............    19
OID.................................    72
OID Regulations.....................    74
Originator..........................     8
OTS.................................   122
PAC.................................    19
Participation Agreement.............     8
Participation Certificate...........     8
Participants........................    28
Parties In Interest.................   114
Pass-Through Rate...................    23
Payment Lag Certificates............    88
Permitted Investments...............    40
Plan Asset Regulations..............   114
Planned Amortization Class..........    19
Plans...............................   114
Policy Statement....................   122
Pooling and Servicing Agreement.....    35
Pre-Funded Amount...................    12
Pre-Funding Period..................   116
Prepayment Assumption...............    78
Primary Mortgage Insurance Policy...    45

Principal-Only Class................    22
Prohibited Transactions Tax.........    94
Purchase Price......................    39
PTCE................................   118
PTE.................................   115
Rating Agency.......................   116
Received Class......................   113
Recombinable Securities Trust
  Fund..............................    31
Record Date.........................    22
Refinance Loans.....................     8
Related Proceeds....................    25
Relief Act..........................    68
REMIC Certificates..................    80
REMIC Regular Certificateholders....    82
REMIC Regular Certificates..........    80
REMIC Regulations...................    71
REMIC Residual Certificateholder....    89
REMIC Residual Certificates.........    80
Retained Interest...................    48
RS Pool.............................   111
Scheduled Amortization Class........    20
Security............................    36
Security Balance....................    24
Security Owners.....................    28
Senior Securities...................    18
Senior Support Securities...........    20
Sequential Pay Class................    20
Servicing Agreement.................    35
Servicing Standard..................    43
Short-Term Note.....................   100
Similar Law.........................   114
Single Family Mortgage Loan.........     7
Single Family Property..............     7
SMMEA...............................   121
SMMEA Securities....................   121
SPA.................................    15
Step-up Class.......................    22
Strip...............................   112
Strip Class.........................    20
Stripped ARM Obligations............    79
Stripped Bond Certificates..........    76
Stripped Coupon Certificates........    76
Stripped Interest Securities........    18
Stripped Principal Securities.......    18
Subordinate Securities..............    18
Subsequent Assets...................    12
Sub-Servicer........................    43
Sub-Servicing Agreement.............    43
Subsidiary REMIC....................    81
Super-Premium Certificates..........    83
Super Senior Securities.............    20
Support Class.......................    21
Swap................................   117
Swap Agreement......................   117
TAC.................................    21
Targeted Amortization Class.........    21
Tax Counsel.........................   105
Terms and Conditions................    30
Title V.............................    66
Title VIII..........................    67
Trust Agreement.....................    35
U.S. Person.........................    71
UCC.................................    28
Underlying MBS......................     7
Underlying Mortgage Loans...........     7
Value...............................     8
Variable Rate Class.................    21
Voting Rights.......................    51
Warranting Party....................    38
Whole Loans.........................     7

                     [This page intentionally left blank.]